QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.63

FORM OF

LOAN AGREEMENT

by and among

WYNN LAS VEGAS, LLC,
AS BORROWER,

WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION,
NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS COLLATERAL AGENT,

and

THE PERSONS LISTED ON SCHEDULE IA HERETO,
AS LENDERS

dated as of October    , 2002

BANC OF AMERICA LEASING & CAPITAL, LLC
AND
DEUTSCHE BANK SECURITIES INC.,
AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNING MANAGERS

i

APPENDICES
Appendix I	—	Definitions
SCHEDULES
SCHEDULE IA1	—	Lenders' Commitment Percentage
SCHEDULE IA2	—	Lenders' Allocated Commitment Amount
SCHEDULE IB	—	Addresses for Notice and Payment
SCHEDULE II	—	Principal Payment Schedule
Schedule 4.4	—	Consents, Authorizations, Filings and Notices
Schedule 4.9(b)	—	Trademarks, Service Marks and Trade Names
Schedule 4.9(c)	—	Patents
Schedule 4.9(d)	—	Copyrights
Schedule 4.9(e)	—	Trade Secrets
Schedule 4.9(f)	—	Intellectual Property Licenses
Schedule 4.15	—	Subsidiaries
Schedule 4.19(a)(1)	—	UCC Financing Jurisdictions and UCC Financing Statements To Remain on File
Schedule 4.24	—	Material Contracts
Schedule 4.25(a)	—	Real Estate
Schedule 4.25(b)	—	Assessments
Schedule 7.2(d)	—	Existing Indebtedness
Schedule 7.3(f)	—	Existing Liens
EXHIBITS
EXHIBIT A	—	Form of Note
EXHIBIT B	—	[Reserved]
EXHIBIT C	—	Form of Opinion of FAA Counsel to the Borrower and each Guarantor
EXHIBIT D	—	[Reserved]
EXHIBIT E	—	Form of Officer's Certificate of the Borrower
EXHIBIT F	—	Form of Assignment and Assumption Agreement
EXHIBIT G	—	Form of Disbursement Agreement
EXHIBIT H	—	Form of Intercompany Note
EXHIBIT I	—	Form of FF&E Guaranty
EXHIBIT J	—	Form of the Borrower Security Agreement
EXHIBIT K	—	Form of Aircraft Security Agreement
EXHIBIT L	—	Form of the Borrower Aircraft Assignment
EXHIBIT M	—	Form of Insurance Consultant Certificate

FORM OF

WYNN LAS VEGAS, LLC

LOAN AGREEMENT

        This LOAN AGREEMENT, dated as of October     , 2002 (as amended, supplemented or otherwise modified from time to time, this "Loan Agreement"), is by and among WYNN LAS VEGAS, LLC, a Nevada limited liability company (the "Borrower"), WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity (except as specifically set forth herein), but solely as collateral agent (the "Collateral Agent") and the Persons listed on Schedule IA hereto, as Lenders (each individually, together with any permitted successors and assigns, a "Lender," and, collectively, the "Lenders").

WITNESSETH:

        WHEREAS, the Lenders shall, on the terms and subject to the conditions hereinafter set forth, make loans to the Borrower on each Advance Date; and

        WHEREAS, the Borrower will use the proceeds of such Loans (i) to make an intercompany loan to World Travel, (ii) to purchase, finance and/or refinance the acquisition of the Equipment and (iii) to pay Transaction Costs;

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS.

        Section 1.1.    Use of Defined Terms.    Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix I hereto (whether directly or by reference) for all purposes hereof; and the rules of interpretation set forth in Appendix I hereto shall apply to this Loan Agreement.

SECTION 2.    CONDITIONS PRECEDENT TO DOCUMENT CLOSING DATE; FUNDINGS; APPLICATION OF PAYMENTS.

        Section 2.1.    Effectiveness of Loan Agreement.    This Loan Agreement shall be effective as of the Document Closing Date upon the satisfaction, and/or waiver by each of the Lenders, of each of the conditions precedent described in Section 3.1 of the Disbursement Agreement.

        All documents and instruments required to be delivered on the Document Closing Date to any party shall be delivered at the offices of Latham & Watkins (Los Angeles, California), or at such other location as the Collateral Agent and the Borrower may agree. The release by any party of its counterparts to this Loan Agreement shall constitute conclusive evidence of its satisfaction with the form and substance of each of the items so delivered under this Section 2.1.

        Section 2.2.    [Reserved].

        Section 2.3.    Fundings Generally.

        (a)(i)Subject to the terms and conditions of this Loan Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, upon receipt of the initial Advance Request, on the Initial Advance Date, each Lender shall make an Advance to the Borrower, which Advance shall be loaned by the Borrower to World Travel pursuant to the Intercompany Note, by making available by wire transfer in accordance with the instructions set forth in such Advance Request pursuant to Section 2.3(c) an amount in immediately available funds on the Initial Advance Date equal to such Lender's Aircraft Commitment Percentage of the aggregate amount of such requested Advance.

          (ii)  Subject to the terms and conditions of this Loan Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, upon receipt of an Advance Request, on each Advance Date (other than Initial Advance Date), each Lender shall make an Advance to the Borrower for the payment of the Purchase Price of the Items of Equipment being acquired on such Advance Date by making available to Disbursement Agent by wire transfer in accordance with the instructions set forth in the Advance Request an amount in immediately available funds on such Advance Date equal to (A) such Lender's Gaming Commitment Percentage of the aggregate amount of the requested Advance which represents the Purchase Price of Gaming Equipment and (B) such Lender's Non-Gaming Equipment Commitment Percentage of the aggregate amount of the requested Advance which represents the Purchase Price of Non-Gaming Equipment.

        (b)    Notes.    Each Lender's Commitment shall be evidenced by a note (a "Note") issued by the Borrower to such Lender and repayable in accordance with, and with Interest accruing pursuant to, the terms of this Loan Agreement.

        (c)    Advances to the Borrower.    (i) Subject to clauses (ii) and (iii) below, any Advance required to be made by a Lender pursuant to any Operative Document shall be made by the Lenders depositing funds into the Collection Account (as referenced in Section 2.3.3 of the Disbursement Agreement) in the amount of such Advance to be disbursed by the Borrower or by the Disbursement Agent on behalf of the Borrower to the applicable Seller or, with respect to Transaction Costs, the Persons entitled thereto. Such funding by the Lenders shall be deemed to constitute (A) the required funding from the Lenders pursuant to this Loan Agreement and the Disbursement Agreement and (B) the corresponding Advance to the Borrower.

          (ii)  Notwithstanding the foregoing, the Advance required to be made by the Lenders on the Initial Advance Date shall be made by the Lenders depositing funds into the account of the Collateral Agent for further distribution to the lender under the Original Aircraft Financing Documents or the Company's Funds Account (as defined in the Disbursement Agreement) as appropriate. Such Funding shall represent a loan to the Borrower which shall be forwarded on behalf of the Borrower's obligation to fund the Intercompany Note and shall be further forwarded in part to the lender under the Original Aircraft Financing a Documents on behalf of World Travel's use of the proceeds of such Intercompany Note.

          (iii)  Notwithstanding the foregoing, the Advance required to be made by the Lenders pursuant to Section 2.8 of the Disbursement Agreement and which represents the FF&E Reimbursement Advance (as defined in the Disbursement Agreement) shall be made by the Lenders depositing funds into the Company's Funds Account (as defined in the Disbursement Agreement).

        (d)    Advances; Limitations and Limits.    In addition to any other provision hereof, Lenders shall not be obligated to make an Advance to the Borrower, and no Lender shall be obligated to fund any Loan to the Disbursement Agent, if, after giving effect to such Advance or Funding, (i) the aggregate outstanding amount of Loans would exceed the Aggregate Commitment Amount, (ii) the aggregate amount of funds so provided by such Lender or Funding would exceed the amount of its Commitment in the aggregate or (iii) the aggregate amount of funds so provided by such Lender or Funding would exceed the amount of its Allocated Commitment with respect to the Type of Equipment or the Aircraft to be funded with such Advance.

        There shall be no more than one Advance made during any calendar month, which shall be made on the Advance Date occurring in such month. Each Advance shall be in a minimum amount not less than the lesser of $1,000,000 or the combined available Commitment of all of the Lenders with respect to such Type of Equipment or such other amount as the Borrower and Collateral Agent shall agree. All remittances made by Lenders for the funding of any Advance (other than on the Initial Advance Date)

shall be made in immediately available federal funds by wire transfer to the Collection Account for deposit not later than 12:00 p.m. New York time, on the applicable Advance Date. The Funding by each Lender to the Collection Account of its respective portion of an Advance shall constitute authorization and direction by such party to Disbursement Agent to make an advance pursuant to the Operative Documents.

        (e)    Termination of Commitments.    Notwithstanding anything in this Loan Agreement to the contrary, the Commitments shall terminate and no Lender shall be obligated to make any fundings in respect of any Advance, and no Advance Date may thereafter occur upon the occurrence of the earlier of (A) 3:00 p.m., New York time on the Commitment Termination Date and (B) a termination of the Lenders' Commitments pursuant to Section 9.1.

        Section 2.4.    Preliminary Notice Review.

        (a)    Preliminary Notice.    Pursuant to the terms of Section 2.4.1(c) of the Disbursement Agreement, the Borrower and/or the Disbursement Agent, as applicable, shall deliver to Collateral Agent a copy of Appendix XI to the preliminary Advance Request and upon receipt thereof, Collateral Agent shall promptly forward such copy of Appendix XI to the preliminary Advance Request to each Lender.

        (b)    Review.    The Lenders shall have the right to disapprove any items of Eligible FF&E Collateral (as defined in the Disbursement Agreement) listed by the Borrower in Appendix XI to the Company's preliminary Advance Request as items to be funded in part by the Loans; provided, however, that any Lender's failure to so disapprove any items of Eligible FF&E Equipment identified by the Borrower on such Appendix XI within 5 Business Days from the Borrower's delivery thereof shall be deemed to constitute such Lenders' approval thereof and the items of Eligible FF&E Equipment identified on such Appendix XI shall be funded in part by the Loans.

        (c)    Approval.    In the event the Collateral Agent shall have received notice of the disapproval by the Required Lenders of all or any portion of the Eligible FF&E Collateral, the Collateral Agent shall so inform the Disbursement Agent pursuant to the terms of Section 2.4.1(e) of the Disbursement Agreement.

        Section 2.5.    Advance Dates.

        (a)    Notice and Closing.    Pursuant to the terms of Section 2.4.3 of the Disbursement Agreement, the Borrower and/or the Disbursement Agent, as applicable, shall deliver to Collateral Agent an irrevocable and final written notice substantially in the form of Exhibit C-1 to the Disbursement Agreement (an "Advance Request"), (and upon receipt thereof, Collateral Agent shall promptly forward such Advance Request to each Lender) setting forth:

            (i)  the proposed Advance Date;

          (ii)  a description of the Items of Equipment to be acquired and the Purchase Price (including a detailed description of the Transaction Costs to be funded by such Advance) applicable to each such Item of Equipment;

          (iii)  a statement of the amount of the requested Advance;

          (iv)  a certification by the Borrower that (A) such Advance complies with the limitations and conditions set forth in Section 2.3(d), and (B) all conditions to the making of such Advance under Section 4 have been satisfied except to the extent previously waived; and

          (v)  wire transfer instructions for the disbursement of the appropriate amount of funds to the appropriate account for disbursement in the manner described in Section 2.3.

        All documents and instruments required to be delivered on any Advance Date pursuant to the Operative Documents shall be delivered to the Collateral Agent, or at such other location as the

Collateral Agent and the Borrower may agree. On the scheduled Advance Date, and subject to the satisfaction of the conditions set forth in this Section 2.5(a) and in Section 4, Lenders shall fund the amount of the Advance by wire transfer to the appropriate account for disbursement in the manner described in Section 2.3.

        (b)    Commitment.    Subject to compliance by the Borrower with the terms of this Loan Agreement and the satisfaction or waiver of the conditions set forth in this Section 2 and in Section 4, the Lenders shall disburse the respective amounts of their Commitments in accordance with the requirements of this Loan Agreement and the other Operative Documents.

        (c)    Notes; Notations.    Each Lender is hereby authorized to record the date and amount of each funding made in respect of an Advance, each payment or repayment of principal and the length of each Payment Period with respect thereto on the grid annexed to and constituting a part of each Note issued to such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure to make any such recordation or any errors in such recordation shall not affect the obligation of the Borrower to pay principal and Interest.

        Section 2.6.    Mutilated, Destroyed, Lost or Stolen Notes.    (a) If any Note shall become mutilated, destroyed, lost or stolen, then upon the written request of the affected Lender, the Borrower shall execute and deliver to the affected Lender a new Note. Such new Note shall be: (i) recorded in the name in which such mutilated, destroyed, lost or stolen Note was recorded; (ii) in the same original face amount as such mutilated, destroyed, lost or stolen Note; and (iii) dated the date of such mutilated, destroyed, lost or stolen Note. If the Note being replaced has become mutilated, it shall be surrendered to the Borrower. If the Note being replaced has been destroyed, lost or stolen, the affected Lender shall furnish to the Borrower such security or indemnity as reasonably may be required by it to save the Borrower harmless from any loss and evidence satisfactory to the Borrower of the destruction, loss or theft of such Note and the ownership thereof. Upon request, the Collateral Agent shall advise the affected Lender of: (i) the aggregate principal amount of, and the aggregate accrued Interest on, such mutilated, destroyed, lost or stolen Note that were paid to any Lender thereof at any time prior to the delivery of such new Note; and (ii) the date to which Interest on such mutilated, destroyed, lost or stolen Note had been paid to any Lender thereof at the time of such delivery.

        (b)  Any duplicate Note issued pursuant to this Section 2.6 shall constitute complete and indefeasible evidence of ownership of such Note, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

        Section 2.7.    Fees.    The Borrower agrees to pay the fees set forth below (collectively, the "Fees"):

          (a)  on each Payment Date to each Lender, for its own account, a fee in an amount equal to (i) during the period from the Document Closing Date to, but not including, January 1, 2003, the product of 2.50% per annum multiplied by the amount of its Commitment that has not been funded on an Advance Date, (ii) during the period from and including January 1, 2003 to, but not including, July 1, 2003, the product of 3.00% per annum multiplied by the amount of its Commitment that has not been funded on an Advance Date and (iii) from and after July 1, 2003, the product of 4.00% per annum multiplied by the amount of its Commitment that has not been funded on an Advance Date (a "Commitment Fee");

          (b)  on the Document Closing Date, to the Collateral Agent for the benefit of each Lender, a fee in an amount as described in each Lender's respective Participation Fee Letter (the "Participation Fee");

          (c)  to Trust Company, for its own account, the fees set forth in the Collateral Agent Fee Letter, payable in the amounts and on the dates set forth therein; and

          (d)  on the Document Closing Date, to each Arranger, its respective Arrangement Fee.

SECTION 3.    OPTIONAL PAYMENTS; INTEREST AND PRINCIPAL PAYMENTS BY THE BORROWER.

        Section 3.1.    Optional Payments of Principal.

        (a)    Prepayment Option.    On any Payment Date occurring after the one year anniversary of the Initial Amortization Date or on any Payment Date in connection with a prepayment following a Disposition permitted by Section 7.5(e) or Section 7.5(p), upon at least 30 days' advance written notice from the Borrower to Collateral Agent and the Lenders, the Borrower may prepay (the "Prepayment Option") all, or, from time to time, any part, of the Loans, in amount not less than the Minimum Prepayment Amount in the case of a partial prepayment, at a price equal to the sum of (i) the Loan Balance to be so prepaid, plus (ii) all accrued but unpaid Interest thereon, plus (iii) the Applicable Administrative Charge, if any, plus (iv) any fees or other amounts owed under the Operative Documents payable by the Borrower. In the case of any partial prepayment, the Loan Balance to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid Loan Balance thereof and the Loan Balance to be prepaid with respect to any such Note shall be allocated pro rata by such Lender between the Allocated Aircraft Value and the Allocated Equipment Value represented by such Note in proportion, as nearly as practicable, to the respective Allocated Aircraft Value and Allocated Equipment Value represented by the unpaid Loan Balance thereof.

        (b)    Bank Prepayment Option.    Pursuant solely to the terms of Section 6 of the FF&E Intercreditor Agreement, the Eligible Payor (as defined in the FF&E Intercreditor Agreement) on behalf of the Borrower, may prepay (the "Bank Prepayment Option") all of the Loan Balance representing the Allocated Equipment Value, at a price equal to the sum of (i) the Allocated Equipment Value, plus (ii) all accrued but unpaid Interest thereon, plus (iii) the Applicable Administrative Charge which relates to such Allocated Equipment Value, if any, plus (iv) any accrued but unpaid fees or other amounts owed under the Loan Documents payable by the Borrower.

        (c)    Completion Prepayment Option.    In the event the Collateral Agent shall receive any remaining funds on deposit in the FF&E Proceeds Account (as defined in the Disbursement Agreement) pursuant to Section 2.9(e) of the Disbursement Agreement, the Collateral Agent shall, on behalf of the Borrower, prepay, to the extent of such remaining funds, the Loans which comprise such remaining funds, together with all accrued and unpaid Interest thereon. In the case of any such prepayment, the Loan Balance to be prepaid shall be allocated among the Notes held by the Lenders who Advanced such funds in proportion, as nearly as practicable, to the respective unpaid Loan Balance thereof.

        Section 3.2.    Scheduled Payments of Principal; Mandatory Prepayments.    (a) The Borrower shall pay to the Collateral Agent for the pro rata benefit of the Lenders the Required Prepayments, such payments to be due on each Payment Date in the amounts set forth on Schedule II hereto.

        (b)  The Borrower shall pay the unpaid principal amount of the Loans, in full, together with (i) Interest accrued thereon to the date of payment, and (ii) all other amounts then due and payable by the Borrower hereunder or under the other Operative Documents to the Lenders, including, without limitation, any Applicable Administrative Charge, on the Maturity Date.

        (c)  Upon the occurrence of a Casualty with respect to a portion of the Collateral that is not replaced pursuant to Section 8.1 hereof, the Borrower shall pay, subject to the FF&E Intercreditor Agreement and Section 3.8, to each Lender its pro rata portion of the Casualty Amount of such Collateral, such payment to be due on the date specified for payment with respect to such Casualty in Section 8.1 hereof.

        Section 3.3.    Interest Rates and Payment Dates.    (a) Each Loan shall bear Interest at the Interest Rate then in effect on the Loan Balance thereof.

        (b)  If all or a portion of the principal amount of, or accrued Interest on, any Loan, or any other amount payable hereunder, shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lenders under any Operative Document, bear interest at the rate per annum which is the greater of (i) 2% above the applicable Interest Rate then in effect and (ii) 2% above the Base Rate (the "Overdue Rate"), in each case from the date due until payment is made. Such overdue interest shall be payable on demand.

        (c)  Interest on each Loan shall be payable in arrears on each Payment Date, the Maturity Date and on any other day on which the Loan Balance, or a portion thereof, is to be reduced pursuant to the terms and conditions of this Loan Agreement and the other Loan Documents; provided that (i) Interest accruing pursuant to clause (b) shall be payable from time to time on demand and (ii) each prepayment of the Loans shall be accompanied by accrued Interest to the date of such prepayment on the amount prepaid, plus Applicable Administrative Charge.

        Section 3.4.    Pro Rata Treatment and Payments.    Subject to Sections 3.7 and 3.8, each payment (including, without limitation, each Required Prepayment and any payment of the Prepayment Option) by the Borrower on account of principal of and Interest on the Loans shall be made by the Borrower to Collateral Agent and allocated by the Collateral Agent pro rata among the Lenders according to the respective outstanding principal amounts of the Loans then held by each such Lender and to the extent such payment represents a Required Prepayment or other payment on account of principal of the Loans such payment shall be allocated pro rata by such Lender between the Allocated Aircraft Value and Allocated Equipment Value in proportion, as nearly as practicable, to the respective Allocated Aircraft Value and Allocated Equipment Value represented by the unpaid Loan Balance thereof. Subject to Sections 3.7 and 3.8, all payments (including, without limitation, each Required Prepayment and any payment of the Prepayment Option) to be made by the Borrower hereunder and under the Notes, whether on account of principal, Interest or otherwise, shall be made without setoff or counterclaim and shall be made by the Borrower to Collateral Agent, for the benefit of the Lenders, prior to 1:00 p.m. New York City time, to Collateral Agent's Payment Office (or to such other office as may be designated by Collateral Agent from time to time in a written notice pursuant to Section 13.6) in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment is due. Payments received after 1:00 p.m., New York City time, on the date due shall be deemed received on the next succeeding Business Day and shall be subject to interest at the Overdue Rate as provided in Section 3.3(b).

        Section 3.5.    Computations; Interest Rate Determination; Conclusive Determinations.

          (a)    Computations.    All computations of interest at the Base Rate shall be made on the basis of a year of 365—or 366—days, as the case may be, and actual days elapsed. All other computations of accrued amounts pursuant to the Loan Documents shall be made on the basis of actual number of days elapsed in a 360-day year with respect to any determination. The Collateral Agent shall, as soon as practicable, but in no event later than 12:00 noon New York time, one (1) Business Day prior to the effectiveness of each Interest Rate, calculate such Interest Rate and notify the Borrower and each Lender thereof; provided that the failure to give or receive any such notice shall not limit the Borrower's obligations under this Loan Agreement or any other Loan Document.

          (b)    Interest Rate Determination.    So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, by irrevocable written notice delivered to the Collateral Agent and each of the Lenders at least three Business Days prior to the initial day of an Interest Period, specify whether the Interest Rate to be applied during such Interest Period shall be the Adjusted Eurodollar Rate or the Base Rate and in the event that the Adjusted Eurodollar Rate is to so apply, the applicable Interest Period. If the Collateral Agent and each of the Lenders shall not have received such written notice, the Borrower shall be deemed to have selected a rate per annum equal to the Base Rate. Notwithstanding the foregoing, if a Default or Event of Default shall exist at time such selection is to be made, the applicable Interest Rate specified by the Borrower for such Interest Period shall be deemed to be the Overdue Rate.

          (c)    Conclusive Determinations.    Each calculation of the Interest Rate by the Collateral Agent pursuant to any provisions of this Loan Agreement or any of the other Loan Documents shall be prima facie evidence of the amounts owed.

        Section 3.6.    Highest Lawful Rate.    It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to the Lenders under this Loan Agreement and the Notes shall be subject to the limitation that payments of interest or of other amounts constituting interest under any Requirement of Law shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate, or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Loan Agreement, the Notes or any other Loan Document would exceed the Highest Lawful Rate or otherwise be usurious under any Requirement of Law (including, without limitation, the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the recipient of any such amount, then, in that event, notwithstanding anything to the contrary in this Loan Agreement, the Notes or any other Loan Document, it is agreed as follows as to the recipient of any such amount:

            (i)  the provisions of this Section 3.6 shall govern and control over any other provision in this Loan Agreement, the Notes and any other Loan Document, and each provision set forth therein is hereby so limited;

          (ii)  the aggregate of all consideration which constitutes interest under any Requirement of Law that is contracted for, charged or received under this Loan Agreement, the Notes or any other Loan Document shall under no circumstances exceed the maximum amount of interest allowed by such Requirement of Law (such maximum lawful interest rate, if any, with respect to such recipient herein called the "Highest Lawful Rate"), and all amounts owed under this Loan Agreement, the Notes and any other Loan Document shall be held subject to reduction and: (A) the amount of interest which would otherwise be payable to the recipient hereunder and under the Notes and any other Loan Document shall be automatically reduced to the amount allowed under such Requirement of Law, and (B) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payor);

          (iii)  all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Loan Agreement, the Notes or any other Loan Document shall, to the extent permitted by any Requirement of Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

          (iv)  if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Loan Agreement, the Notes and any other Loan Document executed in connection herewith or therewith and deemed interest under any Requirement of Law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Loan Documents shall be limited, notwithstanding anything to the contrary in the Loan Documents, to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Loan Documents below the recipient's Highest

  Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), plus the amount of fees which would have been received but for the effect of this Section 3.6.

        Section 3.7.    Adjustment.    If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loan made by it in excess of its ratable share of payments on account of the Loan made by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably, in the proportion that such Lender's Loan to which the payment applies bears to the total of all Loans to which the payment applies, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

        Section 3.8.    Payments and Distributions.    (a) Subject to clauses (c) and (d) below, upon the occurrence of a Casualty, the exercise of the Prepayment Option in connection with a prepayment following a Disposition permitted by Section 7.5(e) or Section 7.5(p) the exercise of the Bank Prepayment Option, or following the exercise of remedies by any Lender or by the Collateral Agent on its behalf, all payments to be made by Borrower relating thereto, all proceeds of Collateral and all related payments due and payable to the Lenders pursuant to any other Operative Document, shall, to the extent readily attributable to a Type of Equipment or the Aircraft, be distributed by the Collateral Agent as follows:

            (i)  first,

            (A)  in the case of any amount which is attributable to the Aircraft, to each of the Lenders an amount equal to such Lender's Aircraft Commitment Percentage of the aggregate amount, until all amounts due and owing each Lender whose Loans were used to refinance the Aircraft, to the extent of such Lender's Allocable Aircraft Value, have been paid in full;

            (B)  in the case of any amount which is attributable to the Gaming Equipment, to each of the Lenders an amount equal to such Lender's Gaming Equipment Commitment Percentage of the aggregate amount, until all amounts due and owing each Lender whose Loans were used to pay the Purchase Price of Gaming Equipment, to the extent of such Lender's Allocable Equipment Value for Gaming Equipment, have been paid in full;

            (C)  in the case of any amount which is attributable to the Non-Gaming Equipment, to each of the Lenders an amount equal to such Lender's Non-Gaming Equipment Commitment Percentage of the aggregate amount, until all amounts due and owing each Lender whose Loans were used to pay the Purchase Price of Non-Gaming Equipment, to the extent of such Lender's Allocable Equipment Value for Gaming Equipment, have been paid in full;

          (ii)  second, to the remaining Lenders pursuant to clause (b) below.

        (b)  Any payments to be made by Borrower relating to the exercise of remedies by any Lender or by the Collateral Agent on its behalf, any proceeds of Collateral, any transfer or assignment of claim relating to the Notes in a bankruptcy and all related payments due and payable to the Lenders pursuant to any other Operative Document, which are not readily attributable to a Type of Equipment or the Aircraft, shall, to such extent, be distributed by Collateral Agent pro rata among the Lenders according to the respective outstanding principal amounts of the Loans then held by each such Lender and to the extent such payment represents a Required Prepayment or other payment on account of principal of the Loans such payment shall be allocated pro rata by such Lender between the Allocated Aircraft Value and Allocated Equipment Value in proportion, as nearly as practicable, to the respective Allocated Aircraft Value and Allocated Equipment Value represented by the unpaid Loan Balance thereof.

        (c)  In case moneys with respect to any Type of Equipment or the Aircraft are insufficient to pay in full the whole amount due, owing or unpaid to the Lenders whose Loans were used to pay the Purchase Price of such Type of Equipment or refinance the Aircraft, as applicable, then application shall be made first to any unpaid accrued Interest, second to any Supplemental Payments and third to the Loan Balances. Any Supplemental Payments received by Collateral Agent shall be paid by Collateral Agent to the Person to whom such Supplemental Payments are payable under the provisions of the Operative Documents.

        (d)  In the event that at the time of any payment or distribution of proceeds to which this Section 3.8 applies, a Lender has not Funded its full Commitment with respect to a Type of Equipment or the Aircraft, each Lender's Commitment Percentage with respect to such Type of Equipment or Aircraft shall be adjusted to reflect the percentage amount of Credit Exposure of such Lender compared to the Credit Exposure of all Lenders whose Loans were used to pay the Purchase Price of such Type of Equipment or refinance the Aircraft, as applicable.

SECTION 4.    CONDITIONS PRECEDENT TO ADVANCES.

        Section 4.1.    Conditions Precedent to the Initial Advance.    The obligations of the Lenders to make the related Funding of their Loans on the Initial Advance Date are subject to the satisfaction or waiver on or prior to the Initial Advance Date of the following conditions precedent:

          (a)    Notice.    The Borrower shall have delivered to the Collateral Agent the Advance Request and Notices of Funding Request with respect to the Loans requested on the Initial Advance Date and the Disbursement Agent shall have delivered to the Collateral Agent related Advance Confirmation Notice, in each case in the form, at the times and as required under Section 2.4.3 of the Disbursement Agreement and in accordance with the procedures specified in Section 2.4.3 thereof.

          (b)    Satisfaction of Disbursement Agreement Conditions Precedent.    All conditions precedent described in Section 3.1 of the Disbursement Agreement shall have been satisfied or waived in accordance with the terms of the Disbursement Agreement.

          (c)    [Intentionally Omitted.]

          (d)    Airworthiness.    With respect to Aircraft, the Collateral Agent shall have received a copy of a certificate of airworthiness issued by the FAA.

          (e)    Filings and Recordation.    With respect to the Aircraft, there shall have been duly filed for recordation with the FAA, the Aircraft Security Agreement with respect to the Aircraft; all necessary action has been taken for the Aircraft to be duly registered with the FAA in the name of the Aircraft Trustee.

          (f)    Release.    Each of the Collateral Agent and the Lenders shall have received evidence reasonably satisfactory to it and its counsel, that the Original Aircraft Financing Documents, including any Lien thereunder, have been paid in full and released.

          (g)    Documents.    Each of the Collateral Agent and the Lenders shall have received copies of the fully executed and delivered Intercompany Note, Aircraft Security Agreement, Borrower Aircraft Assignment, Aircraft Trust Agreement and Aircraft Operating Agreement, and the same shall be in full force and effect.

          (h)    Insurance.    Each of the Collateral Agent and the Lenders shall have received evidence reasonably satisfactory to it and its counsel, that the insurance with respect to the Aircraft required by Section 8.2 has been obtained.

          (i)    Opinions.    Each of the Collateral Agent and the Lenders shall have received favorable opinions of McAfee & Taft, special FAA counsel, substantially in the form attached hereto as Exhibit C.

          (j)    Searches.    Each of the Collateral Agent and the Lenders shall have received copies of FAA lien searches with respect to the Aircraft.

          (k)    Appraisal.    Each of the Collateral Agent and the Lenders shall have received a copy of an Appraisal of the Aircraft in form and substance reasonably satisfactory to it and its counsel.

          (l)    Consent.    Las Vegas Jet shall have evidenced its consent to the execution and delivery of the Aircraft Security Agreement and Borrower Aircraft Assignment.

          (m)    Status and Proceedings.    Each of the Collateral Agent and the Lenders shall have received certificates of existence and good standing with respect to the Aircraft Trustee and a Certificate of the Secretary or Assistant Secretary of the Aircraft Trustee, dated the Closing Date, with respect to the Aircraft Trustee's governing documents, resolutions and incumbent officers.

        Section 4.2.    Conditions Precedent to Each Advance.    The obligations of the Lenders to make the related Fundings of their Loans on an Advance Date (other than Initial Advance Date) are subject to satisfaction or waiver on or prior to such Advance Date of the following conditions precedent:

          (a)    Notice.    The Borrower shall have delivered to the Collateral Agent the Advance Requests with respect to the Loans and Notices of Funding Requests requested on such Advance Date and the Disbursement Agent shall have delivered to the Collateral Agent related Advance Confirmation Notice, in each case in the form, at the times and as required under Section 2.4.3 of the Disbursement Agreement and in accordance with the procedures specified in Section 2.4.3 thereof.

          (b)    Drawdown Frequency for Loans.    No Loan shall have been previously made during such calendar month.

          (c)    Satisfaction of Disbursement Agreement Conditions Precedent.    All conditions precedent described in Section 3.3 of the Disbursement Agreement shall have been satisfied or waived in accordance with the terms of the Disbursement Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

[To be updated as the Credit Agreement representations are revised.]

        Section 5.1.    Representations and Warranties of the Borrower.    As of the date hereof and the Document Closing Date, the Borrower hereby represents and warrants to each of the other parties hereto as follows:

          (a)    Financial Condition.    The restated audited consolidated and consolidating balance sheets of Valvino and its consolidated Subsidiaries as at December 31, 2000 and December 31, 2001 and the related consolidated and consolidating statements of income and of cash flows for the Fiscal Years ended on such dates, reported on by and accompanied by an unqualified report from

  Deloitte & Touche LLP, present fairly in all material respects the consolidated and consolidating financial condition of Valvino and its consolidated Subsidiaries as at such date, and the consolidated and consolidating results of its operations and its consolidated and consolidating cash flows for the respective Fiscal Years then ended. The unaudited consolidated and consolidating balance sheets of Valvino and its consolidated Subsidiaries as at June 30, 2002, and the related unaudited consolidated and consolidating statements of income and cash flows for the 6-month period ended on such date, present fairly in all material respects the consolidated and consolidating financial condition of Valvino and its consolidated Subsidiaries as at such date, and the consolidated and consolidating results of its operations and its consolidated and consolidating cash flows for the 6-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Valvino and its Subsidiaries (other than the Excluded Entities) do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph or that have not otherwise been disclosed to the Collateral Agent in writing. During the period from January 1, 2002 to and including the Document Closing Date there has been no Disposition by Valvino or any of its Subsidiaries of any material part of its business or Property.

          (b)    No Change.    Since December 31, 2001, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          (c)    Corporate/LLC Existence; Compliance with Law.    Each of the Loan Parties and the Completion Guarantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or limited liability company power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified or in good standing could not reasonably be expected to have a Material Advance Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (d)    Corporate Power; Authorization; Enforceable Obligations.    Each Loan Party and the Completion Guarantor has the corporate or limited liability company power and authority, and the legal right, to make, deliver and perform the Loan Documents and the other Operative Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of the Borrower, to borrow hereunder. Each Loan Party and the Completion Guarantor has taken all necessary corporate or limited liability company action, as the case may be, to authorize the execution, delivery and performance of the Loan Documents and the other Operative Documents to which it is a party and, in the case of the Borrower and Capital Corp., to authorize the borrowings and issuances of Indebtedness on the terms and conditions of this Loan Agreement and the other Operative Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any Person (other than a Loan Party) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Loan Agreement, any of the Loan Documents or any of the other Operative Documents, except (A) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices, unless otherwise indicated on Schedule 4.4, have been obtained or made and are in full force and effect and (B) the filings referred to in Section 5.1(s). Each Loan Document and other Operative Document has been duly executed and delivered on behalf of the Completion Guarantor and each Loan Party thereto. This Loan Agreement constitutes, and each other Loan Document, Project Document and Operative Document upon execution will constitute, a legal, valid and binding obligation of the Completion Guarantor and each Loan Party thereto, enforceable against the Completion Guarantor and each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (e)    No Legal Bar.    The execution, delivery and performance of this Loan Agreement, the other Loan Documents and the other Operative Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Completion Guarantor or any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and the Other Security Documents). No Requirement of Law or Contractual Obligation applicable to the Completion Guarantor or any Loan Party could reasonably be expected to have a Material Adverse Effect.

          (f)    No Material Litigation.    No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Completion Guarantor or any Loan Party or against any of their respective properties or revenues (a) with respect to any of the Financing Agreements or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          (g)    No Default.    Neither the Completion Guarantor nor any Loan Party is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          (h)    Ownership of Property; Liens.    Each of the Loan Parties is the sole owner of, legally and beneficially, and has good, marketable and insurable title to, or a valid leasehold interest in, all its Real Estate, and good title to, or has a valid leasehold interest in, all its other Property, and none of such Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description (other than claims, liabilities, obligations, charges or restrictions that individually or in the aggregate could not reasonably be expected to materially interfere with the business or assets of any Loan Party), or to any Lien, except for Permitted Liens.

          (i)    Intellectual Property.    (i) Each Loan Party owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim, except (a) with respect to the Intellectual Property related to or otherwise associated with the Loan Parties' use of the "Le Reve" name, such claims that, if determined adversely to a Loan Party, could not reasonably be expected to have a material adverse effect on such Loan Party's ability to use the "Le Reve" name in its Permitted Business as currently used or contemplated to be used and (b) with respect to all other Intellectual Property, as could not reasonably be expected to have a Material Adverse Effect. The use by each Loan Party (if any) of the Intellectual Property related to or otherwise associated with such Loan Party's use of the "Le Reve" name does not infringe on the rights of any Person, which infringement could reasonably be expected to have a material adverse effect on such Loan Party's ability to use the "Le Reve" name in its Permitted Business as currently used or contemplated to be used. The use by each Loan Party (if any) of Intellectual Property other than Intellectual Property related to or otherwise associated with such Loan Party's use of the "Le Reve" name, does not infringe on the rights of any Person, which infringement could reasonably be expected to have a Material Adverse Effect.

            (ii)  As of the Document Closing Date, Schedule 4.9(b) (A) identifies each of the trademarks, service marks and trade name applications and registrations registered by, made by or otherwise held, directly or indirectly, by each of the Loan Parties and identifies which such Person registered, made or otherwise holds such Intellectual Property, and (B) specifies as to each, the jurisdiction in which such Intellectual Property has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and expiration.

            (iii)  As of the Document Closing Date, Schedule 4.9(c)(A) identifies each of the patents and patent applications owned by, made by or otherwise held, directly or indirectly, by each of the Loan Parties and identifies which such Person owns, made or otherwise holds such Intellectual Property, and (B) specifies as to each, the jurisdiction in which such Intellectual Property has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective patent or application numbers and applicable dates of issuance or application and expiration.

            (iv)  As of the Document Closing Date, Schedule 4.9(d) (A) identifies each of the material copyrights and copyright applications and registrations registered by, made by or otherwise held, directly or indirectly, by each of the Loan Parties and identifies which such Person registered, made or otherwise holds such Intellectual Property, and (B) specifies as to each, the jurisdiction in which such Intellectual Property has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and expiration.

            (v)  As of the Document Closing Date, Schedule 4.9(e) (A) identifies, each of the material trade secrets owned by, claimed by, or otherwise held, directly or indirectly, by each of the Loan Parties and identifies which such Person registered, made or otherwise holds such Intellectual Property, and (B) specifies as to each, the jurisdiction in which such Intellectual Property exists.

            (vi)  As of the Document Closing Date, Schedule 4.9(f) identifies all licenses, sublicenses and other agreements relating to Intellectual Property to which each of the Loan Parties is a party that are material to the conduct of such Loan Party's Permitted Business and pursuant to which (A) any of the Loan Parties is a licensor or sub-licensor or the equivalent or (B) any other Person is authorized to use any Intellectual Property as a licensee, sub-licensee or the equivalent.

          (j)    Taxes.    (i) Each of the Completion Guarantor and the Loan Parties has filed, or caused to be filed, all tax and informational returns that are required to have been filed by it in any jurisdiction, and all such tax and informational returns are correct and complete in all material respects. Each of the Completion Guarantor and the Loan Parties has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent the same have become due and payable (other than (x) those taxes that it is contesting in good faith and by appropriate proceedings, and (y) taxes that are not yet due, with respect to each of which it has established reserves that are adequate for the payment thereof and as are required by GAAP).

            (ii)  Neither the Completion Guarantor nor any of the Loan Parties has incurred any material tax liability in connection with the Project or the other transactions contemplated by the Operative Documents which has not been disclosed in writing to the Collateral Agent (including as disclosed in the financial statements delivered to the Lenders hereunder).

            (iii)  There are no Liens for Taxes on any of the Properties of the Completion Guarantor or any of the Loan Parties other than Liens permitted pursuant to Section 7.3(a).

          (k)    Federal Regulations.    No part of the proceeds of the Loans will be used for purchasing or carrying any "margin stock" (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U). Following application of the proceeds of the Loans, "margin stock" (within the meaning of Regulation U) does not constitute more than 25% of the value of the assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Loan Agreement (including, without limitation, the direct and indirect use of proceeds of the Loans) will violate or result in a violation of Regulation T, Regulation U or Regulation X. If requested by any Lender or the Collateral Agent, the Borrower will furnish to the Collateral Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

          (l)    Labor Matters.    There are no strikes, stoppages, slowdowns or other labor disputes against any of the Loan Parties pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from any of the Loan Parties on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Loan Party.

          (m)    ERISA.    Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The actuarial present value of all benefit liabilities under each Single Employer Plan (based on those assumptions that would be used to determine whether each such Single Employer Plan could be terminated in a standard termination under Section 4041(b) of ERISA) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower, any other Loan Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower, any other Loan Party nor any Commonly Controlled Entity would become subject to any material liability under ERISA if any such Person were to withdraw completely from all Multiemployer Plans as of the most recent valuation date for which each such Multiemployer Plan has furnished data regarding potential withdrawal liability to the applicable Loan Party. As of the Document Closing Date, no such Multiemployer Plan is in Reorganization or Insolvent.

          (n)    Investment Company Act; Other Regulations.    Neither the Completion Guarantor nor any Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Completion Guarantor nor any Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act or registration under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness other than the Nevada Gaming Laws or which may otherwise render all or any portion of the Obligations unenforceable. Incurrence of the Obligations by the Completion Guarantor and the Loan Parties under the Loan Documents complies with all applicable provisions of the Nevada Gaming Laws.

          (o)    Subsidiaries.    (i) The Persons listed on Schedule 4.15 constitute all the Subsidiaries of Valvino as of the Document Closing Date. Schedule 4.15 sets forth as of the Document Closing Date, the name and jurisdiction of formation of each Subsidiary of Valvino and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by its requisite parent entity. Each such Subsidiary is a Wholly Owned Subsidiary of Valvino and, if such Subsidiary's direct parent entity is other than Valvino, its direct parent entity.

            (ii)  There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of Valvino. None of the Subsidiaries of Valvino have issued, or authorized the issuance of, any Disqualified Stock.

            (iii)  Neither Valvino nor any of its Subsidiaries are engaged in any businesses other than the Permitted Businesses. As of the Closing Date, other than, (i) in the case of the Las Vegas Jet and World Travel, the Aircraft and Collateral related to the operation and maintenance of the Aircraft, (ii) in the case of Palo, the Palo Home Site Land, and in the case of Desert Inn Improvement, the DIIC Water Permits and the Water Utility Land, (iii) in the case of Wynn Design, Property reasonably related to architectural, engineering, design and project management activities, none of the Water Companies or the Wynn Group Entities owns any material Property other than the Capital Stock of its Subsidiaries (if any).

          (p)    Use of Proceeds.    The proceeds of the Loans made under this Loan Agreement shall be applied toward the Purchase Price of the Equipment and Transaction Costs and the payment of all sums due and owing under the Original Aircraft Financing Documents.

          (q)    Environmental Matters.

              (i)  To the knowledge of the Borrower and the Loan Parties: the Borrower and the Loan Parties (A) are, and within the period of all applicable statutes of limitation have been, in material compliance with all applicable Environmental Laws; and (B) reasonably believe that material compliance with all applicable Environmental Laws that is or is expected to become applicable to any of them will be timely attained and maintained.

            (ii)  To the knowledge of the Borrower, Hazardous Substances are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any of the Loan Parties, or at any other location (including, without limitation, any location to which Hazardous Substances have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (A) give rise to liability of any of the Loan Parties under any applicable Environmental Law or otherwise result in costs to any of the Loan Parties that could reasonably be expected to have a Material Adverse Effect, or (B) materially interfere with any of the Loan Parties' continued operations, or (C) materially impair the fair saleable value of any real property owned or leased by any of the Loan Parties.

            (iii)  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law (including, without limitation, any Environmental Claims) to which any of the Loan Parties is, or to the knowledge of the Borrower will be, named as a party that is pending or, to the knowledge of the Borrower, threatened.

            (iv)  No Loan Party has received any written request for information, or been notified that it is a potentially responsible party, under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law.

            (v)  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Loan Party has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law or Environmental Claim.

            (vi)  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Loan Party has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Hazardous Substances.

          (vii)  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) Hazardous Materials Activities are not presently occurring, and have not previously occurred, at, on, under, in, or about any Real Estate now or formerly owned, leased or operated by any of the Loan Parties and (B) none of the Loan Parties have ever engaged in any Hazardous Materials Activities at any location.

          (r)    Accuracy of Information, Etc.    No statement or information contained in this Loan Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Arrangers, the Collateral Agent or the Lenders or any of them, by or on behalf of the Completion Guarantor or any Loan Party for use in connection with the transactions contemplated by this Loan Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Loan Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above (including, without limitation, the Projections) are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to Valvino or any Loan Party that could reasonably be expected to have a Material

  Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and written statements furnished to the Arrangers, the Collateral Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          (s)    Security Documents.    (i) The Borrower Security Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) (or the Collateral Agent, as the assignee of the Borrower in the case of the Aircraft Security Agreement) a legal, valid, binding and enforceable security interest in the Collateral (or the Aircraft Collateral, in the case of the Aircraft Security Agreement). Schedule 4.19(a)-2 lists each UCC Financing Statement covering the Collateral or the Aircraft Collateral that (i) names any Loan Party as debtor and (ii) will remain on file after the Document Closing Date.

            (ii)  [Intentionally Omitted.]

            (iii)  [Intentionally Omitted.]

            (iv)  The FF&E Control Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Accounts described therein and proceeds and products thereof. Upon the execution of the FF&E Control Agreement, the FF&E Control Agreement shall constitute fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Accounts described therein and the proceeds and products thereof, as security for the Obligations, in each case subject only to Permitted Liens and prior and superior in right to any other Lien (except Senior Permitted Liens).

          (t)    Solvency.    Each Loan Party and the Completion Guarantor is, and, after giving effect to the incurrence of all Indebtedness, (ii) the use of the proceeds of such Indebtedness (including, without limitation, the use of proceeds of the Loans made by the Lenders hereunder) and (iii) obligations being incurred in connection with the Operative Documents, will be and will continue to be, Solvent.

          (u)    Senior Indebtedness.    The Obligations (including, without limitation, the guarantee obligations of each Guarantor under the Loan Documents) constitute secured senior debt of each of the Loan Parties and "Permitted Debt" under and as defined in the Mortgage Notes Indenture. The Mortgage Notes, when issued and paid for, will be the legally valid and binding obligations of the Borrower and Capital Corp., enforceable against the Borrower and Capital Corp. in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The issuance and sale of Mortgage Notes, either (a) have been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom.

          (v)    Regulation H.    No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

          (w)    Insurance.    Each of the Loan Parties is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and in any event in accordance with Section 6.5; and none of the Loan Parties has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect (other than as a result of general market conditions).

          (x)    Performance of Agreements; Material Contracts.    Neither the Completion Guarantor nor any Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, in each case, except where the consequences of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. Schedule 4.24 contains a true, correct and complete list of all the Material Contracts in effect on the Document Closing Date. All Material Contracts (other than Material Contracts described in clause (ii) of the definition thereof) are, to the knowledge of the Borrower, in full force and effect and no material defaults currently exist thereunder.

          (y)    Real Estate.    (i) As of the Document Closing Date, Schedule 4.25(a) sets forth a true, complete and correct list of all Real Estate, including a brief description thereof, including, in the case of leases, the street address, landlord name, tenant name, guarantor name, current rent amount, lease date and lease expiration date. The Borrower has delivered to the Collateral Agent true, complete and correct copies of all such leases.

            (ii)  All Real Estate and the current use thereof complies with all applicable Requirements of Law (including building and zoning ordinances and codes) and with all Insurance Requirements, and none of the Loan Parties are non-conforming users of such Real Estate, except where noncompliance or non-conforming use could not reasonably be expected to have a Material Adverse Effect.

            (iii)  No Taking has been commenced or, to the best of the Borrower's knowledge, is contemplated with respect to all or any portion of any Real Estate or for the relocation of roadways providing access to such Real Estate except, in each case, as could not reasonably be expected to have a Material Adverse effect.

            (iv)  Except as set forth on Schedule 4.25(d), as of the Document Closing Date there are no current, pending or, to the knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting any Real Estate, nor are there any contemplated improvements to such Real Estate that may result in such special or other assessments. There are no current, pending or, to the knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting any Real Estate, nor are there any contemplated improvements to such Real Estate that may result in such special or other assessments, in any case that could reasonably be expected to result in a material liability to any Loan Party.

            (v)  None of the Loan Parties has suffered, permitted or initiated the joint assessment of any Real Estate with any other real property constituting a separate tax lot. The Mortgaged Properties have been properly subdivided or entitled to exception therefrom, and for all purposes the Mortgaged Properties may be mortgaged, conveyed and, other than those with respect to leasehold interests, otherwise dealt with as separate legal lots or parcels.

            (vi)  The use being made of all Real Estate is in conformity with the certificate of occupancy and/or such other permits, licenses, variances and certificates for such Real Estate and any other reciprocal easement agreements, restrictions, covenants or conditions affecting such Real Estate except, in each case, to the extent such non-conformity could not reasonably be expected to materially and adversely affect the ownership, occupancy, use or operation of the Mortgaged Premises in furtherance of the Permitted Business of the applicable Loan Party.

          (vii)  There are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting any Real Estate (other than those set forth in the Financing Agreements).

          (viii)  All Real Estate (other than the Phase II Land) has adequate rights of access to public ways and is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitary sewer and storm drain facilities, in each case as necessary to permit the Real Estate to be used for its intended purposes. All roads necessary for the full utilization of the Real Estate (other than the Phase II Land) for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Real Estate. All reciprocal easement agreements affecting any Real Estate are in full force and effect, and Valvino and the Loan Parties are unaware of any defaults thereunder. Except for public streets and sidewalks, neither Valvino nor any of the Loan Parties uses or occupies any real property other than such Real Estate in connection with the use and operation of any Real Estate.

            (ix)  Except, in each case, as could not reasonably be expected to have a Material Adverse Effect, no building or structure constituting a Real Estate or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others.

            (x)  No portion of the Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored. No portion of the Real Estate is located in a special flood hazard area as designated by any federal governmental authorities.

          (z)    Permits.    Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) each of the Loan Parties has obtained and holds all Permits required as of the date this representation is deemed made in respect of all Real Estate and for any other property otherwise operated by or on behalf of, or for the benefit of, such Person and for the operation of its Permitted Businesses, (B) all such Permits are in full force and effect, and each of the Loan Parties has performed and observed all requirements of such Permits (to the extent required to be performed by the date this representation is deemed made), (C) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation, modification, suspension or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (D) no such Permits contain any restrictions, either individually or in the aggregate, that are burdensome to any of the Loan Parties, or to the operation of its Permitted Business or any Property owned, leased or otherwise operated by such Person, (E) the Borrower has no knowledge that any Governmental Authority is considering limiting, modifying, suspending, revoking or renewing on burdensome terms any such Permit, and (F) each of the Loan Parties reasonably believes that each such Permit will be timely renewed and complied with, without undue expense or delay, and that any Permit not required to have been obtained by the date this representation is deemed made that may be required of such Person is of a type that is routinely granted on application and compliance with the conditions of issuance (such conditions being ministerial or of a type satisfied in the ordinary course of business, without undue expense or delay) and will be timely obtained and complied with, without undue expense or delay.

          (aa)    Sufficiency of Project Documents.    Other than those that can be reasonably expected to be commercially available when and as required, the services to be performed, the materials to be supplied and Real Estate and other rights granted or to be granted pursuant to the Project Documents in effect as of such date (i) comprise all of the property interests necessary to secure any right material to the operation and maintenance of the Project in accordance with all

  Requirements of Law, (ii) are sufficient to enable the Project to be located and operated on the Site and (iii) provide adequate ingress and egress from the Site for any reasonable purpose in connection with the operation of the Project.

          (bb)    Utilities.    All gas, water and electrical interconnection and utility services necessary for the operation of the Project for its intended purposes are available at the Site.

          (cc)    Fiscal Year.    The fiscal year of each of the Loan Parties (including the Borrower) ends on December 31 of each calendar year.

          (dd)    Formation.    The Borrower is only formed in the State of Nevada and "Wynn Las Vegas, LLC" is the name as it appears in official filings in the State of Nevada.

          (ee)    Private Offering.    The issuance, sale and delivery of the Notes under the circumstances contemplated hereby do not require the registration or qualification of such Notes under the Securities Act, any state securities laws or the Trust Indenture Act of 1939. No Loan Party nor anyone authorized to act on such Person's behalf has, directly or indirectly, solicited any offers to acquire, offered or sold: (i) any interest in the Notes in violation of Section 5 of the Securities Act or any state securities laws, or (ii) any interest in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned interests. No Loan Party, nor anyone authorized to act on such Person's behalf, was involved in (y) offering or soliciting offers for the Notes (or any similar securities) or (z) selling Notes (or any similar securities) to any Person other than the Lenders and not more than [    ] other institutional investors.

        Section 5.2.    Representations and Warranties of Lenders.    Each Lender represents and warrants, severally and only as to itself, to each of the other parties hereto as follows:

          (a)    Investment.    The Note being acquired by such Lender is being acquired by such Lender for investment for its own account and not with a view to the resale or distribution of such interest or any part thereof in any manner that would require registration under the Securities Act, but without prejudice, however, to the right of such Lender at all times to sell or otherwise dispose of all or any part of such interest under a registration available under the Securities Act or under an exemption from such registration available under the Securities Act, it being understood that the disposition by the undersigned of the Note to be purchased by such Lender shall, at all times, subject to the assignment provisions of Section 10 hereof, remain entirely within its control.

          (b)    Offer of Securities, Etc.    Neither such Lender nor any Person authorized to act on its behalf has, directly or indirectly, offered to sell the Notes or any other similar securities (the sale or offer of which would be integrated with the sale or offer of the Notes), for sale to, or solicited any offer to acquire any of the same from, any Person.

          (c)    No Registration.    Such Lender understands and acknowledges that the Notes have not been and will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act or any other applicable exemption, that the Notes have not and will not be registered or qualified under the securities or "blue sky" laws of any jurisdiction, that the Notes may be resold or otherwise transferred only if so registered or qualified or if an exemption from registration or qualification is available, that the Borrower is not required to register the Notes and that any transfer must comply with the provisions of the Operative Documents relating thereto. Such Lender will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes held by it.

          (d)    Institutional Investor.    Such Lender is a sophisticated institutional investor and an "accredited investor" as defined in paragraph (1), (2), (3) or (7) of Rule 501(a) of the Securities Act, and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of such investment. Such Lender has been given such information concerning the Notes, the other Operative Documents, the Collateral and the Borrower as it has requested.

          (e)    Legend.    Such Lender understands and acknowledges that the Note which it is acquiring will bear a legend as set forth in the form of Note included as Exhibit A.

        The making of any Loan on an Advance Date, and any assignment of any Loan or this Loan Agreement shall constitute an affirmation by the subject assignee or acquiring Lender of the preceding representations and warranties.

        Section 5.3.    Representations and Warranties of Collateral Agent.    Trust Company, in its individual capacity and not in its capacity as Collateral Agent (with the exception of clause (b) below and the last sentence of clause (c) below, which representation and warranty is made by Wells Fargo Bank Nevada, National Association, solely in its capacity as Collateral Agent), hereby represents and warrants to each of the other parties hereto that:

          (a)    Due Organization, Etc.    Trust Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America; Trust Company has full banking and trust power and authority to enter into and perform its obligations under the Operative Documents to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Document Closing Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party; and the Operative Documents to which Trust Company is a party, have been or will be duly executed and delivered by Trust Company.

          (b)    Authorization; No Conflict.    The execution and delivery by Trust Company in its individual capacity, and the Trust Company in its capacity as Collateral Agent of the Operative Documents to which it is or is to be a party, and the performance by Trust Company in its individual capacity or as Collateral Agent of its obligations under such Operative Documents, have been duly authorized by all necessary action on its part, and do not and will not: (i) contravene any Federal laws governing the banking powers of Trust Company; (ii) violate any provision of its articles of association or by-laws; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which Trust Company is a party or by which it or its properties may be bound or affected, which breaches or defaults would be reasonably likely to materially and adversely affect the ability of Trust Company in its individual capacity or as Collateral Agent to perform its obligations under any Operative Documents to which it is or will be a party; or (iv) require any authorizations, consents, approvals, licenses or formal exemptions from, or any filings, declarations or registrations with, any Governmental Authority governing the banking powers of Trust Company or any consent or approval of any non-governmental Person.

          (c)    Enforceability, Etc.    Each Operative Document to which Trust Company is a party constitutes the legal, valid and binding obligation of Trust Company enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Each Operative Document to which the Collateral Agent is a party constitutes the legal, valid and binding obligation of the Collateral Agent enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of Creditors' rights generally and by general equitable principles.

          (d)    Litigation.    There is no action, proceeding or investigation known to Trust Company pending or threatened which questions the validity of the Operative Documents to which Trust Company is a party or any action taken or to be taken pursuant to the Operative Documents to which Trust Company is a party, if adversely determined, would be reasonably likely to adversely affect the Trust Company's, in its individual capacity or as Collateral Agent, ability to perform its obligations under the Operative Documents.

SECTION 6.    AFFIRMATIVE COVENANTS.

        The Borrower hereby covenants and agrees that the Borrower shall and shall cause each of the other Loan Parties to, directly or indirectly (and by executing the FF&E Guaranty, each such other Loan Party agrees that it will):

        Section 6.1.    Financial Statements.    Furnish to the Collateral Agent and each Lender:

          (a)  as soon as available, but in any event not later than the earlier of (i) 10 days after the filing with the SEC of Wynn Resorts' Annual Report on Form 10-K (or successor form thereto) with respect to each Fiscal Year and (ii) 90 days after the end of each Fiscal Year, a copy of the audited consolidated and consolidating balance sheet of Valvino and its consolidated Subsidiaries (including the consolidated balance sheet of the Borrower and its consolidated Subsidiaries) as at the end of such Fiscal Year and the related audited consolidated statements of income and of cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing;

          (b)  as soon as available, but in any event not later than the earlier of (i) 10 days after the filing with the SEC of Wynn Resorts' Quarterly Report on Form 10-Q (or successor form thereto) with respect to each of the first three quarterly periods of each Fiscal Year and (ii) 45 days after the end of each of the first three quarterly periods of each Fiscal Year, the unaudited consolidated and consolidating balance sheets of Valvino and its consolidated Subsidiaries (including the consolidated balance sheet of the Borrower and its consolidated Subsidiaries) as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c)  as soon as available, but in any event not later than 45 days after the end of each month occurring during each Fiscal Year other than the third, sixth, ninth and twelfth such month, the unaudited consolidated and consolidating balance sheets of Valvino and its consolidated Subsidiaries (including the consolidated balance sheet of the Borrower and its consolidated Subsidiaries) as at the end of such month and the related unaudited consolidated and consolidating statements of income and of cash flows for such month and the portion of the Fiscal Year through the end of such month, setting forth in each case in comparative form the figures for the previous year and the figures from the applicable Projections, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects (in the case of financial statements delivered pursuant to subsections (b) and (c) of this Section 6.l, subject to normal year-end audit adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

        Section 6.2.    Certificates; Other Information.    Furnish to the Collateral Agent and each Lender, or, in the case of subsections (g), (h) and (j), to the Collateral Agent, or, in the case of subsection (l), to the relevant Lender:

          (a)  concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that (i) their audit examination has included a review of the terms of this Loan Agreement and the other Loan Documents as they relate to accounting matters, (ii) in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate, and (iii) based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the certificates (including, without limitation, the Compliance Certificate) delivered therewith pursuant to subsection (b) below is not correct or stated in accordance with the terms of this Loan Agreement;

          (b)  concurrently with the delivery of any financial statements pursuant to Section 6.1, (A) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Loan Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (B) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by the Loan Parties with the provisions of this Loan Agreement referred to therein as of the last day of the applicable fiscal quarter or Fiscal Year, as the case may be and (iii) in the case of monthly financial statements delivered after the Completion Date, a certificate of a Responsible Officer setting forth all payments made by the Borrower with respect to Affiliated Overhead Expenses during the 12-month period ending on the last day of the applicable month (or such shorter period commencing on the Completion Date if the Completion Date occurred during such 12-month period) and stating that all such payments were in reimbursement of Affiliated Overhead Expenses and permitted pursuant to Section 7.10(d);

          (c)  as soon as available, and in any event no later than the Completion Date and 30 days prior to the beginning of each Fiscal Year thereafter, a detailed consolidated and consolidating budget of Valvino and its consolidated Subsidiaries (including a detailed consolidated budget of the Borrower and its consolidated Subsidiaries) for such Fiscal Year (or portion thereof from the Completion Date through the end of such Fiscal Year) (including a projected consolidated and consolidating balance sheet of Valvino and it consolidated Subsidiaries (including a consolidated balance sheet for the Borrower and its consolidated Subsidiaries) as of the end of such Fiscal Year, and the related consolidated and consolidating statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such Fiscal Year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d)  within 45 days after the end of each fiscal quarter after the Completion Date, a narrative discussion and analysis of the financial condition and results of operations of each of the Loan Parties for such fiscal quarter and for the period from the beginning of the then current Fiscal Year (or if the then current Fiscal Year is the Fiscal Year in which the Completion Date has occurred, from the Completion Date) to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous Fiscal Year;

          (e)  within five days after the same are sent, copies of all financial statements and reports that any Loan Party sends to the holders of any class of its debt securities to the extent not previously delivered to the Lenders and, within five days after the same are filed, copies of all financial statements and reports that any Loan Party may make to, or file with, the SEC;

          (f)    on the date of the occurrence thereof, notice that (i) any or all of the obligations under the Mortgage Notes Indenture or the Wynn Credit Agreement have been or can be accelerated, or (ii) the trustee or the required holders of Mortgage Notes, or the Administrative Agent or required Wynn Banks, as the case may be, has given notice that any or all such obligations are to be or can be accelerated;

          (g)  promptly, and in any event within ten Business Days after any Material Contract or any other contract or arrangement pursuant to which the Loan Parties are, or any one of them is, reasonably expected to incur obligations or liabilities with a Dollar Value in excess of $8,000,000 during the term of such contract or arrangement is terminated or amended or any new Material Contract or any other such contract or arrangement is entered into, or upon becoming aware of any material default by any Person under a Material Contract or any other such contract or arrangement, a written statement describing such event with copies of such amendments or new Material Contracts or such other contracts or arrangements, and, with respect to any such terminations or material defaults, an explanation of any actions being taken with respect thereto;

          (h)  promptly upon receipt, copies of all notices provided to any Loan Party or their Affiliates pursuant to any documents evidencing Other Indebtedness, relating to material defaults or material delays and promptly upon execution and delivery thereof, copies of all amendments to any of the documents evidencing Other Indebtedness;

          (i)    to the extent not included in subsections (a) through (h) above, no later than the date the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (i) audited and unaudited, pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of any Loan Party or otherwise, (ii) press releases, (iii) statements or reports furnished to any other holder of the securities of any Loan Party and (iv) regular, periodic and special securities reports) that any Loan Party is required to provide pursuant to the terms of the Other Indebtedness;

          (j)    promptly, and in any event within 30 days of the end of each Fiscal Year after the Completion Date, deliver to the Collateral Agent a certificate substantially in the form of Exhibit M hereto and otherwise in form and substance satisfactory to the Collateral Agent in consultation with the Insurance Advisor, certifying that the insurance requirements of Section 8.2 have been implemented and are being complied with in all material respects;

          (k)  within twenty days after the end of each fiscal quarter of the Borrower, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, any Loan Party equal to or greater than $1,000,000, and promptly after request by the Collateral Agent such other information as may be reasonably requested by the Collateral Agent to enable the Collateral Agent and its counsel to evaluate any of such Proceedings; and

          (l)    promptly, such additional financial and other information as any Lender may from time to time reasonably request.

        Section 6.3.    Payment of Obligations.    To the extent not otherwise subject to valid subordination, standstill, intercreditor or similar arrangements, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Loan Party.

        Section 6.4.    Conduct of Business and Maintenance of Existence, Etc.    (i) Preserve, renew and keep in full force and effect its corporate or limited liability company existence and in each case remain a Wholly Owned Subsidiary of Wynn Resorts and its direct parent entity and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of subsection (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

        Section 6.5.    Maintenance of Property; Leases; Insurance.    (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b)  Maintain all rights of way, easements, grants, privileges, licenses, certificates, and Permits necessary for the intended use of any Real Estate except any such item the loss of which, individually or in the aggregate, could not reasonably be expected to materially adversely affect or interfere with the Permitted Business of any Loan Party or have a material adverse effect on the Casino Land, the Golf Course Land or the Phase II Land.

          (c)  Comply with the terms of each lease or other grant of Real Estate, including easement grants, so as to not permit any material uncured default on its part to exist thereunder, except, in each case, where noncompliance therewith could not reasonably be expected to materially adversely affect or interfere with the Permitted Business or Property of any Loan Party.

          (d)  Maintain with financially sound and reputable insurance companies insurance on all its Property (including, without limitation, all inventory, equipment and vehicles) in accordance with Section 8.2 and with the Wynn Credit Agreement.

          (e)  Subject to the Security Documents, preserve and protect the Lien status of each Security Document and, if any Lien (other than unrecorded Liens permitted under Section 7.3 that arise by operation of law and other Liens permitted under Section 7.3(f)) is asserted against the Collateral, promptly and at its expense, give the Collateral Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner reasonably satisfactory to the Collateral Agent.

        Section 6.6.    Inspection of Property; Books and Records; Discussions.    (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) subject to any Nevada Gaming Laws restricting such actions, permit representatives of any Lender to visit and inspect any of its properties and examine and, at the Borrower's expense, make abstracts from any of its books and records at any reasonable time and upon reasonable prior notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Valvino or any Loan Party with officers and employees of Valvino or such Loan Party and with their respective independent certified public accountants.

        Section 6.7.    Notices.    Promptly give notice to the Collateral Agent and each Lender, and, in the case of clause (a), to the Administrative Agent and the Mortgage Notes Indenture Trustee, of:

          (a)  the occurrence of any Default or Event of Default;

          (b)  any (i) default or event of default (or alleged default) under any Contractual Obligation of any Loan Party or (ii) litigation, investigation or proceeding which may exist at any time between any Loan Party and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c)  upon any officer of a Loan Party or Wynn Resorts obtaining knowledge thereof, (i) the non-frivolous institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any Loan Party or any Property of a Loan Party (collectively, "Proceedings") not previously disclosed in writing by the Borrowers to the Lenders or (ii) any material development in any Proceeding that, in any case (A) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect or (B) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, in each case together with such other information as may be reasonably available to the Loan Parties to enable Lenders and their counsel to evaluate such matters;

          (d)  the following events, as soon as possible and in any event within 30 days after any Loan Party knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a material failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, Valvino, the Borrower, any other Loan Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e)  any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party proposes to take with respect thereto.

        Section 6.8.    Environmental Laws; Permits.    (a) Comply in all material respects with, and use best efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects with and maintain, and use best efforts to ensure that all tenants and subtenants obtain, maintain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b)  Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws related to the Mortgaged Property or the Project.

          (c)  [Reserved]

          (d)  Deliver to the Collateral Agent (i) as soon as practicable following receipt thereof, copies in any Loan Party's possession or any Loan Party's control of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Valvino or the Loan Parties or by independent consultants, governmental authorities or any other Persons, with respect to Environmental Matters at the Site or the Project or with respect to any Environmental Claims, (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any remedial action taken by any Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims against a Loan Party that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (2) any Environmental Claims against a Loan Party that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (iii) as soon as practicable following the sending or receipt thereof by any Loan Party, a copy of any and all written communications with respect to (A) any Environmental Claims that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (C) any request for information from any governmental agency indicating that such agency is investigating whether any Loan Party may be potentially responsible for any Hazardous Materials Activity, (iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Valvino or any Loan Party that could reasonably be expected to (1) expose Valvino or any Loan Party to, or result in, Environmental Claims that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or (2) affect the ability of any Loan Party to maintain in full force and effect all material Permits required under any Environmental Laws for their respective operations and (B) any proposed action to be taken by any Loan Party to modify current operations in a manner that could reasonably be expected to subject such Loan Party to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (v) any notice that any Governmental Authority may condition approval of, or any application for, any material Permit held by any Loan Party on terms and conditions that are materially burdensome to such Loan Party, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person, (vi) notice of any actions or proceedings of the types described in Sections 5.1(q)(iii) through (v), (vii) as soon as practicable, all documents submitted to, filed with or received from any Governmental Authority, including without limitation the Nevada Public Utilities Commission and the State of Nevada, Division of Water Resources, with respect to the Water Permits and (viii) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Collateral Agent in relation to any matters disclosed pursuant to this Section 6.8(d).

        Section 6.9.    [Intentionally Omitted].

        Section 6.10.    Additional Subsidiaries and Discharge of Liens.    (a) [Intentionally Omitted].

        (b)  With respect to any new Subsidiary created or acquired after the Document Closing Date by any Loan Party, subject to compliance with Nevada Gaming Laws, promptly (i) cause such new Subsidiary to become a party to the FF&E Guaranty, (ii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent and (iii) execute and/or deliver such other documents or provide such other information as the Collateral Agent may reasonably request, including delivering documents and taking such other actions which would have been required under Section 3.1 of the Disbursement Agreement if such new Subsidiary were a Loan Party on the Document Closing Date.

        Section 6.11.    Use of Proceeds.    Except as set forth in Section 6.16, use the proceeds of the Loans only for the payment of the Purchase Price of the Equipment and Transaction Costs and the payment of all sums due and owing under the Original Aircraft Financing Documents.

        Section 6.12.    Compliance with Laws, Project Documents, Etc.; Permits.    (a) Comply with all Requirements of Law, noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect and comply in all material respects with its Governing Documents.

        (b)  Comply, duly and promptly, in all material respects with its respective obligations and enforce all of its respective rights under all Project Documents, except, in the case of Project Documents other than Material Affiliated Contracts, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

        (c)  From time to time obtain, maintain, retain, observe, keep in full force and effect and comply with the terms, conditions and provisions of all Permits as shall now or hereafter be necessary under applicable laws, except any thereof the noncompliance with which could not reasonably be expected to have a Material Adverse Effect. From time to time maintain, retain, observe and keep in full force and effect and comply with the terms, conditions and provisions of all Water Permits.

        Section 6.13.    Further Assurances.    From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Collateral Agent or any Lender may reasonably request, for the purposes of implementing or effectuating the provisions of this Loan Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Collateral Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by any Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to this Loan Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower shall, or shall cause any other applicable Loan Party to (and by executing the FF&E Guaranty, each such other Loan Party agrees that it will), execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Collateral Agent or such Lender may be required to obtain from the Borrower or the applicable Loan Party for such governmental consent, approval, recording, qualification or authorization. In the event that, notwithstanding the covenants contained in Section 7, a Lien not otherwise permitted under this Loan Agreement shall encumber the Collateral or any portion thereof, the relevant Loan Party shall promptly discharge or cause to be discharged by payment to the lienor or lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise or, at the Collateral Agent's option, and if obtainable promptly obtain title insurance against, any such Lien or mechanics' or materialmen's claims of lien filed or otherwise asserted against the Collateral or any portion thereof within 60 days after the date of notice thereof; provided, that the provisions of this Section 6.13 (and compliance therewith) shall not be deemed to constitute a waiver of any of the provisions of Section 7. Each of the Loan Parties shall fully preserve the Lien and the priority of each of the Security Documents without cost or expense to the Collateral Agent or the Lenders. If any Loan Party fails to promptly discharge, remove or bond off any such Lien or mechanics' or materialmen's claim of lien as described above, which is not being contested by the applicable Loan Party in good faith by appropriate proceedings promptly instituted and diligently conducted, within 30 days after the receipt of notice thereof, then the Collateral Agent may, but shall not be required to, procure the release and discharge of such Lien, mechanics' or materialmen's claim of lien and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with the lienor or lien claimant or post any bond or furnish any security or indemnity as the Collateral Agent, in its sole discretion, may elect. In settling, compromising or arranging for the discharge of any Liens under this subsection, the Collateral Agent shall not be required to establish or confirm the validity or amount of the Lien. The Borrower agrees that all costs and expenses expended or otherwise incurred pursuant to this Section 6.13 (including reasonable attorneys' fees and disbursements) by the Collateral Agent shall constitute Obligations and shall be paid by the Borrower in accordance with the terms hereof.

        Section 6.14.    [Reserved].

        Section 6.15.    [Reserved].

        Section 6.16.    Use of Proceeds on Initial Advance Date.    On the Initial Advance Date, use the proceeds of the Loans solely (a) to pay all sums due and owing under the Original Aircraft Financing Documents, (b) to pay Transaction Costs and (c) to the extent the proceeds of the Loans exceed the amounts payable pursuant to clause (a) and (b) hereof, to pay Project Costs.

        Section 6.17.    Appraisal.    (a) Prior to the Completion Date, the Borrower shall, at its own cost and expense, cause to be completed and delivered to the Collateral Agent and the Lenders an Appraisal of the Equipment.

        (b)  The Borrower shall, as required pursuant to the terms of the Disbursement Agreement, promptly cause, additional Items of Equipment to become subject to the first priority security interest of the Borrower Security Agreement.

SECTION 7.    NEGATIVE COVENANTS.

        The Borrower hereby covenants and agrees that the Borrower shall not, and shall not permit any of the other Loan Parties to, directly or indirectly (and by executing the FF&E Guaranty, each such other Loan Party agrees that it will not):

        Section 7.1.    Financial Condition Covenants.

          (a)    Consolidated Leverage Ratio.    Permit the Consolidated Leverage Ratio of the Borrower as at the last day of any period of four full consecutive fiscal quarters (or such shorter period ending on any Quarterly Date set forth below and beginning on the first day of the first fiscal quarter which begins after the Opening Date) ending on any Quarterly Date set forth below to exceed the ratio set forth below opposite such Quarterly Date:

Quarterly Date	Consolidated Leverage Ratio
First Quarterly Date	6.75:1
Second Quarterly Date	5.75:1
Third Quarterly Date	5.50:1
Fourth, Fifth and Sixth Quarterly Dates	5.25:1
Seventh and Eight Quarterly Dates	5.00:1
Ninth and Tenth Quarterly Dates	4.75:1
Eleventh Quarterly Date	4.50:1
Twelfth and Thirteenth Quarterly Dates	4.25:1
Fourteenth and Fifteenth Quarterly Dates	4.25:1
Sixteenth Quarterly Date and each Quarterly Date thereafter	3.75:1

; provided, that for purposes of calculating Consolidated EBITDA pursuant to this Section 7.1(a) for any period which is less than four full fiscal quarters, Consolidated EBITDA shall be calculated on an annualized basis.

          (b)    Minimum Consolidated EBITDA.    Permit Consolidated EBITDA of the Borrower for any period of four full consecutive fiscal quarters (or such shorter period ending on any Quarterly Date set forth below and beginning on the first day of the first fiscal quarter which begins after the Opening Date) ending on any Quarterly Date set forth below to be less than the correlative amount set forth below opposite such Quarterly Date.

Quarterly Date	Consolidated EBITDA
First Quarterly Date	$215,000,000
Second and Third Quarterly Dates	$250,000,000
Fourth, Fifth, Sixth, Seventh, Eight and Ninth Quarterly Dates	$260,000,000
Tenth, Eleventh and Twelfth Quarterly Dates	$270,000,000
Thirteenth and Fourteenth Quarterly Dates	$275,000000
Fifteenth Quarterly Date and each Quarterly Date thereafter	$280,000,000

; provided, that for purposes of calculating Consolidated EBITDA pursuant to this Section 7.1(b) for any period which is less than four full fiscal quarters, Consolidated EBITDA shall be calculated on an annualized basis.

          (c)    Consolidated Fixed Charge Coverage Ratio.    Permit the Consolidated Fixed Charge Coverage Ratio of the Borrower for any period of four full consecutive fiscal quarters (or such shorter period ending on any Quarterly Date set forth below and beginning on the first day of the first fiscal quarter which begins after the Opening Date) ending with any Quarterly Date set forth below to be less than the ratio set forth below opposite such Quarterly Date:

Quarterly Date	Consolidated Fixed Charge Coverage Ratio
First, Second, Third, Fourth, Fifth and Sixth Quarterly Dates	1.00:1
Seventh Quarterly Date and each Quarterly Date thereafter	1.05:1

          (d)    Maintenance of Net Worth.    Permit the Consolidated Net Worth of the Borrower at any Quarterly Date to be less than $[                        ] plus an amount equal to the sum of 85% of Consolidated Net Income for all periods from the Document Closing Date through such Quarterly Date.

          (e)    Consolidated Interest Coverage Ratio.    Permit the Consolidated Interest Coverage Ratio of the Borrower for any period of four full consecutive fiscal quarters (or such shorter period ending on any Quarterly Date set forth below and beginning on the first day of the first fiscal quarter which begins after the Opening Date) ending on any Quarterly Date set forth below to be less than the ratio set forth below opposite such Quarterly Date:

Quarterly Date	Consolidated Interest Coverage Ratio
First Quarterly Date	1.55:1
Second Quarterly Date	1.75:1
Third Quarterly Date	1.90:1
Fourth, Fifth and Sixth Quarterly Dates	2.00:1
Seventh, Eighth and Ninth Quarterly Dates	2.10:1
Tenth, Eleventh, Twelfth and Thirteenth Quarterly Dates	2.25:1
Fourteenth Quarterly Date and each Quarterly Date thereafter	2.50:1

        Section 7.2.    Limitation on Indebtedness.    Create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness of any Loan Party created under any Loan Document;

          (b)  Unsecured Indebtedness of (i) any Loan Party (other than the Water Entities) to the Borrower or any Solvent Subsidiary of the Borrower (other than Capital Corp. and the Completion Guarantor, except with respect to Indebtedness, the proceeds of which are necessary for the corporate maintenance of Capital Corp.), (ii) Valvino to Wynn Resorts Holdings or Wynn Resorts Holdings to Valvino (so long as Wynn Resorts Holdings, on the one hand, or Valvino, on the other hand, is Solvent) and (iii) any Wynn Group Entity to any other Loan Party other than the Water Entities or Capital Corp. (so long as such Loan Party is Solvent); provided, that in each case such Indebtedness is evidenced by, and subject to the terms and conditions of, the Subordinated Intercompany Note and is otherwise subordinated in right of payment to the Obligations under the Loan Documents and the Mortgage Notes Indenture on terms and conditions reasonably satisfactory to the Collateral Agent;

          (c)  Indebtedness of World Travel to the Borrower represented by the Intercompany Note;

          (d)  Indebtedness (other than the Indebtedness referred to in Section 7.2(f)) of the Loan Parties outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

          (e)  Unsecured Guarantee Obligations made in the ordinary course of business (i) by any Loan Party (other than the Water Entities) of obligations of the Borrower or any Solvent Subsidiary of the Borrower (other than Capital Corp. and the Completion Guarantor), (ii) by Valvino of obligations of Wynn Resorts Holdings or by Wynn Resorts Holdings of obligations of Valvino (so long as Wynn Resorts Holdings, on the one hand, or Valvino, on the other hand, is Solvent) and (iii) any Wynn Group Entity to any other Loan Party other than the Water Entities or Capital Corp. (so long as such Loan Party is Solvent);

          (f)    (i) Indebtedness of the Borrower and Capital Corp. created under the Mortgage Notes Indenture in respect of the Mortgage Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i), not to exceed $340,000,000 (reduced by any principal payments required to be made thereon) and Guarantee Obligations of any Loan Party in respect of such Indebtedness represented by the Mortgage Note Guarantees; provided, that the principal amount of the Indebtedness permitted pursuant to this clause (i) may be increased for purposes of, and in an amount equal to, Indebtedness permitted pursuant to Section 7.2(l), and (ii) Indebtedness of the Borrower created under the Wynn Credit Agreement, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (ii), in an aggregate principal amount, not to exceed (A) at any time prior to the

  Completion Date, $1,050,000,000, provided that to the extent such aggregate principal amount exceeds $1,000,000,000, the Borrower shall have received an amount equal to such excess in the form a capital contribution and (B) at any time after the Completion Date, $1,050,000,000 (plus, in each case, any accrued and unpaid interest thereon added to principal) and Guarantee Obligations of any Loan Party in respect of such Indebtedness represented by the Guarantee and Collateral Agreement;

          (g)  Indebtedness of the Loan Parties (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(s) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

          (h)  Indebtedness of the Loan Parties to employees of the Loan Parties (or their estates) incurred in connection with any repurchase of employee stock options or stock upon death, disability or termination of such employee in accordance with employment agreements or option plans or agreements, provided, that (i) such Indebtedness, when aggregated with any payments made under Section 7.6(f), will not exceed $2,000,000 in any Fiscal Year and $6,000,000 during the term of this Loan Agreement, (ii) such Indebtedness shall be unsecured and subordinated on terms and conditions satisfactory to the Initial Arrangers and in any event not less favorable to the Loan Parties and the Lenders than the terms of the Subordinated Intercompany Note, subject to such covenants and events of default as may be acceptable to the Initial Arrangers and expressly provide that payments thereon shall be required only to the extent not restricted by any Financing Agreement;

          (i)    Subordinated Debt of the Loan Parties not to exceed an aggregate of $25,000,000 at any one time outstanding; provided, that the Net Cash Proceeds of such Subordinated Debt shall be applied within one Business Day of the incurrence of such Subordinated Debt to the prepayment, subject to Section 7.9, of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(a) of the Wynn Credit Agreement;

          (j)    Indebtedness of the Loan Parties incurred to finance the acquisition of the Additional Land, provided that such Indebtedness shall not exceed the fair market value of the Additional Land (provided, that in determining such fair market value consideration will be given to the value of the Additional Land to the Loan Parties in light of their current Property and Permitted Business);

          (k)  On or prior to the date that the Total Term Loan Extensions of Credit equals the Total Term Loan Commitments, Guarantee Obligations represented by performance bonds, guaranties, commercial letters of credit bankers' acceptances or similar instruments issued by Person other than Wynn Resorts or any Loan Party for the benefit of a trade creditor of any such Loan Party, in an aggregate amount not to exceed $10,000,000 at any time outstanding so long as (i) such is incurred in the ordinary course of business and (ii) the obligations of any Loan Party, as the case may be, supported by such performance bonds, guaranties, trade letters of credit, bankers' acceptances or similar instruments (1) consist solely of payment obligations with respect to costs incurred in accordance with the Project Budget which would otherwise be permitted to be paid by the applicable Loan Party pursuant to the Disbursement Agreement and (2) are secured, and (3) are secured solely by Liens permitted by Section 7.3(v);

          (l)    Indebtedness of the Borrower, the proceeds of which are used solely to develop and construct an Entertainment Facility, in an aggregate principal amount (or original accreted value, as applicable) at any time not to exceed the lesser of (a) $50,000,000 and (b) 200% of the Entertainment Facility Equity Proceeds; and

          (m)  additional Indebtedness of the Loan Parties in an aggregate principal amount (for all the Loan Parties) not to exceed $5,000,000 at any one time outstanding.

        Section 7.3.    Limitation on Liens.    Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

          (a)  Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Loan Party, as the case may be, in conformity with GAAP;

          (b)  carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings (such contest proceedings conclusively operating to stay the sale of any portion of the Collateral on account of such Lien); provided, that adequate reserves with respect thereto are maintained on the books of the applicable Loan Party, as the case may be, in conformity with GAAP;

          (c)  pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d)  deposits by or on behalf of the Loan Parties to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, appeal bonds and other obligations of a like nature incurred in the ordinary course of business, including, without limitation, deposits permitted pursuant to Section 6.10(c) of the Disbursement Agreement;

          (e)  easements, rights-of-way, restrictions, encroachments and other similar encumbrances and other minor defects and irregularities in title, in each case incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Loan Party;

          (f)    Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property (other than proceeds thereof) after the Document Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g)  Liens created pursuant to the Security Documents;

          (h)  leases and subleases permitted under Section 7.5(f) and any leasehold mortgage in favor of any party financing the lessee under any lease or sublease permitted under Section 7.5(f); provided that (a) no Loan Party is liable for the payment of any principal of, or interest, premiums or fees on, such financing and (b) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the applicable Mortgage;

          (i)    Liens created by the Golf Course Lease, the Driving Range Lease, the Building Lease or the Employee Parking Lot Lease (in each case encumbering only the Property covered by such associated lease agreement);

          (j)    licenses of patents, trademarks and other intellectual property rights granted by a Loan Party in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Loan Party;

          (k)  Liens securing Indebtedness permitted under Section 7.2(f)(i); provided, that any such Liens on the Equipment are junior in priority to the Liens securing the Obligations;

          (l)    Liens securing Indebtedness permitted under Section 7.2(f)(ii); provided, that any such Liens on the Equipment are junior in priority to the Liens securing the Obligations;

          (m)  prior to the Final Completion Date any "Permitted Liens" under the Disbursement Agreement;

          (n)  any attachment or judgment Lien not constituting an Event of Default under Section 8.1(h);

          (o)  Permitted Encumbrances;

          (p)  Liens arising from the filing of UCC financing statements relating solely to leases permitted by this Loan Agreement;

          (q)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (r)  any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Estate;

          (s)  Liens securing Indebtedness of the Loan Parties incurred pursuant to Section 7.2(g) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets (or the refinancing of such Indebtedness as otherwise permitted hereunder), (ii) such Liens do not at any time encumber any Property other than the Property (and proceeds thereof) financed by such Indebtedness, (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the Property financed by such Indebtedness is not of a type that will become affixed to the Project such that the removal thereof could reasonably be expected to materially interfere with the ongoing ordinary course operations of the Project;

          (t)    Liens securing Indebtedness of the Loan Parties incurred pursuant to Section 7.2(j) to finance the acquisition of the Additional Land, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of the Additional Land, (ii) such Liens do not at any time encumber any Property other than the Additional Land (and proceeds thereof) and (iii) the principal amount of Indebtedness secured thereby is not increased;

          (u)  Liens with respect to the Aircraft granted by World Travel to the Borrower securing Indebtedness under the Intercompany Note; and

          (v)  Liens on cash disbursed pursuant to the Disbursement Agreement and deposited with, or held for the account of, any Loan Party securing reimbursement obligations under performance bonds, guaranties, commercial letters of credit, bankers' acceptances or similar instruments permitted under Section 7.2(k) granted in favor of the issuers of such performance bonds, guaranties, commercial letters of credit or bankers' acceptances, so long as (i) any cash disbursed to secure such reimbursement obligations is invested in Permitted Securities only and (ii) the amount of cash and/or Permitted Securities secured by such Liens is note less than the amount of Indebtedness secured thereby and in any event does not exceed 110% of the amount of the Indebtedness secured thereby (ignoring, for purposes of this clause (ii), any interest earned or paid on such cash and any dividends or distributions declared or paid in respect of such Permitted Investments).

        Section 7.4.    Limitation on Fundamental Changes.    Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

          (a)  (i) any Solvent Loan Party (other than the Water Entities) may be merged or consolidated with or into the Borrower or any Solvent Subsidiary of the Borrower (other than Capital Corp. and the Completion Guarantor), (ii) Valvino may be merged or consolidated with or into Wynn Resorts Holdings and Wynn Resorts Holdings may be merged or consolidated with or into Valvino (in each case so long as each of Wynn Resorts Holdings and Valvino are Solvent) and (iii) any Solvent Wynn Group Entity may be merged or consolidated with or into any other Loan Party other than the Water Entities or Capital Corp. (so long as such Loan Party is Solvent)

  (provided that in the event any such merger or consolidation involves the Borrower, the Borrower shall be the continuing or surviving entity and, in the event such merger or consolidation involves a Subsidiary of the Borrower (but not the Borrower), a Subsidiary of the Borrower shall be the continuing or surviving entity);

          (b)  (i) any Solvent Loan Party may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Solvent Subsidiary of the Borrower (other than Capital Corp. and the Completion Guarantor), (ii) Valvino may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Wynn Resorts Holdings and Wynn Resorts Holdings may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Valvino (in each case so long as each of Wynn Resorts Holdings and Valvino are Solvent) and (iii) any Solvent Wynn Group Entity may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Loan Party other than the Water Entities or Capital Corp. (so long as such Loan Party is Solvent); provided, that any permitted Disposition of Capital Stock of a Loan Party pursuant to this Section 7.4(b) must be of no less than all Capital Stock of such Loan Party; provided, further, that in no event shall (x) Wynn Resorts Holdings be permitted to Dispose of any Capital Stock of the Borrower (other than to the extent such Disposition occurs in connection with the merger of Wynn Resorts Holdings into Valvino as permitted pursuant to Section 7.4(a)) or (y) the Borrower or any of its Subsidiaries acquire the Capital Stock of either of the Water Entities (other than to the extent such Disposition occurs in connection with the merger of a Water Entity into the Borrower or a Subsidiary of the Borrower as permitted pursuant to Section 7.4(a); provided, that in no event shall Desert Inn Improvement become a Subsidiary of the Borrower); and

          (c)  any Loan Party may Dispose of any of its Property in accordance with Section 7.5.

        Section 7.5.    Limitation on Disposition of Property.    Dispose of any of its Property or Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or issue or sell any shares of Capital Stock to any Person, except:

          (a)  the Disposition in the ordinary course of business of obsolete or worn out Property or Property no longer useful in the business of the applicable Loan Party; provided, that either (i) with respect to Property Disposed by reason of it being no longer useful in the business of the applicable Loan Party, such Disposition could not reasonably be expected to materially adversely affect the Project, any of the Mortgaged Properties or any of the Collateral or (ii) with respect to Property Disposed of by reason of its obsolescence or worn out condition prior to or promptly following such Disposition any such Property shall be replaced with other Property of substantially equal or greater utility and either (x) a value at least substantially equal to that of the replaced Property when first acquired or (y) substantially equal or greater quality and, if applicable, prestige and caliber as the replaced Property when first acquired and free from any Lien of any other Person (subject to Permitted Liens) and the applicable Loan Party shall subject such replacement property to the Lien of the Security Documents in favor of the Lenders of at least the same priority as the Property so replaced;

          (b)  the Disposition of Cash or Cash Equivalents or Permitted Securities (in each case in transactions otherwise permitted hereunder), Investments permitted pursuant to Section 7.8, inventory (in the ordinary course of business) and receivables (in connection with the collection thereof and otherwise as customary in gaming operations of the type conducted by the Loan Parties);

          (c)  Dispositions permitted by Section 7.4 (including the Disposition of Capital Stock of Loan Parties pursuant to Section 7.4(b));

          (d)  the sale or issuance of any Loan Party's Capital Stock (other than Disqualified Stock) to its direct parent that is a Loan Party in furtherance of Investments permitted pursuant to Section 7.8(e);

          (e)  Dispositions of Property having a fair market value not in excess of $5,000,000 in the aggregate (with respect to all the Loan Parties) in any Fiscal Year following the Completion Date; provided, that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (ii) the sole consideration received shall be cash; and (iii) to the extent such Asset Sales relate to the Collateral, the proceeds of such Asset Sales shall be applied to either (A) the prepayment of the Loans pursuant to Section 3.1(a) or (B) the acquisition of assets which shall become a Substitute Item or Substitute Items pursuant to Section 4.7 of the Borrower Security Agreement;

          (f)    subject to Section 4.2 of the Borrower Security Agreement, the Borrower may enter into any leases with respect to any Item of Equipment, and subject to Section 4.2 of the Aircraft Security Agreement, the Aircraft Trustee, or World Travel pursuant to the Aircraft Operating Agreement, may enter into any lease with respect to the Aircraft, and Valvino may enter into any commercial office space leases with respect to the Phase II Land Building;

          (g)  any Loan Party may dedicate space within the Project for the purpose of constructing (i) a mass transit system, (ii) a pedestrian bridge over or a pedestrian tunnel under Las Vegas Boulevard or Sands Avenue or similar structures to facilitate pedestrians or traffic, (iii) a right turn lane or other roadway dedication or (iv) such other structures or improvements reasonably related to and in furtherance of the development, construction and operation of the Project; provided, that in each case such dedication does not materially impair or interfere in the use or operation of the Project or any Loan Party or materially detract from the value of the Property subject thereto;

          (h)  the Loan Parties may license trademarks and trade names in the ordinary course of business;

          (i)    the incurrence of Liens permitted under Section 7.3, provided that any leases other than those permitted pursuant to Section 7.3(i) (whether or not constituting Permitted Liens) shall be permitted only to the extent provided in subsection (f) above and the last paragraph of this Section 7.5;

          (j)    The applicable Golf Course Land Owner(s) shall be permitted to Dispose of the Wynn Home Site Land to Mr. Wynn, and the Lenders hereby consent to such Disposition, on the conditions that (i) no Default or Event of Default has occurred and is continuing at the time of such Disposition, and (ii) such disposition is permitted pursuant to the terms of the Wynn Credit Agreement or the Wynn Banks concurrently consent to such Disposition;

          (k)  The Golf Course Owner(s) shall be permitted to Dispose of the Golf Course Land and in connection therewith the applicable Loan Parties shall be permitted to Dispose of their ownership in the Capital Stock of Desert Inn Water and Desert Inn Improvement and the DIIC Water Permits (other than the DIIC Casino Water Permit), and the Lenders hereby consent to such Dispositions, on the conditions that (i) no Default or Event of Default has occurred and is continuing at the time of such Dispositions and (ii) such Disposition is permitted pursuant to the terms of the Wynn Credit Agreement or the Wynn Banks otherwise concurrently consent to such Disposition;

          (l)    The applicable Golf Course Land Owner(s) shall be permitted to Dispose of the Home Site Land, and the Lenders hereby consent to such Disposition, on the conditions that (i) no Default or Event of Default has occurred and is continuing at the time of such Disposition and (ii) such Disposition is permitted pursuant to the terms of the Wynn Credit Agreement or the Wynn Banks otherwise concurrently consent to such Disposition;

          (m)  Valvino shall be permitted to Dispose of the Phase II Land, and the Lenders hereby consent to such Disposition, on the conditions that (i) no Default or Event of Default has occurred and is continuing at the time of such Disposition and (ii) such Disposition is permitted pursuant to the terms of the Wynn Credit Agreement or the Wynn Banks otherwise concurrently consent to such Disposition;

          (n)  any Event of Eminent Domain, provided, that the requirements of Section 8.1 are complied with in connection therewith; and

          (o)  Dispositions of Items of Equipment which are replaced pursuant to Section 4.7 of the Borrower Security Agreement.

          (p)  the Disposition of the Existing Aircraft so long as (i) within three (3) Business Days after such Disposition, World Travel or a trust of which World Travel is the beneficial interest holder acquires the Replacement Aircraft, (ii) the aggregate Net Disposition Proceeds from such Disposition are applied to the acquisition of the Replacement Aircraft and no Loan Party applies any other amounts to such acquisition other than (x) proceeds of equity capital contributions from Wynn Resorts (or another Loan Party to the extent acting as an intermediary for purposes of contributing equity capital contributions from Wynn Resorts) and (y) proceeds from Advances hereunder and (iii) such Disposition of the Existing Aircraft and the acquisition of the Permitted Aircraft is permitted pursuant to the Other Indebtedness; and

          (q)  Valvino shall be permitted to effectuate the Valvino Water Permit Transfer (or any portion thereof) and DIIC shall be permitted to effectuate the DIIC Water Transfer (or any portion thereof).

        Section 7.6.    Limitation on Restricted Payments.    Declare or pay any dividend (other than dividends payable solely in common stock (excluding Disqualified Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Loan Party, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating any Loan Party to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

          (a)  any Loan Party may pay a dividend or other distribution to Wynn Resorts, through any intermediate Wholly Owned Subsidiaries of Wynn Resorts, of amounts necessary to repurchase Capital Stock or Indebtedness of Wynn Resorts (other than Capital Stock held by the Existing Stockholders) to the extent required by the Nevada Gaming Authorities for not more than the fair market value thereof in order to avoid the suspension, revocation or denial by the Nevada Gaming Authorities of a gaming license necessary for the ownership, construction, maintenance, financing or operation of the Project, in any event to the extent such suspension, revocation or denial would have a Material Adverse Effect; provided, that so long as such efforts do not jeopardize any such gaming license necessary for the ownership, construction, maintenance, financing or operation of the Project, Wynn Resorts and its Subsidiaries shall have diligently and in good faith attempted to find a third-party purchaser(s) for such Capital Stock or Indebtedness and no third-party purchaser(s) acceptable to the Nevada Gaming Authorities was willing to purchase such Capital Stock or Indebtedness within a time period acceptable to the Nevada Gaming Authorities;

          (b)  on the Completion Guaranty Release Date, the Completion Guarantor may pay a dividend or other distribution to Wynn Resorts, through any intermediate Wholly Owned Subsidiaries of Wynn Resorts, in an amount equal to the amount on deposit in the Completion Guaranty Deposit Account after application of amounts on deposit therein in accordance with Section 2.10 of the Disbursement Agreement;

          (c)  to the extent constituting Restricted Payments, (i) any Loan Party may consummate a transaction permitted pursuant to Section 7.4, (ii) any Loan Party may make Dispositions permitted pursuant to Section 7.5, (iii) any Loan Party may make Investments permitted pursuant to Section 7.8, (iv) any Loan Party may pay Management Fees to Wynn Resorts permitted pursuant to Section 7.22 and (v) any Loan Party may take actions expressly permitted pursuant to Section 7.10;

          (d)  (i) any Subsidiary of the Borrower may declare and pay cash dividends to the Borrower or any Solvent Subsidiary of the Borrower (other than Capital Corp. or the Completion Guarantor), (ii) Wynn Resorts Holdings may declare and pay cash dividends to Valvino (so long as Valvino is Solvent) and (iii) any Wynn Group Entity may declare and pay cash dividends to any other Loan Party (so long as such Loan Party is Solvent);

          (e)  any Loan Party may make distributions to the direct or indirect owners of such Loan Party with respect to any period during which such Loan Party is a Pass Through Entity or a Consolidated Member, such distributions in an aggregate amount not to exceed such owners' Tax Amounts for such period;

          (f)    so long as no Default or Event of Default shall have occurred and be continuing and no Material Adverse Effect shall have occurred and be continuing (or, in either case, would result therefrom), the Loan Parties may pay dividends to other Loan Parties to permit such other Loan Parties to (i) repurchase common stock or common stock options from present or former employees of the Loan Parties (or their estates) upon the death, disability or termination of employment of such employees in accordance with employment agreements or option plans or agreements; provided, that the aggregate amount of payments under this subsection (f), when aggregated with any Indebtedness incurred by the Loan Parties pursuant to Section 7.2(h), will not exceed $2,000,000 in any Fiscal Year and $6,000,000 during the term of this Agreement;

          (g)  on and after the Completion Date and so long as no Default or Event of Default shall have occurred and be continuing and no Material Adverse Effect shall have occurred and be continuing (or, in either case, would result therefrom), the Loan Parties may make Restricted Payments not otherwise permitted under any other subsection of this Section 7.6 in an amount not to exceed an aggregate of $5,000,000, plus, for each Fiscal Year occurring after the Fiscal Year in which the Completion Date occurs, $2,000,000;

          (h)  to the extent constituting Restricted Payments, on or prior to the Final Completion Date the Borrower may pay Project Costs as permitted pursuant to the Disbursement Agreement; and

          (i)    until the earlier of (i) 12 months following the acquisition of the Replacement Aircraft with the Replacement Aircraft Indebtedness, and (ii) the sale by World Travel or the Aircraft Trustee, as the case may be, of the Existing Aircraft, the payment to Wynn Resorts of amounts necessary to pay interest then due and payable on the Replacement Aircraft Indebtedness in an aggregate amount not to exceed $1,000,000.

        Section 7.7.    Limitation on Capital Expenditures.    Make, commit to make or incur Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount among all Loan Parties in excess of the corresponding amounts set forth below opposite such Fiscal Year; provided, that other than Capital Expenditures (x) necessary to keep all associated Property and systems reasonably related to the operation of the Golf Course Land and improvements thereon and the Phase II Land and improvements thereon in good and working order and condition or (y) funded by the proceeds of equity capital contributions from Wynn Resorts (or another Loan Party to the extent acting as an intermediary for purposes of contributing equity capital contributions from Wynn Resorts for such Capital Expenditures) no event shall any Loan Party commit to make or incur Capital Expenditures with respect to the Golf Course or the Golf Course Land or improvements thereon in excess of (A) $3,000,000 during the period from the Completion Date through the 18 month anniversary thereof and (B) $5,000,000 in any 12 month period thereafter, and in no event shall any Loan Party commit to make or incur Capital Expenses with respect to the Phase II Land or improvements thereon in excess of $5,000,000 in any Fiscal Year; provided, further, that other than Capital Expenditures (x) necessary or advisable to keep all associated Property and systems reasonably related to the operation of the Aircraft in good and working order and condition, in each case whether pursuant to manufacturer requirements or suggestions, Requirements of Law, good aircraft maintenance practices or otherwise, or (y) funded by the proceeds of equity capital contributions from Wynn Resorts (or another Loan Party to the extent acting as an intermediary for purposes of contributing equity capital contributions from Wynn Resorts for such Capital Expenditures), in no event shall any Loan Party commit to make or incur Capital Expenditures with respect to the Aircraft.

Fiscal Year	Maximum Capital Expenditures
Fiscal Year 2005	$25,000,000
Fiscal Year 2006	$50,000,000
Fiscal Year 2007	$60,000,000
Fiscal Year 2008	$65,000,000
Fiscal Year 2009	$52,500,000

        Section 7.8.    Limitation on Investments.    Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

          (a)  extensions of trade credit in the ordinary course of business (including, without limitation, advances to patrons of the Project's casino operation consistent with ordinary course gaming operations);

          (b)  (i) prior to the Completion Date, Investments in Permitted Securities and (ii) on or after the Completion Date, Investments in Cash Equivalents;

          (c)  to the extent constituting Investments, the incurrence of Indebtedness permitted by Sections 7.2(b). 7.2(c) and/or 7.2(d);

          (d)  loans and advances to employees of the Loan Parties in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for all Loan Parties not to exceed $1,000,000 at any one time outstanding;

          (e)  Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) (i) by any Loan Party (other than the Water Entities) in the Borrower or any Solvent Subsidiary of the Borrower (other than Capital Corp. except with respect to Investments, the proceeds of which are necessary for the corporate maintenance of Capital Corp.), (ii) by

  Valvino in Wynn Resorts Holdings or by Wynn Resorts Holdings in Valvino (so long as Wynn Resorts Holdings, on the one hand, or Valvino, on the other hand, is Solvent) and (iii) by any Group 1 Entity in any other Loan Party other than the Water Entities or Capital Corp. (so long as such Loan Party is Solvent);

          (f)    Investments consisting of securities received in settlement of debt created in the ordinary course of business and owing to any Loan Party or in satisfaction of judgments;

          (g)  nominal capital contributions in connection and in furtherance of the formation of new Subsidiaries in accordance with Section 7.17;

          (h)  to the extent constituting Investments, (i) any Loan Party may consummate a transaction permitted pursuant to Section 7.4, (ii) any Loan Party may make Dispositions permitted pursuant to Section 7.5, (iii) any Loan Party may make Restricted Payments permitted pursuant to Section 7.8 and (iv) any Loan Party may take actions expressly permitted pursuant to Section 7.10; and

          (i)    in addition to Investments otherwise expressly permitted by this Section 7.8, so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom and no Material Adverse Effect shall have occurred and be continuing or would result therefrom, Investments by the Loan Parties in an aggregate amount (valued at cost) not to exceed $10,000,000 at any one time outstanding.

        Section 7.9.    Limitation on Optional Payments and Modifications of Governing Documents. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Indebtedness, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating any Loan Party to make payments to such Derivatives Counterparty as a result of any change in market value of such Indebtedness, other than the prepayment of Indebtedness incurred hereunder or the prepayment of the Other Indebtedness with the proceeds of the Permitted Refinancing Indebtedness; provided, that the Borrower may voluntarily prepay the Term Loans or the Revolving Credit Loans, with a corresponding permanent reduction of the Revolving Credit Commitment, so long as the Loans under this Loan Agreement are prepaid on a pro rata basis; provided, further, that the foregoing limitations shall not restrict the ability of the Borrower to (a) make payments under any Revolving Credit Loans to the extent such payments are not accompanied by a permanent reduction in the Revolving Credit Commitment, (b) amend or permit the amendment of its Governing Documents in any manner determined by the Collateral Agent not to be adverse to the Lenders or (c) amend, modify or otherwise change the provisions of Article IV of its limited liability company agreement relating to conduct) or any comparable provisions contained in its other charter documents (or, in each case, to the extent the relevant Loan Party is not a limited liability company, any comparable provisions contained in its Governing Documents), or fail to include provisions corresponding to those contained in Article IV of the limited liability company agreement of Valvino, as in effect on the Closing Date, in its limited liability company agreement or other applicable Governing Documents.

        Section 7.10.    Limitation on Transactions with Affiliates.    Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than such transactions solely between the Borrower and its Subsidiaries or solely between Subsidiaries of the Borrower) unless such transaction is:

          (a)  on terms that are not less favorable to that Loan Party than those that might be obtained at the time in a comparable arm's length transaction with Persons who are not Affiliates of such Loan Party and the Borrower has delivered to the Collateral Agent (1) with respect to any transaction involving an amount in excess of $1,000,000, a certificate signed by a Responsible Officer certifying that such transaction complies with this Section 7.10, (2) with respect to any transaction involving an amount in excess of $5,000,000, a resolution of the Board of Directors of the applicable Loan Party(ies) certifying that such transaction complies with this Section 7.10 and that such transaction has been approved by a majority of the Independent Directors of the applicable Loan Party(ies) and (3) with respect to any such transaction that involves aggregate payments in excess of $10,000,000 (or, with respect to Qualified Affiliate Transactions, $25,000,000), an opinion as to the fairness to the applicable Loan Party at the time such transaction is entered into from a financial point of view issued by an independent financial advisor satisfactory to the Collateral Agent;

; provided, that, in no such case shall such a transaction consist of, contain, or provide for the payment of (i) Affiliated Overhead Expense or (ii) any fee, profit or similar component benefiting any Loan Party or Affiliate of a Loan Party, all payments under such transactions to represent only the payment or reimbursement of actual costs and expenses, except (x) transactions where the Borrower or a Subsidiary of the Borrower is the recipient of such payments or (y) transactions where a Loan Party is the recipient of such payments and such payments are being made by a Person other than a Loan Party; provided, however, that (x) the Borrower shall be permitted to lease space at the Project for the development and operation of a Ferrari and Maserati automobile dealership to an Affiliate of the Borrower pursuant to the Dealership Lease Agreement at below market rent and (y) the Borrower shall be permitted to sublease space at the Phase II Building to Affiliates of the Borrower at below market rents;

          (b)  a Disposition permitted pursuant to Section 7.5 (provided, the requirements of subsection (a) above shall apply to leases of the Project by the Borrower permitted pursuant to Section 7.5(f) (other than the Dealership Lease and subleases of the Phase II Land Building) and Dispositions permitted pursuant to Section 7.5(b)), an Investment permitted pursuant to Section 7.8 or a Restricted Payment permitted pursuant to Section 7.6;

          (c)  so long as no Default or Event of Default shall have occurred and be continuing and no Material Adverse Effect shall have occurred and be continuing (or, in either case, would result therefrom), expressly contemplated by the Tax Indemnification Agreement;

          (d)  on and after the Completion Date, the reimbursement by the Borrower and its Subsidiaries to the other Loan Parties and Wynn Resorts of Allocable Overhead to the extent incurred by the other Loan Parties and Wynn Resorts; provided, that the amount of Allocable Overhead reimbursable by the Borrower and its Subsidiaries pursuant to this Section 7.10(d) during any 12-month period shall not exceed, in the aggregate, the greater of (x) $21,500,000 and (y) if the Consolidated Leverage Ratio of the Borrower for the period of four full consecutive fiscal quarters ending on the Quarterly Date immediately prior to the commencement of such 12 month period is 3.5 to 1.0 or less, 1.29% of Net Revenues of the Borrower and its consolidated Subsidiaries for such four full consecutive fiscal quarter period; or

          (e)  expressly contemplated by the Golf Course Lease, the Driving Range Lease, the Employee Parking Lot Lease, the Art Rental and Licensing Agreement, the Water Supply

  Agreement, the Management Agreement (but only to the extent payments thereunder do not constitute Management Fees (payments of such amounts being governed pursuant to Section 7.22)), the Building Lease, the WDD Agreement and the Aircraft Operating Agreement; provided, however, any amendments, modifications or supplements thereto after the Closing Date shall comply with Section 7.10(a); and

          (f)    on or prior to the Final Completion Date, the payment of Project Costs as permitted pursuant to the Disbursement Agreement.

        Section 7.11.    Limitation on Sales and Leasebacks.    Enter into any arrangement with any Person providing for the leasing by any Loan Party of Property which has been or is to be sold or transferred by any Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of any Loan Party.

        Section 7.12.    Limitation on Changes in Fiscal Periods.    Permit the fiscal year of any Loan Party to end on a day other than December 31 or change any Loan Party's method of determining fiscal quarters.

        Section 7.13.    Limitation on Negative Pledge Clauses.    Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of a Loan Party to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the FF&E Guaranty other than (i) this Loan Agreement and the other Financing Agreements, (ii) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibiting or limitation shall only be effective against the assets financed thereby and proceeds thereof); provided, that the principal amount of Indebtedness thereunder shall exceed 75% of the original purchase price of the assets financed thereby, and (iii) as required by applicable law or any applicable rule or order of any Nevada Gaming Authority.

        Section 7.14.    Limitation on Restrictions on Subsidiary Distributions, Etc.    Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Loan Party to (i) make Restricted Payments in respect of any Capital Stock of such Loan Party held by, or pay or subordinate any Indebtedness owed to, any other Loan Party, (ii) make Investments in any other Loan Party or (iii) transfer any of its assets to any other Loan Party, except for such encumbrances or restrictions existing under or by reason of (A) any restrictions existing under the Loan Documents or the Wynn Credit Documents, (B) any restrictions under the Mortgage Notes Indenture, and (C) as required by applicable law or any applicable rule or order of any Nevada Gaming Authority.

        Section 7.15.    Limitation on Lines of Business.    Subject to Sections 7.24 and 7.25, enter into any business or investment activities, whether directly or indirectly, other than Permitted Businesses; provided, however, that (a) Capital Corp. shall not hold any material Property, incur any Indebtedness or become liable for any obligations or engage in any business activities (other than as co-obligor with respect to the Other Indebtedness and Other Security Documents with respect to the Mortgage Notes Indenture), or have any Subsidiaries and (b) the Water Entities shall not hold any material Property other than the DIBC Water Permits and other Property reasonably related to the provision of water services to the Gold Course and the Additional Land or engage in any business activities other than the provision of water services to the Golf Course and surrounding properties.

        Section 7.16.    Restrictions on Changes.    (a) Agree to any amendment to, assignment or termination of, or waive any of its rights under, any Permit or Project Document or enter into any new Project Document or Permit (it being understood that any Material Contracts which are covered by subsection (c) of this Section 7.16 shall also be subject to the restrictions set forth therein) without in each case obtaining the prior written consent of the Required Lenders if in any such case such amendment or waiver or new Project Document or Permit could reasonably be expected to have a

Material Adverse Effect or otherwise adversely affect the Lenders in any material respect (taking into consideration any viable replacements or substitutions therefore at the time such determination is made).

        (b)  Amend or otherwise change the terms of any Financing Agreements (other than the Loan Documents) or permit the termination thereof (other than in accordance with the terms thereof), or enter into any new Financing Agreements or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment, change or new Financing Agreement is to increase the interest rate or fees on the Indebtedness evidenced thereby, change (to earlier or more frequent dates) any dates upon which payments of principal or interest are due thereon, change the redemption, prepayment or defeasance provisions thereof or change the subordination provisions thereof (or of any guaranty thereof); provided, that the Borrower may amend the terms of any other Financing Agreement to increase the principal amount thereof if such interest is otherwise expressly permitted by the Intercreditor Agreements and this Loan Agreement.

        (c)  Amend, waive or otherwise change, or permit any amendment or waiver of, the terms of either the Intercompany Note or the Aircraft Security Agreement or permit the termination thereof.

        (d)  Agree to any amendment to, assignment or termination of, or waive any of its rights under, any Material Contract (other than Material Contracts described in clause (ii) of the definition thereof) or enter into a new Material Contract (other than Material Contracts described in clause (ii) of the definitions thereof) without in each case obtaining the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained in this Section 7.16(d), this Section 7.16(d) shall not apply to Construction Contracts.

        Section 7.17.    Limitation on Formation and Acquisition of Subsidiaries and Purchase of Capital Stock.    Except as otherwise permitted pursuant to Section 7.4, form, create or acquire any direct or indirect Subsidiary, except so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower and its Subsidiaries may form, create or acquire new Domestic Subsidiaries (in the event of an acquisition of a new Domestic Subsidiary, so long as such new Domestic Subsidiary is Solvent); provided, that (a) no such new Subsidiary shall own or operate or possess any material license, franchise or right used in connection with the ownership or operation of the Project or any material Project assets, (b) any such new Subsidiary shall be a Wholly Owned Subsidiary of its requisite parent entity, and (c) any such new Subsidiary shall become a Loan Party hereunder and otherwise comply with the requirements of Section 6.10. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Loan Party own any Capital Stock other than that of its Wholly Owned Subsidiaries.

        Section 7.18.    Limitation on Hedge Agreements.    Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, and to protect against changes in interest rates or foreign exchange rates.

        Section 7.19.    Limitation on Sale or Discount of Receivables.    Except as permitted pursuant to Section 7.5(b), directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable other than an assignment for purposes of collection in the ordinary course of business.

        Section 7.20.    Limitation on Zoning and Contract Changes and Compliance.    Initiate, consent to or acquiesce to (a) any zoning downgrade of the Mortgaged Properties or seek any material variance under any existing zoning ordinance except, in each case, to the extent such downgrade or variance could not reasonably be expected to materially and adversely affect the occupancy, use or operation of the Golf Course Land, the Phase II Land or the Casino Land, (b) use or permit the use of the Mortgaged Properties in any manner that could result in such use becoming a non-conforming use (other than a non-conforming use otherwise in compliance with applicable land use laws, rules and regulations by virtue of a variance or otherwise) under any zoning ordinance or any other applicable land use law, rule or regulation or (c) any change in any laws, requirements of Governmental Authorities or obligations created by private contracts which now or hereafter could reasonably be likely to materially and adversely affect the occupancy, use or operation of the Golf Course Land, the Phase II Land or the Casino Land or Collateral.

        Section 7.21.    No Joint Assessment; Separate Lots.    Suffer, permit or initiate the joint assessment of any Mortgaged Property with any other real property constituting a separate tax lot.

        Section 7.22.    Restrictions on Payments of Management Fees.    Pay to Wynn Resorts any Management Fees unless:

          (a)  no Default or Event of Default shall have occurred and be continuing or would result from such payment and no Material Adverse Effect shall have occurred and be continuing or would result from such payment;

          (b)  the Consolidated Leverage Ratio of the Borrower and its consolidated Subsidiaries for the most recently ended four full consecutive fiscal quarter period of the Borrower immediately preceding the date on which such Management Fee is proposed to be paid is no greater than 3.5 to 1.0 calculated on a pro forma basis, giving effect to the payment of the Management Fees proposed to be paid and any Indebtedness proposed to be incurred to finance the payment of such Management Fees as if the same was paid and/or incurred during such prior period; and

          (c)  such Management Fees in the aggregate not to exceed, during any 12-month, period 1.5% of the Net Revenues of the Borrower and its consolidated Subsidiaries for the period of four full consecutive fiscal quarters of the Borrower most recently ended prior to the commencement of such 12-month period.

        Any Management Fees not permitted to be paid during a particular 12-month period, pursuant to this Section 7.22 shall be deferred and shall accrue. Such accrued and unpaid Management Fees may be paid in any subsequent 12-month period to the extent such payment would be permitted under this Section 7.22 and the Management Fees Subordination Agreement.

        Section 7.23.    Additional Material Contracts.    Enter into or become a party to any Additional Material Contract except upon delivery to the Administrative Agent of each Delivery Requirement with respect to such Additional Material Contract; provided, however, that the requirements of this Section 7.23 shall not apply to Construction Contracts.

        Section 7.24.    Lease Terminations.    Terminate or permit the termination of, or reduce or permit the reduction of the Real Estate or other Property covered by, (i) the Driving Range Lease, the Building Lease or the Parking Lot Lease, in each case until such time as (A) the Phase II Land is Disposed of in accordance with Section 7.5(m) and (B) with respect to the Parking Lot Lease, the Borrower has entered into such agreements or otherwise obtained such Property which in the reasonable opinion of the Majority Arrangers provides a satisfactory alternative to the Parking Lot Lease with respect to the provision of parking services for the Borrower's employees or (ii) the Golf Course Lease until such time as the Golf Course Land is Disposed of in accordance with Section 7.5(k) (provided, that the Real Estate or other Property subject to the Golf Course Lease may be reduced in connection with the Disposition of the Wynn Home Site Land pursuant to Section 7.5(j) or the Disposition of the Home Site Land in accordance with Section 7.5(l), in either case so long as such reduction is only with respect to such Real Estate or other Property being Disposed of pursuant to such Disposition).

        [ADDITIONAL COVENANTS TO COME BASED ON DILIGENCE, INCLUDING WITH RESPECT TO OKADA]

SECTION 8. RISK OF LOSS; INSURANCE.

        Section 8.1.    Casualty.    Upon the occurrence of (i) a Casualty or a series of Casualties with respect to an Item or Items of Equipment with a Purchase Price aggregating in excess of $1,000,000 or (ii) a Casualty with respect to the Airframe or an Engine, the Borrower shall give Lenders and Collateral Agent prompt notice thereof (a "Casualty Notice"). The Casualty Notice shall specify whether the Borrower will:

          (a)  pay to Lenders (i) the Casualty Amount of the Item or Items of Equipment, Airframe or Engine suffering such Casualty or series of Casualties, together with (ii) all Interest then due and owing, (iii) any amounts then due and owing and (iv) if such amount is paid on a date which is not a Payment Date an amount equal to the sum of the Applicable Administrative Charge with respect to such Casualty Amount (the "Casualty Settlement Date"); or

          (b)  replace, or cause to be replaced, the Item or Items of Equipment, Airframe or Engine with respect to which the Casualty or series of Casualties has occurred pursuant to the following provisions of this Section 8.1, provided that upon the occurrence and during the continuance of a Default or an Event of Default or in the event such Casualty is pursuant to the last sentence of the definition thereof, the Borrower shall be obligated, at the option of the Required Lenders, to make the payments referred to in clause (a) above and shall not be entitled to exercise any right or election of replacement pursuant to this clause (b).

        If the Borrower has elected, or is required, to pay the Casualty Amount pursuant to clause (a) above, the Borrower shall continue to make all payments of Interest and Required Prepayments due under this Loan Agreement until and including the Casualty Settlement Date. Upon payment of the Casualty Amount in respect of any Item of Equipment, Airframe or Engine suffering Casualty on such Casualty Settlement Date together with all Interest then due and owing, the remaining scheduled Required Prepayments and Interest under this Loan Agreement shall be reduced such that the remaining Required Prepayments, when aggregated with all other Required Prepayments, shall fully amortize the outstanding Loan Balance by the Majority Date.

        Equipment Replacements—If the Borrower has given notice that it intends to replace the Item or Items of Equipment suffering such Casualty or series of Casualties, and such replacement is permitted under the foregoing clause (b), the Borrower may make subject to this Loan Agreement, not later than the Casualty Settlement Date with respect to such Item or Items of Equipment, a replacement for such Item or Items of Equipment meeting the suitability standards hereinafter set forth (a "Replacement Item"). To be suitable as a Replacement Item of Equipment, an item (or items) must (i) be of the same general type, (ii) have the same or better remaining economic useful life, state of repair and operating condition (immediately preceding the Casualty or series of Casualties assuming that such Item or Items of Equipment had been maintained in accordance with the terms of Section 4 of the Borrower Security Agreement) as the Item or Items of Equipment, taken as a whole, suffering the Casualty or series of Casualties, (iii) have a Fair Market Value of not less than the Fair Market Value (immediately preceding the Casualty or series of Casualties assuming that such Item or Items of Equipment had been maintained in accordance with the terms of Section 4 of the Borrower Security Agreement) of the Item or Items of Equipment, taken as a whole, suffering the Casualty or series of Casualties and (iv) be free and clear of any Liens other than Permitted Liens. In the event any Replacement Item of Equipment is of an earlier year of construction than the replaced Item or Items of Equipment, the Borrower shall deliver an appraisal in form and substance satisfactory to the Required Lenders from an appraiser selected by the Required Lenders confirming that such Replacement Item or Items of Equipment meet the standards set forth in clause (ii) and (iii) of the immediately preceding sentence. The Borrower shall cause a Borrower Security Agreement Supplement to be executed and delivered to Collateral Agent and Lenders in order to subject such replacement item or items to the Borrower Security Agreement, and upon such execution and delivery and the receipt by Collateral Agent and the

Lenders of (i) evidence reasonably satisfactory to them of the Borrower's compliance with the insurance provisions of Section 8.2 with respect to such replacement item or items, and (ii) an opinion of counsel to the Borrower opining as to the authorization, execution and delivery of a Borrower Security Agreement Supplement, the enforceability of the Borrower Security Agreement Supplement and the filing and recording of the Borrower Security Agreement Supplement and UCC financing statements with respect thereto and, in each case, consistent with the opinions delivered on any Advance Date covering such matters, such replacement item or items shall be deemed an "Item of Equipment" or "Items of Equipment" for all purposes hereof.

        Airframe Replacements—If the Borrower has given notice that it intends to replace, or permit to be replaced, an Airframe suffering a Casualty, and such replacement is permitted under the foregoing clause (b), the Borrower may make, or permit, subject to this Loan Agreement, not later than the Casualty Settlement Date with respect to such Airframe, a replacement for such Airframe meeting the suitability standards hereinafter set forth (a "Replacement Airframe"). To be suitable as a Replacement Airframe, an airframe must (i) be a passenger aircraft, (ii) have the same or better remaining economic useful life, state of repair and operating condition (immediately preceding the Casualty assuming that such Airframe had been maintained in accordance with the terms of Section 4 of the Aircraft Security Agreement) as the Airframe suffering the Casualty, (iii) have a Fair Market Value of not less than the Fair Market Value (immediately preceding the Casualty assuming that such Airframe had been maintained in accordance with the terms of Section 4 of the Aircraft Security Agreement) of the Airframe suffering the Casualty and (iv) be free and clear of any Liens other than Permitted Liens. The Borrower shall deliver an appraisal in form and substance satisfactory to the Required Lenders from an appraiser selected by the Required Lenders confirming that such Replacement Airframe meets the standards set forth in clause (ii) and (iii) of the immediately preceding sentence. The Borrower shall cause the Aircraft Trustee to cause an Aircraft Security Agreement Supplement to be executed and delivered to the Borrower in order to subject such Replacement Airframe to the Aircraft Security Agreement, and upon such execution and delivery and the receipt by Lenders of:

            (i)  evidence reasonably satisfactory to Lenders of the Borrower's or World Travel's, as the case may be, compliance with the insurance provisions of Section 8.2 with respect to such Replacement Airframe;

          (ii)  an opinion of counsel of the Aircraft Trustee and, as applicable, World Travel opining as to the authorization, execution and delivery of the Aircraft Security Agreement Supplement, the enforceability of the Aircraft Security Agreement Supplement and the filing and recording of the Aircraft Security Agreement Supplement and UCC financing statements with respect thereto and, in each case, consistent with the opinions delivered on any Advance Date covering such matters;

          (iii)  such documents and evidence with respect to the Borrower, the Aircraft Trustee and, as applicable, and World Travel as Lenders or their counsel may reasonably request in order to establish the consummation of the transactions contemplated hereby, the taking of all corporate proceedings in connection with and compliance with the conditions set forth herein, in each case in form and substance reasonably satisfactory to such party, including evidence that the Replacement Airframe has been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Aircraft Security Agreement and application for registration of the Replacement Airframe in the name of the Aircraft Trustee has been duly made with the FAA and World Travel has temporary or permanent authority to operate the Replacement Airframe; and

          (iv)  an appraisal from an independent appraiser setting forth the Fair Market Value and remaining useful life with respect to such Replacement Airframe, which amount shall be at least equal to the Fair Market Value and remaining useful life of the Airframe being replaced;

such Replacement Airframe shall be deemed an "Airframe" for all purposes hereof.

        Engine Replacements—If the Borrower has given notice that it intends to replace, or permit to be replaced, an Engine suffering a Casualty, and such replacement is permitted under the foregoing clause (b), the Borrower may make subject to this Loan Agreement, not later than the Casualty Settlement Date with respect to such Engine, a replacement for such Engine meeting the suitability standards hereinafter set forth (a "Replacement Engine"). To be suitable as a Replacement Engine, an engine must be (i) the same general type and of the same Manufacturer, (ii) have the same or better remaining economic useful life, state of repair and operating condition (immediately preceding the Casualty assuming that such Engine had been maintained in accordance with the terms of Section 4 of the Aircraft Security Agreement) as the Engine suffering the Casualty, (iii) have a Fair Market Value of not less than the Fair Market Value (immediately preceding the Casualty assuming that such Engine had been maintained in accordance with the terms of Section 4 of the Aircraft Security Agreement) of the Engine suffering the Casualty and (iv) be free and clear of any Liens other than Permitted Liens. In the event any Replacement Engine is of an earlier year of construction than the replaced Engine, the Borrower shall deliver an appraisal in form and substance satisfactory to the Required Lenders from an appraiser selected by the Required Lenders confirming that such Replacement Engine meets the standards set forth in clause (ii) and (iii) of the immediately preceding sentence. The Borrower shall cause World Travel to cause an Aircraft Security Agreement Supplement to be executed and delivered to the Borrower in order to subject such Replacement Engine to the Aircraft Security Agreement, and the Borrower shall cause a Borrower Security Agreement Supplement to be executed and delivered to the Collateral agent on behalf of the Lenders in order to subject the Borrower's interest in such Replacement Engine to the Borrower Security Agreement, and upon such execution and delivery and the receipt by Lenders of (i) evidence reasonably satisfactory to them of the Borrower's compliance with the insurance provisions of Section 8.2 with respect to such Replacement Engine, and (ii) an opinion of counsel to the Borrower and World Travel opining as to the authorization, execution and delivery of the Borrower Security Agreement Supplement and the Aircraft Security Agreement Supplement, the enforceability of the Borrower Security Agreement Supplement and the Aircraft Security Agreement Supplement and the filing and recording of the Borrower Security Agreement Supplement and the Aircraft Security Agreement Supplement and UCC financing statements with respect thereto and, in each case, consistent with the opinions delivered on any Advance Date covering such matters, such Replacement Engine shall be deemed an "Engine" for all purposes hereof.

        If (i) Lenders have received the amount payable with respect to the Casualty or series of Casualties and all other amounts due hereunder, or (ii) the Item or Items of Equipment, Airframe or Engine have been substituted in accordance herewith, and, in each case, no Default or Event of Default exists, the Borrower shall be entitled to receive from the Collateral Agent the proceeds of any recovery in respect of the Item or Items of Equipment, Airframe or Engine from insurance or otherwise, to the extent recovered by Collateral Agent ("Casualty Recoveries"), and Collateral Agent, subject to the rights of any insurer insuring the Items of Equipment, Airframe or Engine as provided herein, shall execute and deliver to the Borrower, or to its assignee or nominee, a release for the Item or Items of Equipment, Airframe or Engine, and such other documents as may be required to release the Item or Items of Equipment, Airframe or Engine from the terms of the Borrower Security Agreement, in such form as may reasonably be requested by the Borrower. All fees, costs and expenses relating to a substitution as described herein shall be borne by the Borrower. Except as otherwise provided in this Section 8.1, the Borrower shall not be released from its obligations hereunder in the event of, and shall bear the risk of, any Casualty to any Item of Equipment, Airframe or Engine prior to or during the term of this Loan Agreement and thereafter until all of the Borrower's obligations hereunder are fully performed.

        Any payments (including, without limitation, insurance proceeds) received at any time by Collateral Agent, Lenders or the Borrower from any Authority or other party with respect to any loss or damage to any Item or Items of Equipment, Airframe or Engine not constituting a Casualty (i) up to

$1,000,000, shall be paid to the Borrower, so long as no Default or Event of Default shall have occurred and be continuing, for application to repair or replacement of property in accordance with Section 8.1 and Section 4.3 of the Borrower Security Agreement or Section 4.3 of the Aircraft Security Agreement, as the case may be, or (ii) in excess of $1,000,000, shall be held by Collateral Agent and applied directly in payment of repairs or for replacement of property in accordance with the provisions of Section 6.1 and Section 4.3 of the Borrower Security Agreement or Section 4.3 of the Aircraft Security Agreement, as the case may be, if not already paid by the Borrower, or if already paid by the Borrower and no Default or Event of Default shall have occurred and be continuing, shall be applied to reimburse the Borrower for such payment, and any balance remaining after compliance with said Sections with respect to such loss or damage shall be retained by or disbursed to (as applicable) the Borrower.

        THE BORROWER HEREBY ASSUMES ALL RISK OF LOSS, DAMAGE, THEFT, TAKING, DESTRUCTION, CONFISCATION, REQUISITION, COMMANDEERING, TAKING BY EMINENT DOMAIN OR CONDEMNATION, PARTIAL OR COMPLETE, OF OR TO EACH ITEM OF EQUIPMENT, AIRFRAME AND ENGINE, HOWEVER CAUSED OR OCCASIONED, SUCH RISK TO BE BORNE BY THE BORROWER WITH RESPECT TO EACH ITEM OF EQUIPMENT, AIRFRAME AND ENGINE. THE BORROWER AGREES THAT NO OCCURRENCE SPECIFIED IN THE PRECEDING SENTENCE SHALL IMPAIR, IN WHOLE OR IN PART, ANY OBLIGATION OF THE BORROWER UNDER THIS LOAN AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE OBLIGATION TO PAY INTEREST.

        Section 8.2.    Insurance Coverages.    In addition to the requirements set forth in Exhibit O to the Disbursement Agreement, the Borrower shall at all times, at its expense, cause to be carried and maintained with financially sound and reputable insurers, insurance against loss or damage to the Items of Equipment, Airframe and Engine, of the kinds and in the amounts customarily maintained by similar corporations engaged in similar operations in similar jurisdictions and carry such other insurance as is usually carried by such corporations, provided that in any event the Borrower will maintain

        (I)  with respect to Equipment:

          (a)  Casualty Insurance—insurance against risks of physical loss or damage with respect to the Items of Equipment with deductibles and in such minimum amounts as are consistent with industry standards; provided, however, that at no time shall the amount of coverage, on a replacement cost basis, be less than the outstanding Loan Balance as shall be applicable to the Items of Equipment;

          (b)  Comprehensive General Liability Insurance—combined single limit comprehensive general liability insurance against claims for bodily injury, death or property damage in amounts at least equal to $50,000,000 per occurrence, with such deductibles as are carried by similarly situated companies operating similar facilities and equipment; and

          (c)  Other Insurance—such other insurance, including comprehensive and worker's compensation insurance, in each case, generally carried by owners of equipment similar to the Items of Equipment and properties in each jurisdiction where the Items of Equipment are located, in such amounts and against such risks as are then customary for equipment and property similar in use;

        (II)  with respect to Aircraft:

          (a)  Casualty Insurance—all risk aircraft hull insurance against risks of physical loss or damage with respect to the Aircraft, and all-risk coverage with respect to any Engines or Parts while removed from the Aircraft (including, without limitation, war risk, confiscation and hijacking insurance, if and to the extent the same is maintained by the Borrower or World Travel with respect to other aircraft or engines owned or operated by the Borrower or World Travel on the same routes that the Aircraft is regularly operated on or where the custom in the industry is to carry war risk insurance on aircraft operated on routes flown by the Aircraft), with deductibles and in such minimum amounts as are consistent with industry standards; provided, however, that at no time shall the amount of coverage, on a replacement cost basis, be less than the outstanding Loan Balance as shall be applicable to the Aircraft;

          (b)  Comprehensive General Liability Insurance—combined single limit comprehensive general liability insurance against claims for bodily injury, death or property damage (including, without limitation, contracted liability, cargo liability, passenger legal liability and property damage coverage but excluding manufacturer's product liability coverage) in amounts at least equal to $50,000,000 per occurrence, with such deductibles as are carried by similarly situated companies operating similar equipment; and

          (c)  Other Insurance—such other insurance, including worker's compensation insurance, in each case as generally carried by owners of equipment similar to the Aircraft in each jurisdiction where the Aircraft are operated and located, in such amounts and against such risks as are then customary for equipment similar in use.

        Such insurance shall be written by reputable insurance companies that are financially sound and solvent, rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) with a general policyholder rating of "A-" and a size rating of at least "VIII" or otherwise acceptable to the Lenders. All such insurance shall name Collateral Agent and Lenders as additional insureds or as loss-payees, as their respective interests may appear pursuant to the terms and conditions of this Loan Agreement. Each policy referred to in this Section 8.2 shall provide that (i) it will not be cancelled or its limits reduced, or allowed to lapse without renewal, except after not less than 30 days written notice to Lenders, (ii) the interests of Collateral Agent and Lenders shall not be invalidated by any act or negligence of, or breach of representation or warranty by, the Borrower or any Person having an interest in any Item of Equipment, Airframe or Engine (other than the Borrower's failure to pay premiums), (iii) such insurance is primary with respect to any other insurance carried by or available to Collateral Agent and/or Lenders, (iv) the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Collateral Agent or Lenders; (v) the insurer shall waive any right to claim any premiums or commission against Collateral Agent or Lenders; and (vi) such policy shall contain a severability of interests clause providing for coverage of Collateral Agent and Lenders as if separate policies had been issued to each of them except with respect to the limit of such insurance which shall in no event increase as a result of such additional language. The Borrower will notify Collateral Agent and Lenders promptly of any policy cancellation, reduction in policy limits, modification or amendment.

        Nothing in this Section 8.2 shall prohibit Lenders or Collateral Agent from obtaining insurance for its own account and at its own expense and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or payment of any insurance required to be obtained or maintained by the Borrower pursuant to this Section 8.2.

        Section 8.3.    Insurance Certificates.    Prior to each Advance Date, and thereafter not less than 12 days prior to the expiration dates of the expiring policies theretofore delivered pursuant to Section 8.2, the Borrower shall deliver to Collateral Agent and the Lenders certificates and copies of policies issued by the insurer(s) or insurance broker(s) for the insurance maintained pursuant to Section 8.2; provided, however, that if the delivery of any certificate is delayed, the Borrower shall not be deemed to be in violation of the obligation to deliver such certificate if, within such 12 day period, the Borrower delivers an executed binder with respect thereto and thereafter delivers the certificate upon receipt thereof.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

        Section 9.1.    Events of Default.    If any of the following events shall occur and be continuing:

          (a)  (i) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or (ii) the Borrower shall fail to pay any interest on any Loan; or (iii) within five days after any such interest or other amount becomes due in accordance with the terms hereof Valvino or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document; provided, that the failure to pay any amount due under the Disbursement Agreement (and not otherwise due hereunder) shall constitute an Event of Default hereunder only to the extent such failure to pay constitutes a Disbursement Agreement Event of Default; or

          (b)  Any representation or warranty made or deemed made by Wynn Resorts, or any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Loan Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; provided, that the inaccuracy of any representation or warranty contained only in the Disbursement Agreement shall constitute an Event of Default hereunder only to the extent such inaccuracy constitutes a Disbursement Agreement Event of Default; or

          (c)  (i) Any Loan Party shall default in the observance or performance of any agreement contained in Section 2 or Section 4 of the FF&E Guaranty or Section    of the Wynn Resorts FF&E Guaranty Agreement (provided, that with respect to those covenants incorporated by reference from this Loan Agreement into the FF&E Guaranty and made the direct obligations of the Loan Parties pursuant to Section 4.1 of the FF&E Guaranty, no Event of Default shall occur from a Loan Party's default in the observance or performance of such covenants until expiration of the notice and cure periods, if any, set forth under this Section 9 that are applicable to the corresponding covenants in this Loan Agreement), (ii) Wynn Resorts shall default in the observance or performance of any agreement contained in the Wynn Resorts FF&E Agreement (and, to the extent executed and delivered pursuant to the Wynn Resorts FF&E Agreement, Section            of the Wynn Resorts FF&E Guaranty, (iii) the Borrower shall default in the observance or performance of any provision, covenant or agreement contained in Section 4 of the Borrower Security Agreement, (iv) the Aircraft Trustee shall default in the observance or performance of any provision, covenant or agreement contained in Section 4 or Section 7 of the Aircraft Security Agreement or (v) a Disbursement Agreement Event of Default shall have occurred and be continuing; or

          (d)  Wynn Resorts or any Loan Party or the Aircraft Trustee shall default in the observance or performance of any other covenant or agreement contained in this Loan Agreement or any other Loan Document to which it is a party (other than as provided in subsections (a) through (c) of this Section but subject to the proviso set forth in Section 9.1(c)), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the Borrower or any other Loan Party becoming aware of such default or (ii) receipt by the Borrower or any other Loan Party of notice from the Administrative Agent or any Lender of such default; provided, that the failure to perform or comply with any such provision of the Disbursement Agreement shall constitute an Event of Default hereunder only to the extent such failure to perform or to comply constitutes a Disbursement Agreement Event of Default; or

          (e)  The Borrower or any other Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or

  (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause immediately such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in subsection (i), (ii) or (iii) of this subsection (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in subsections (i), (ii) and (iii) of this subsection (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

          (f)    (i) Wynn Resorts, the Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Wynn Resorts, the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Wynn Resorts, the Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in subsection (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Wynn Resorts, the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Wynn Resorts, the Borrower or any other Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in subsection (i), (ii), or (iii) above; or (v) Wynn Resorts, the Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g)  (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than in a standard termination under Section 4041(b) of ERISA, (v) Valvino or any Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) any Loan Party, or any of their Subsidiaries or any Commonly Controlled Entity shall be required to make during any Fiscal Year payments pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (or their dependents), other than as required by Sections 601 et. seq. of ERISA, Section 4980B of the Code,

  or the corresponding provisions of applicable state law or (vii) any Loan Party, or any of their Subsidiaries or any Commonly Controlled Entity shall be required to make during any Fiscal Year contributions to any defined benefit pension plan subject to Title IV of ERISA (including any Multiemployer Plan); and in each case in subsections (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h)  One or more judgments or decrees shall be entered against any Loan Party involving for the Loan Parties taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

          (i)    Any of the Security Documents, the guarantee contained in Section 2 of the FF&E Guaranty or, to the extent executed and delivered pursuant to the Wynn Resorts FF&E Agreement, the Wynn Resorts FF&E Guaranty, shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert or shall assert that any provision of any Loan Document is not in full force and effect, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j)    Any of the Loan Documents or Project Documents shall terminate or be terminated or canceled, become invalid or illegal or otherwise cease to be in full force and effect prior to its stated expiration date or Wynn Resorts, the Borrower, any other Loan Party, any Affiliate of the Borrower or any other Person shall breach or default under any term, condition, provision, covenant, representation or warranty contained in any Project Document (after the giving of any applicable notice and the expiration of any applicable grace period); provided, that the occurrence of any of the foregoing events with respect to any Project Document (other than any Material Affiliated Contract) shall constitute an Event of Default hereunder only if the same could reasonably be expected to result in a Material Adverse Effect and the same shall continue unremedied for thirty (30) days after the earlier of (i) the Borrower or any other Loan Party becoming aware of such occurrence or (ii) receipt by the Borrower or any other Loan Party of notice from the Collateral Agent or any Lender of such occurrence; provided, however, that in the case of any such Project Document, if the occurrence is the result of actions or inactions by a party other than a Loan Party, then no Event of Default shall be deemed to have occurred as a result thereof if the Borrower provides written notice to the Collateral Agent immediately upon (but in no event more than two (2) Business Days after) the Borrower or any Loan Party becoming aware of such occurrence that the relevant Loan Party intends to replace such Project Document and (x) such Loan Party obtains a replacement obligor or obligors for the affected party, (y) such Loan Party enters into a replacement Project Document on terms no less beneficial to such Loan Party and the Secured Parties in any material respect than the Project Document being replaced within sixty (60) days of such occurrence; provided, however, that the replacement Project Document may require the applicable Loan Party to pay amounts under the replacement Project Document in excess of those that would have been payable under the replaced Project Document and (z) such occurrence, after considering any replacement obligor and replacement Project Document and the time required to implement such replacement, has not had and could not reasonably be expected to have a Material Adverse Effect; provided, further, that a breach, default or termination under any "Construction Contract" prior to the Completion Date shall constitute an Event of Default hereunder only to the extent such breach, default or termination constitutes a Disbursement Agreement Event of Default; or

          (k)  An "event of default" under and as defined in any of the Financing Agreements (other than the Loan Documents) (in any event, after the expiration of any applicable cure periods); or

          (l)    (i) A Change of Control shall occur; or (ii) a Specified Change of Control shall occur; or

          (m)  The Liens on the Property of the Borrower permitted pursuant to Section 7.3(k) and (l), shall cease, for any reason, to be validly subordinated and junior in right to the Liens of the Collateral Agent on the Equipment under the Loan Documents; or

          (n)  Any Subordinated Debt or the Management Fees payable under the Management Agreement shall cease, for any reason, to be validly subordinated to the Obligations of the Loan Parties as provided in the Management Agreement, the Management Fee Subordination Agreement and the documentation, instruments or other agreements related to the Subordinated Debt, as the case may be; or

          (o)  A License Revocation that continues for three consecutive calendar days affecting gaming operations accounting for five percent or more of the consolidated gross revenues (calculated in accordance with GAAP) of the Borrower related to gaming operations; or

          (p)  The Borrower or any other Loan Party shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the terms, provisions, agreements, covenants or conditions attaching to or under the issuance to such Person of any Permit or any such Permit or any provision thereof shall be suspended, revoked, cancelled, terminated or materially and adversely modified or fail to be in full force and effect or any Governmental Authority shall challenge or seek to revoke any such Permit if such failure to perform violation, breach, suspension, revocation, cancellation, termination or modification could reasonably be expected to have a Material Adverse Effect; or

          (q)  The Completion Date shall not have occurred by the Scheduled Completion Date; or

          (r)  World Travel shall fail to pay any principal or interest on the Intercompany Note in accordance with the terms thereof or any default shall occur thereunder; or

          (s)  The occurrence of an "Event of Default" under the Wynn Credit Agreement; or

          (t)    The Aircraft Trustee shall fail to maintain the registration of the Aircraft as required by Section 4.1 of the Aircraft Security Agreement;

then, and in any such event, (A) if such event is an Event of Default specified in subsection (i) or (ii) of subsection (f) above with respect to Wynn Resorts or any Loan Party, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Loan Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Collateral Agent may, or upon the request of the Required Lenders, the Collateral Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Collateral Agent may, or upon the request of the Required Lenders, the Collateral Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Loan Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent and the Lenders shall be entitled to exercise any and all remedies available under the FF&E Guaranty and the Security Documents (subject to applicable Nevada Gaming Laws and securing any required Nevada Gaming Approvals), including, without limitation, the Borrower Security Agreement, or otherwise available under applicable law or otherwise, including, without limitation, the right to enter into possession of the Collateral and perform any and all work and labor necessary to complete the Project or to operate and maintain the Collateral, and all sums expended by the Collateral Agent or any other Secured Party in so doing, together with interest on such total amount at the highest default rate provided hereunder, shall be repaid by the Borrower to the Collateral Agent or such Secured Party upon demand and shall be secured by the Loan Documents, notwithstanding that such expenditures may, together with amounts advanced under this Loan Agreement, exceed the total amount of the Commitments. Notwithstanding anything to the contrary contained in this Loan Agreement, in the event the consent of the Lenders is required in connection with the exercise of remedies pursuant to this Section 9, for purposes of determining the required lender consent pursuant to the applicable definitions thereto, the Commitments of the Lenders shall be deemed terminated.

        Section 9.2.    Remedies on Default.    In case any one or more Events of Default shall occur and be continuing, (i) the Collateral Agent and the Required Lenders may exercise any rights of the Borrower under and with respect to the Intercompany Note and the Aircraft Security Agreement, (ii) any Lender may proceed to protect and enforce the rights of such Lender by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and (iii) the Collateral Agent and any Lender may exercise any rights or remedies in their respective capacities under the Operative Documents in accordance with the provisions thereof. No course of dealing and no delay on the part of any Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Lender's rights, powers or remedies. No right, power or remedy conferred by this Loan Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

        Section 9.3.    Remedies on Aircraft Default.    Notwithstanding any waiver or amendment delivered under this Loan Agreement by the Collateral Agent acting at the direction of the Required Lenders to the contrary, in case any one or more Events of Default specified in (i) subsection (a) above, (ii) subsection (b) above with respect to World Travel, the Aircraft or the Aircraft Trustee, (iii) subsection (iv) of subsection (c) above, (iv) subsection (d) above with respect to World Travel, the Aircraft or the Aircraft Trustee, (v) subsection (i) above with respect to World Travel, the Aircraft or the Aircraft Trustee, (vi) subsection (f) above, (vii) subsection (r) above, (viii) subsection (t) above shall occur and be continuing, the Collateral Agent, acting at the direction of the Lenders holding more than 50% of the aggregate amount of Credit Exposure of the Lenders whose Loans were used to refinance the Aircraft, shall (A) declare that portion of the Loans hereunder (with accrued interest thereon) that were used to refinance the Aircraft to be due and payable forthwith, whereupon the same shall immediately become due and payable, (B) exercise any rights of the Borrower under and with respect to the Intercompany Note and the Aircraft Security Agreement and (C) exercise any of its rights under the Borrower Aircraft Assignment.

        With the exception of the foregoing, unless the Required Lenders have consented in writing, no such Lender shall proceed to protect and enforce the rights of such Lender under this Loan Agreement or the other Loan Documents, by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

SECTION 10.    ASSIGNMENT BY LENDERS; PARTICIPATIONS.

        Section 10.1.    Assignments.    (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement, the other Loan Documents, the Collateral or the Notes; provided that (i) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Loan Agreement and the other Loan Documents; and (ii) the parties to each assignment shall execute and deliver to the Collateral Agent an Assignment and Assumption Agreement in the form attached hereto as Exhibit F, together with a processing and recordation fee of $500.00. Subject to acceptance and recording thereof by the Collateral Agent pursuant to paragraph (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Loan Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Loan Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Loan Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Loan Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 12 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Loan Agreement that does not comply with this paragraph shall be treated for purposes of this Loan Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.2.

        (b)  The Collateral Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its office listed in Schedule IB a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Loan Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Any assignment or transfer by a Lender of rights or obligations as a Lender under this Loan Agreement that does not comply with this paragraph shall be treated for purposes of this Loan Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.2.

        Section 10.2.    Participations.    Any Lender may at any time, without the consent of, or notice to, the Borrower or the Collateral Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Loan Agreement, the other Loan Documents, the Collateral or the Notes; (including all or a portion of the Loans owing to it); provided that (i) such Lender's obligations under this Loan Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Loan Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Loan Agreement and the other Loan Documents. Subject to paragraph (b) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Section 12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.1.

        (b)  A Participant shall not be entitled to receive any greater payment under Section 12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a foreign Lender if it were a Lender shall not be entitled to the benefits of Section 12.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower to comply with Section 12.2 as though it were a Lender.

        Section 10.3.    Pledges.    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Loan Agreement or the other Loan Documents to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 11.    THE COLLATERAL AGENT.

        Section 11.1.    Appointment.    Each Lender hereby irrevocably designates and appoints the Trust Company as the Collateral Agent under this Loan Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Loan Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Loan Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, the Trust Company shall not have any duties or responsibilities, except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any Lender or any other party to the Loan Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Loan Document or otherwise exist against the Trust Company.

        Section 11.2.    Delegation of Duties.    The Collateral Agent may execute any of its duties under this Loan Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the acts or omissions including, specifically the negligence or willful misconduct of agents or attorneys-in-fact selected by it with reasonable care.

        Section 11.3.    Exculpatory Provisions.    Neither the Trust Company nor the Collateral Agent (in its capacity as such) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by the Collateral Agent or such Person under or in connection with this Loan Agreement or any other Loan Document, except for the Collateral Agent's or such Person's own willful misconduct or gross negligence (or negligence in the handling of funds by the Collateral Agent in such capacity) or (b) responsible in any manner to any of the Lenders or any other party to the Loan Documents for any recitals, statements, representations or warranties made by the Borrower or any other party or any officer thereof contained in this Loan Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Loan Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Lender or any other party to the Loan Documents to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

        Section 11.4.    Reliance by Collateral Agent; Indemnity.    The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile message, statement, order or other document or other written communication believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent, in accordance with this Loan Agreement. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Loan Document unless it shall first receive the advice or concurrence of the Required Lenders or it shall first be indemnified to its satisfaction by the applicable Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the applicable Notes. Wherever in the Loan Documents the consent or approval of the Collateral Agent is required, in giving any such consent or approval the Collateral Agent may rely upon, or make its approval subject to, the directions of or consent or approval from the Required Lenders. The Lenders agree to indemnify the Collateral Agent (to the extent not reimbursed under Section 12 hereof but without limiting the obligations of the Borrower under Section 12 or of the Guarantors) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or disbursements of any kind and nature whatsoever that may at any time (including at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Loan Documents) be imposed on, incurred by or asserted against the Collateral Agent (including by any Lender) in any way relating to or arising out of this Loan Agreement or any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Collateral Agent under this Loan Agreement or any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence (or negligence in the handling of funds by the Collateral Agent in such capacity) or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Collateral Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 12, to the extent that the Collateral Agent is not promptly reimbursed for such costs and expenses by the Borrower or a Guarantor.

        Section 11.5.    Notice of Default.    The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received notice from a Lender referring to this Loan Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Collateral Agent receives such a notice, the Collateral Agent shall promptly give notice thereof to the Lenders, the Borrower, the Administrative Agent and the Mortgage Notes Indenture Trustee. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided, however, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

        Section 11.6.    Non-Reliance on Collateral Agent and Other Lenders.    Each Lender expressly acknowledges that neither the Collateral Agent, the Arranger nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates, has made any representations or warranties to it and that no act by the Collateral Agent, or the Arranger hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Collateral Agent or the Arranger to any Lender. Each Lender represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or the Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Loan Agreement. Each Lender also represents that it will, independently and without reliance upon the Collateral Agent, the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Collateral Agent hereunder, neither the Collateral Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Collateral Agent, the Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        Section 11.7.    Indemnification.    Other than with respect to indemnification provided to the Collateral Agent in accordance with Section 11.4, the Collateral Agent agrees to look solely to the Borrower under Section 12, and not to any other party hereto, for any claim for indemnification which may arise hereunder or under any other Loan Document.

        Section 11.8.    Collateral Agent in Its Individual Capacity.    Each Lender acknowledges that Wells Fargo Bank Nevada, National Association, is acting as Collateral Agent hereunder. Wells Fargo Bank Nevada, National Association, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though it was not the Collateral Agent hereunder and under the other Loan Documents and without notice to or consent of the Lenders. Each Lender acknowledges that, pursuant to such activities, Wells Fargo Bank Nevada, National Association, or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or its Affiliates) and acknowledges that such Persons shall be under no obligation to provide such information to them.

        Section 11.9.    Successor Collateral Agent.    The Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders, with the consent of the Borrower, such consent not to be unreasonably withheld, shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within sixty (60) days after the retiring Collateral Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent, which shall be a commercial bank described in clause (i) or (ii) of the definition of "Eligible Assignee" and having a combined capital and surplus of at least $150,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Loan Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Loan Agreement. Notwithstanding the foregoing if no Event of Default and no Default, shall have occurred and be continuing, then no successor Collateral Agent shall be appointed under this Section 11.9 without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.

        Section 11.10.    Action upon Instructions.    Subject to the terms of Sections 11.3, 11.4 and 11.7 and the Operative Documents, upon the written instructions at any time and from time to time of the Required Lenders (for any action not requiring the consent of all of the Lenders), Collateral Agent shall take such of the following actions as may be specific in such instructions:

          (a)  give such notice or direction or exercise such right or power under this Loan Agreement or any other Loan Document as shall be specified in such instructions;

          (b)  approve as satisfactory to it all matters required by the terms of any Loan Document to be satisfactory to Collateral Agent; and

          (c)  any other action as specified by the Required Lenders.

SECTION 12. INDEMNITY.

        Section 12.1.    General Indemnification.    Whether or not the transactions contemplated hereby are consummated, to the fullest extent permitted by any Requirements of Law, the Borrower hereby:

          (x)  waives and releases any Claims now or hereafter existing against any Indemnitee on account of, and

          (y)  assumes liability for and agrees to indemnify, protect, defend, save and keep harmless each Indemnitee on an after-tax basis (in accordance with Section 12.3) from and against, any and all Claims of every kind and nature whatsoever that may be imposed on, incurred by, or asserted against any Indemnitee, which are not caused by the gross negligence or willful misconduct (or negligence in the handling of funds by the Collateral Agent in such capacity) of the Indemnitee (provided that the indemnification provided under this Section 12.1 shall specifically include matters based on or arising from the negligence of any Indemnitee), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Document Closing Date or after the Maturity Date, and which relates in any way to or arises in any way out of:

            (a)  any of the Operative Documents or any of the transactions contemplated thereby, or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof;

            (b)  the Collateral or any Part thereof or interest therein;

            (c)  with respect to the Collateral or Part thereof, the acquisition, mortgaging, design, manufacture, re-manufacture, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, titling or retitling, transfer of title, registration or re-registration, redelivery, use, operation, condition, financing, refinancing, sale, return or other application or disposition or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) on any of the Collateral, including, without limitation, (i) Claims or penalties arising from any violation of any Requirements of Law or in tort (strict liability or otherwise), (ii) loss of or damage to the environment (including, without limitation, investigation costs, cleanup costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, and all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person, and any mitigative action required by or under Environmental Laws, (iii) latent or other defects, whether or not discoverable, and (iv) any Claim for patent, trademark or copyright infringement;

            (d)  the sale or other disposition of the Collateral, including, without limitation, any disposition as a result of the exercise of remedies;

            (e)  the offer, issuance, sale or delivery of the Notes in accordance with the Operative Documents;

            (f)    the breach by the Borrower or a Guarantor of any representation or warranty made by it or deemed made by it in any Operative Document;

            (g)  the transactions contemplated hereby or by any other Operative Document in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any Prohibited Transaction described in Section 4975(c) of the Code;

            (h)  any Claims related to the release from the Collateral of any substance into the environment, including (without limitation) Claims arising out of the use of the Collateral for the transportation or storage of any Hazardous Substances;

            (i)    any Claims related to any Indemnitee being alleged to be an owner or operator of the Collateral or the land on which the Collateral is situated, in each case prior to taking possession thereof, under any Environmental Law;

            (j)    any failure on the part of the Borrower or any Guarantor to perform or comply with any of the terms of any Operative Document to which it is a party; or

            (k)  any other agreement entered into or assumed by the Borrower in connection with the Collateral.

        It is expressly understood and agreed that this Section 12.1 shall not apply to Claims in respect of:

          (A)  Taxes (such Claims being subject to Section 12.2), except with respect to (1) taxes or penalties included in Claims described in clause (g) above, and (2) any payment necessary to make payments under this Section 12.1 in accordance with Section 12.3;

          (B)  as to an Indemnitee, Lender Liens which such Indemnitee is responsible for discharging under the Operative Documents;

          (C)  the gross negligence or willful misconduct of such Indemnitee or any Affiliate, agents, officers directors, servants or employees thereof; and

          (D)  the breach by an Indemnitee of any representation, warranty or covenant under any Operative Document.

        Section 12.2.    General Tax Indemnity.    (a) The Borrower shall pay, defend and indemnify and hold each Indemnitee harmless from any and all Taxes imposed on or with respect to or in connection with any Indemnitee, the Collateral or any Part thereof, any Operative Document, the Borrower or any lessee or user of the Collateral, howsoever imposed, including Taxes imposed:

            (i)  with respect to the Collateral or Part thereof, the acquisition, mortgaging, design, manufacture, re-manufacture, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease agreement, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, titling or retitling, transfer of title, registration or re-registration, redelivery, use, operation, condition, financing, refinancing, sale, return or other application or disposition or the imposition of any Lien (other than Permitted Liens related to Taxes) or incurrence of any liability to refund or pay over any amount as a result of any Lien thereon;

          (ii)  Interest or Supplemental Payments or the receipts or earnings arising from or received with respect to the Collateral or any Part thereof, or any interest therein or any applications or dispositions thereof,

          (iii)  any other amount paid or payable pursuant to this Loan Agreement, the Notes or any other Operative Document;

          (iv)  the Collateral or any Part thereof or any interest therein;

          (v)  all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto; and

          (vi)  otherwise with respect to or in connection with the transactions contemplated by the Operative Documents;

provided, however, the indemnification obligation of this Section 12.2(a) shall not apply to Taxes (1) which are based upon or measured by the Indemnitee's net income or which are expressly in substitution for, or relieve Indemnitee from, any tax based upon or measured by Indemnitee's net income (including the United States backup withholding tax)(other than any State or local taxes imposed by means of withholding, taxes incurred solely as a result of the location of the Collateral, the operations, state of formation, or place of payment of the Borrower, and taxes necessary to pay the obligations under this paragraph on an after-tax basis); (2) characterized under local law as franchise, net worth, or shareholder's capital taxes; and (3) that are the U.S. withholding taxes under Sections 1441 or 1442 of the Code with respect to any payment to an Indemnitee that is not a U.S. Person as defined in Section 7701(a)(3) of the Code (a "Non-U.S. Indemnitee"). Notwithstanding the proviso of the preceding sentence of this Section 12.2(a), the Borrower shall pay or reimburse, and indemnify and hold harmless, on an after-tax basis, any Non-U.S. Indemnitee (i) if such Non-U.S. Indemnitee, in compliance with Section 12.2(c), has established that it is entitled to receive payments pursuant to the Operative Documents without any such deduction or withholding, from any deduction or withholding of any U.S. federal income tax, or (ii) if such Non-U.S. Indemnitee, in compliance with Section 12.2(c), has established that it is entitled to receive payments pursuant to the Operative Documents at a reduced rate of withholding, from any deduction or withholding of any United States federal income tax in excess of such reduced rate, or (iii) if such Non-U.S. Indemnitee, in compliance with Section 12.2(c) or otherwise, has validly established that it is a foreign person or a corporation thereby entitled to an exemption from United States backup withholding taxes, from such backup withholding taxes.

        Payments to any Indemnitee under this Section 12.2(a) shall be made within ten (10) Business Days from the date such Indemnitee makes written demand therefor, which demand shall set forth in reasonable detail the basis and calculations of the amounts demanded. Any Indemnitee claiming any indemnity payment or additional amounts payable pursuant to this Section 12.2(a) shall use reasonable efforts to file any certificate or document reasonably requested in writing by the Borrower or the Collateral Agent if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or the withholding amount that may thereafter accrue.

        All of the indemnities contained in this Section 12.2 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Loan Agreement in whole or in part, including the termination of this Loan Agreement with respect to the Collateral, and are expressly made for the benefit of, and shall be enforceable by, each Indemnitee.

        (b)  The Borrower will, promptly upon learning thereof, notify the Collateral Agent and the Indemnitees of all reports or returns required to be made with respect to any Tax with respect to which the Borrower is required to indemnify hereunder, and will, if permitted by any Requirement of Law, file the same. If the Borrower is not permitted to so file, the Borrower shall prepare such reports or returns for signature by the Collateral Agent or the applicable Indemnitee and shall forward the same, together with immediately available funds for payment of any Tax due, to the Collateral Agent or such Indemnitee, no later than later of ten (10) Business Days in advance of the date such payment is to be made or five (5) Business Days upon learning of such filing requirement. The Borrower shall furnish the Collateral Agent or such Indemnitee with copies of all paid receipts or other appropriate evidence of payment for all Taxes paid by the Borrower pursuant to this Section 12.2.

        (c)  Each Non-U.S. Indemnitee shall deliver to the Borrower and the Collateral Agent two original copies of IRS Form W-8BEN or W-8ECI or successor applicable form or forms, properly and duly executed, establishing in either case that such Non-U.S. Indemnitee is entitled to receive payments pursuant to the this Loan Agreement without deduction or withholding of any U. S. federal income taxes (or at a reduced rate, if applicable) and is a foreign person or a corporation thereby entitled to an exemption from United States backup withholding taxes. Each such Non-U.S. Indemnitee covenants that (i) it will provide to the Borrower and the Collateral Agent a new IRS Form W-8BEN or W8-ECI and any such additional forms (or any successor form or forms) in accordance with applicable United States laws and regulations and amendments, duly executed and completed by such Non-U.S. Indemnitee on the expiration or obsolescence of any previously delivered forms or after the occurrence of any event requiring a change in the most recent forms delivered by it, in either case within ten (10) Business Days of receipt from the Borrower or the Collateral Agent of (1) written notice that the existing forms are to expire or become obsolete, (2) the appropriate new forms, and (ii) it will otherwise comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption or entitlement to reduced rate withholding.

        (d)  If any Indemnitee receives a refund of any Tax for which a payment has been made by the Borrower or the Collateral Agent pursuant to this Section 12.2, which refund in the good faith judgment of such Indemnitee is attributable to such payment made by the Borrower or Collateral Agent, then such Indemnitee shall reimburse the Borrower or Collateral Agent for such amount as such Indemnitee determines in good faith to be the proportion of the refund as will leave it, after such reimbursement, in the same position it would have been in if the payment of such Tax and any payment by the Borrower or a Collateral Agent under this Section 12.2 had not been made. Subject to this Section 12.2(d), upon the reasonable request of the Borrower or Collateral Agent, the Indemnitee shall use reasonable efforts to cooperate with the Borrower or a Collateral Agent with a view to obtaining a refund of any Taxes with respect to which the Borrower or a Collateral Agent has paid any amounts pursuant to this Section 12.2 and which the Borrower or the Collateral Agent, on advice of counsel, reasonably believes were not correctly or legally asserted by the relevant Governmental Authority.

        (e)  If any Taxes that are imposed on the Indemnitee and excluded from the indemnification provided for under Section 12.2(a) are required by any Governmental Authority to be paid (other than through withholding from payments made to the affected Indemnitee) by the Borrower, then the Borrower shall provide notice to the affected Indemnitee within a reasonable time after paying such amounts, together with an explanation in reasonable detail explaining the nature and circumstances of such payment. Within a reasonable time after receipt thereof, the affected Indemnitee shall reimburse the Borrower for any payment of such Taxes, on an after-tax basis in accordance with principles set forth in Section 12.3 taking into account any deduction, credits or other Tax benefits available to Borrower on its payment of the Taxes.

        Section 12.3.    Gross Up.    To the extent an Indemnitee shall not be entitled to a corresponding and equal deduction or credit with respect to any payment or Tax which Borrower is required to pay or reimburse under any other provision of this Section 12 (each such payment or reimbursement under this Section 12, an "Original Payment") and which Original Payment constitutes income to such Indemnitee, then the Borrower shall pay to such Indemnitee on demand the amount of such Original Payment on a grossed-up basis such that, after subtracting all Taxes imposed on such Indemnitee with respect to such Original Payment (including any Taxes otherwise excluded from the indemnification provided under Section 12.2 and assuming for this purpose that such Indemnitee were subject to taxation at the highest Federal, state or local marginal rates applicable to widely held corporations for the year in which such income is taxable), such payments shall be equal to the Original Payment to be received (net of any credits, deductions or other Tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including Taxes, for which the payment to be received is made).

        Section 12.4.    Increased Capital Costs.    If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Lender directly or by its parent company (including, without limitation, any reserve requirements specified under regulations issued from time to time by the Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities" as defined in Regulation D of such Board) as determined by such Lender (in its sole and absolute discretion), then, in any such case, upon written notification from time to time by such Lender to the Borrower, the Borrower shall, within five (5) Business Days following receipt of the statement referred to in the next sentence, pay directly to such Lender, as Supplemental Payment, additional amounts sufficient to compensate such Lender or its parent for such increased cost to such Lender (subject to Section 12.3). A statement of a Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, each Lender shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable. Notwithstanding any provision of this Section 12.4 to the contrary, no amount shall be payable by the Borrower with respect to any such increased costs or reduced returns incurred more than 180 days before the date such Lender first notifies the Borrower of its intention to demand compensation under this Section 12.4.

        Section 12.5.    Environmental Indemnity.    Without limitation of the other provisions of this Section 12, the Borrower hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including reasonable and documented attorneys', expert consultants', expert witnesses', and/or paralegals' fees and expenses), including all costs incurred in connection with any investigation or monitoring of the condition of the Site or any clean-up, remedial, removal or restoration work by any Governmental Authority (collectively, "Environmental Claims"), arising in whole or in part, out of:

          (a)  the presence on, under or around the Collateral or any portion thereof of any Hazardous Substances, or any releases or discharges of any Hazardous Substances on, under, from, onto or around the Collateral or any portion thereof;

          (b)  any activity, including, without limitation, construction carried on or undertaken on or off the Collateral or any portion thereof, and whether by the Borrower or any of its Affiliates or any predecessor in title or any employees, agents, sublessees, contractors or subcontractors of the Borrower, any of its Affiliates or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances that at any time are located or present on, under or around, or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Collateral or any portion thereof;

          (c)  loss of or damage to any property or the environment arising from, or in any way related to, the Collateral or the Borrower or any of its Affiliates (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from, or in any way related to, the Collateral, the Borrower or the transactions contemplated by the Operative Documents or any portion thereof;

          (d)  any claim concerning lack of compliance with Environmental Laws in connection with the Collateral (including, without limitation, any claim arising from the failure or alleged failure to obtain or comply with any permit required by any Environmental Laws for the construction or operation of the Collateral), or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien against the Collateral or any portion thereof; or

          (e)  any residual contamination on or under any of the Collateral, or adversely affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances, in each case arising from, or in any way related to, the Collateral, the Borrower or the transactions contemplated by the Operative Documents or any portion thereof, and irrespective of whether any of such activities were or will be undertaken in accordance with all Requirements of Law.

        Section 12.6.    Eurodollar Rate Illegal, Unavailable or Impracticable.    If any Lender shall determine in good faith (which determination shall, upon notice thereof to Collateral Agent and the Borrower, be conclusive and binding on the Borrower) that:

          (a)  a change in law makes it unlawful, or the central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any amount of such Lender's investment hereunder on a Eurodollar Rate basis,

          (b)  deposits in Dollars (in the applicable amounts) are not being offered to such Lender in the relevant market for the applicable Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate, or

          (c)  the Eurodollar Rate, as determined by such Lender, will not adequately and fairly reflect the cost to such Lender of maintaining or funding its investments for the applicable Interest Period, or that the making or funding of such Lender's investment hereunder on a Eurodollar Rate basis has become impracticable as a result of an event occurring after the date of this Loan Agreement which in the opinion of such Lender materially changes such investment, then the obligations of such Lender to make, continue or maintain any such investment shall, upon such determination, forthwith be suspended until such Lender shall notify Collateral Agent and the Borrower that such circumstances no longer exist, and all Interest allocable to such Lender shall automatically be determined on a Base Rate basis beginning on the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law, assertion or determination. In the event of the occurrence of the conditions described in clause (c) above, no Applicable Administrative Charge shall be assessed against any of the Loan Parties.

        Section 12.7.    Funding Losses.    The Borrower agrees to reimburse any Lender for any loss or expense incurred as a result of (i) the failure of the transaction contemplated hereby to occur on the Document Closing Date or (ii) any payment of all or any portion of the Loan Balance for any reason on a date other than a Payment Date. Any affected Lender shall promptly notify the Borrower in writing of the amount of any claim under this Section 12.7, the reason or reasons therefor and the additional amount required fully to compensate such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

        Section 12.8.    Actions of Lenders.    Each Lender shall use reasonable efforts (including reasonable efforts to change the booking office for this transaction) to avoid or minimize any amounts which might otherwise be payable pursuant to Sections 12.3 and 12.4; provided, however, that such efforts shall not be deemed by such Lender, in its sole discretion, to be disadvantageous to it.

SECTION 13.    GENERAL CONDITIONS.

        Section 13.1.    Payment of Transaction Costs and Other Costs.    If the transactions contemplated hereby are consummated, the Borrower shall pay all Transaction Costs and all Fees in accordance with Section 2.7 and Section 3.1 of the Disbursement Agreement (or upon such later date as agreed to by the Lenders), and in the event the transactions contemplated hereby do not close, the Borrower shall pay such Transaction Costs promptly upon receipt of invoices therefor. In addition, the Borrower shall pay or reimburse Collateral Agent, Trust Company, Arrangers and the Lenders for all other Transaction Costs and Fees and all other out-of-pocket costs and expenses (including reasonable attorneys fees) reasonably incurred in connection with: (a) entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to the Operative Documents; (b) any Casualty or termination of this Loan Agreement or any other Operative Document; (c) the negotiation and documentation of any restructuring or "workout", whether or not consummated, of any Operative Document; (d) the enforcement of the rights or remedies under the Operative Documents; (e) further assurances requested pursuant to any Operative Documents; (f) any transfer by Collateral Agent or a Lender of any interest in the Operative Documents during the continuance of an Event of Default or pursuant to the syndication of the Notes by the Arrangers; and (g) the ongoing fees and expenses of Collateral Agent and Trust Company under the Operative Documents.

        Section 13.2.    Effect of Waiver.    No delay or omission to exercise any right, power or remedy accruing to Collateral Agent or any Lender upon any breach or default of the Borrower hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Lenders or Collateral Agent of any breach or default under this Loan Agreement must be specifically set forth in writing and must satisfy the requirements set forth in Section 13.5 with respect to approval by the Lenders and Collateral Agent.

        Section 13.3.    Survival of Covenant.    All representations, warranties and covenants of the Borrower under Sections 2, 3 and 5.1 shall survive the expiration or termination of this Loan Agreement to the extent arising prior to any such expiration or termination.

        Section 13.4.    Applicable Law.    THIS LOAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN TITLE 14 OF ARTICLE V OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        Section 13.5.    Effect and Modification.    (a) This Loan Agreement and the other Loan Documents exclusively and completely state the rights of the Lenders and the Borrower with respect to the Loans and the Collateral and supersedes all prior agreements, oral or written, with respect thereto. No Loan Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified without the written agreement or consent of Collateral Agent, the Borrower and the Required Lenders, and in the case of the FF&E Guaranty, or any definition used therein, the Guarantors affected thereby; provided, however, that Sections 13.1 and 13.16 hereof may not be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Arrangers; and provided, further, that any termination, amendment, supplement, waiver or modification shall require the written agreement or consent of each Lender if such termination, amendment, supplement, waiver or modification would:

            (i)  modify any of the provisions of this Section 13.5, change the definition of "Required Lenders" or modify or waive any provision of a Loan Document requiring action by each Lender;

          (ii)  amend, modify, waive or supplement any of the provisions of Section 3.2, 3.3, 3.4, 3.5 or 3.8 of this Loan Agreement;

          (iii)  reduce, modify, amend or waive any Fees or indemnities in favor of any Lender (other than increases thereof), including without limitation amounts payable pursuant to Section 12 (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

          (iv)  modify (other than increases thereof), postpone, reduce or forgive, in whole or in part, any payment of principal or Interest (other than pursuant to the terms of the Loan Documents), or any Loan, Loan Balance or Commitment Fee (except that any Person may consent to any modification, postponement, reduction or forgiveness of any payment of any Fee payable to it) or, subject to clause (c) above, any other amount payable to it under this Loan Agreement, or modify the definition or method of calculation of Interest (other than pursuant to the terms of the Loan Documents), Loans, Loan Balances, Commitment, Maturity Date, Commitment Period, Interest Rate Applicable Lender Margin or any other definition which would affect the amounts to be advanced or which are payable under the Loan Documents or extend, modify or amend the Loan Term;

          (v)  release of any Lien granted by the Borrower, the Aircraft Trustee or World Travel under the Loan Documents or release the FF&E Guaranty, except as provided in the Loan Documents; or

          (vi)  increase the Commitment of any Lender or subject such Lender to additional obligations.

Notwithstanding the foregoing, neither the FF&E Guaranty nor any of the terms thereof may be amended, modified or waived, unless such amendment, modification or waiver is in writing entered into by, or approved in writing by the Required Lenders, the Collateral Agent and the Guarantors.

        (b)  The Borrower will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Lender as consideration for or as an inducement to the entering into by any Lender of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Lender then outstanding even if such Lender did not consent to such waiver or amendment.

        Section 13.6.    Notices.    All demands, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or one Business Day after being sent by overnight delivery service or three days after being deposited in the mail, certified mail postage prepaid, or when sent by facsimile transmission, if confirmed by mechanical confirmation and if a copy thereof is promptly thereafter personally delivered, sent by overnight delivery service or so deposited in the mail, addressed to: (A) the Borrower, a Guarantor or Collateral Agent at the

address set forth below, or at such other address as may hereafter be furnished in accordance with this Section 13.6 by either party to the other and (B) each Lender at its address set forth in Schedule IB:

            (i)  if to the Borrower:

Wynn Las Vegas, LLC c/o Wynn Resorts Holdings, LLC 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: Ron Kramer Telecopy: (702) 733-4123 Telephone: ( )
With a copy to
Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, California 90067 Attention: C. Kevin McGeehan, Esq. Telecopy: (310) 282-5610 Telephone: (310) 203-7110

        (ii) if to Guarantor:

c/o

Attention:

Facsimile:

Telephone:

          (iii)  if to the Collateral Agent:

Wells Fargo Bank Nevada, National Association 299 South Main Street, 12th Floor MAC U1228-120 Salt Lake City, Utah 84111

        Section 13.7.    Consideration for Consents to Waivers and Amendments.    The Borrower hereby agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to Collateral Agent or any Lender in connection with, in exchange for, or as an inducement to, Collateral Agent or such Lender's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Loan Document unless such consideration or benefit is offered ratably to all Lenders.

        Section 13.8.    Severability.    Whenever possible, each provision of this Loan Agreement shall be interpreted in such manner as to be effective and valid under any Requirements of Law; but if any provision of this Loan Agreement shall be prohibited by or invalid under any Requirements of Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Loan Agreement.

        Section 13.9.    Successors and Assigns.    This Loan Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 13.10.    No Third-Party Beneficiaries.    Other than as set forth in Section 13.16, nothing in this Loan Agreement or the other Loan Documents shall be deemed to create any right in any Person not a party hereto or thereto (other than the permitted successors and assigns of Lenders and the Borrower), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

        Section 13.11.    Brokers.    None of the parties has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or any other like capacity in connection with this Loan Agreement or the transactions contemplated hereby, except that the Borrower has engaged Arrangers pursuant to the Arrangement Fee Letter.

        Section 13.12.    Captions; Table of Contents.    Section captions and the table of contents used in this Loan Agreement (including the Schedules, Exhibits and Annexes hereto) are for convenience of reference only and shall not affect the construction of this Loan Agreement.

        Section 13.13.    Schedules and Exhibits.    The Schedules, Annexes and Exhibits hereto, along with all attachments referenced in any of such items are incorporated herein by reference and made a part hereof.

        Section 13.14.    Submission to Jurisdiction.    Any suit by Collateral Agent or any Lender to enforce any claim arising out of the Loan Documents may be brought in any state or Federal court located in New York having subject matter jurisdiction, and with respect to any such claim, each party to this Loan Agreement hereby irrevocably: (a) submits to the jurisdiction of such courts; (b) consents to the service of process out of said courts in the manner provided for notices in Section 13.6; and (c) the Borrower hereby (i) irrevocably appoints CT Corporation System, with an address on date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the "New York Process Agent"), as process agent in its name, place and stead to receive and forward service of any and all writs, summonses and other legal process in any suit, action or proceeding brought in the State of New York, (ii) agrees that such service in any such suit, action or proceeding may be made upon the New York Process Agent and (iii) agrees to take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that the Borrower will at all times have an agent in the State of New York for service of process for the above purposes. The Borrower irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in New York including, without limitation, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and (B) any claim that the Borrower is not subject to personal jurisdiction or service of process in such forum. The Borrower agrees that any suit to enforce any claim arising out of the Loan Documents or any course of conduct or dealing of Collateral Agent or any Lender shall be brought and maintained exclusively in any state or Federal court located in New York. Nothing in this Section 13.14 shall affect the right of Collateral Agent or any Lender to bring any action or proceeding against Borrower or the Collateral in the courts of any other jurisdiction. The Borrower agrees that a final judgment in any action or proceeding in a state or

Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

        Section 13.15.    Jury Trial.    The Borrower, each Lender and Collateral Agent waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Loan Agreement or any other Loan Document or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any relationship existing in connection with this Loan Agreement or any other Loan Document and agrees that any such action or proceeding shall be tried before a court and not before a jury.

        Section 13.16.    Role of Banc of America Leasing & Capital, LLC and Deutsche Bank Securities Inc.    Each party hereto acknowledges hereby that it is aware of the fact that Banc of America Leasing & Capital, LLC and Deutsche Bank Securities Inc. have acted and are acting as "joint arrangers" with respect to the overall transaction. The parties hereto acknowledge and agree that the Arrangers and their respective Affiliates, including each of Bank of America and Deutsche Bank, have not made any representations or warranties concerning, and that they have not relied upon the Arrangers as to, the tax, accounting or legal characterization or validity of (i) the Loan Documents or (ii) any aspect of the overall transaction. The parties hereto acknowledge and agree that the Arrangers have no duties, express or implied, under the Loan Documents in their capacity as Arrangers. The parties hereto further agree that Section 13.1, Section 13.11 and this Section 13.16 are for the express benefit of the Arrangers, and each of the Arrangers shall be entitled to rely thereon as if it were a party hereto.

        Section 13.17.    Confidentiality.    Subject to Section 13.18, each of the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Loan Agreement that is designated by such Loan Party as confidential; provided, that nothing herein shall prevent any Lender from disclosing any such information (a) to any Arranger, any other Lender or any affiliate of any thereof, (b) to any Participant or assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

        Section 13.18.    Gaming Authorities.    Each Lender agrees to cooperate with the Nevada Gaming Authorities in connection with the administration of their regulatory jurisdiction over Wynn Resorts, the Borrower and the other Loan Parties, including, without limitation, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, the provision of such documents or other information as may be requested by any such Nevada Gaming Authorities relating to any of the Lenders, Wynn Resorts or the Borrower or any other Loan Party, or to the Loan Documents. Notwithstanding any other provision of this Agreement, the Borrower expressly authorizes, and will cause each other Loan Party to authorize, each Lender to cooperate with the Nevada Gaming Authorities as described above.

        Section 13.19.    Trust Agreement.    Notwithstanding anything to the contrary in this Loan Agreement, each party hereto acknowledges that this Loan Agreement shall not impair, postpone,

waive or otherwise affect any of the rights of the Aircraft Trustee pursuant to that certain Trust Agreement dated as of May 10, 2002 between the Aircraft Trustee and World Travel.

        Executed and delivered as of this            day of                        , 2002.

WYNN LAS VEGAS, LLC, a Nevada limited liability company, as the Borrower
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:
Name: Title:

        Accepted and agreed to as of the date last above written.

BANK OF AMERICA, N.A., as Lender

By
Name: Scott Faber Title: Managing Director

        Accepted and agreed to as of the date last above written.

BANK OF AMERICA, N.A., as Lender

By
Name: Peter J. Vitale Title: Vice President

        Accepted and agreed to as of the date last above written.

SOCIETE GENERALE, as Lender

By
Name: Title:

        Accepted and agreed to as of the date last above written.

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

By
Name: Richard J. O'Neill Title: Vice President

        Accepted and agreed to as of the date last above written.

THE CIT GROUP/EQUIPMENT FINANCING, INC., as Lender

By
Name: Title:

        Accepted and agreed to as of the date last above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Lender

By
Name: Title:

        Accepted and agreed to as of the date last above written.

BEAR, STEARNS CORPORATE LENDING INC., as Lender

By
Name: Title:

WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, as Collateral Agent

By
Name: Title:

SCHEDULE IA1 TO LOAN AGREEMENT
DATED AS OF OCTOBER    , 2002

LENDERS' COMMITMENT PERCENTAGE

        [to be completed to reflect each Lenders Commitment allocated appropriately by Type of Equipment and the Aircraft]

Lender	Aircraft Commitment Percentage		Gaming Equipment Commitment Percentage	Non-Gaming Equipment Commitment Percentage
Bank of America, N.A.		%	%		%
SG Cowen Securities Corporation		%	%		%
General Electric Capital Corporation		%	%		%
GMAC Commercial Mortgage Corporation		0%	0%		%
The CIT Group/Equipment Financing, Inc.		%	%		%
Deutsche Bank Securities, Inc.		%	%		%
Bear, Stearns & Co. Inc.		%	%		%
		100%	100%	100%
AGGREGATE COMMITMENT	[$	38,000,000 ]				$188,500,000

SCHEDULE IA2 TO LOAN AGREEMENT
DATED AS OF OCTOBER    , 2002

LENDERS' ALLOCATED COMMITMENT AMOUNT

Lender	Aircraft Commitment Amount			Gaming Equipment Commitment Amount		Non-Gaming Equipment Commitment Amount		Commitment
Bank of America, N.A.	$			$		$			$48,500,000
SG Cowen Securities Corporation	$			$		$			$35,000,000
General Electric Capital Corporation		$25,000,000			$0		$0		$25,000,000
GMAC Commercial Mortgage Corporation		$0			$0	$			$20,000,000
The CIT Group/Equipment Financing, Inc.		$5,000,000			$15,000,000		$0		$20,000,000
Deutsche Bank Securities, Inc.	$			$		$			$20,000,000
Bear, Stearns & Co. Inc.	$			$		$			$20,000,000

	[$	38,000,000	]					[$	188,500,000.00	]

2

SCHEDULE IB
TO LOAN AGREEMENT
DATED AS OF OCTOBER    , 2002

ADDRESS FOR NOTICE AND PAYMENT

1.
Collateral Agent:

  WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION

  Address for all communications:

  299 South Main Street, 12th Floor
  MAC U1228-120
  Salt Lake City, Utah 84111
  Attn: Corporate Trust Department

  ABA #: 121-000-248
  Account No.                          [PLEASE COMPLETE]
  Reference: Wynn Las Vegas, LLC

  Contact:                        [PLEASE COMPLETE]
  Phone:                          [PLEASE COMPLETE]

2.
Lender:

  BANK OF AMERICA, N.A.

  Address:

  555 South Flower Street
  Mail Code: CA9-706-17-54
  Los Angeles, California 90071

  Credit contact:

  Scott Faber
  Managing Director
  Phone: 213-345-1196
  Fax: 213-345-1215
  Email: scott.faber@bankofamerica.com

  Business contact:

  William S. Newby
  Managing Director
  Phone: 213-345-1194
  Fax: 213-345-1214
  Email: bill.newby@bankofamerica.com

  Operations contact:

  Bank of America, N.A.
  1850 Gateway Boulevard
  Mail Code: CA4-706-05-11
  Concord, California 94520
  Attention: Nina Lemmer
  Credit Services Representative
  Phone: 925-675-7478
  Fax: 888-969-9281
  Email: nina.l.lemmer@bankofamerica.com

  Address for wire transfers:

  Bank of America, N.A.
  Dallas, Texas
  ABA #111-000012
  Account Number: 37508-36479
  Account Name: Concord, FTA-            BW   [PLEASE CONFIRM]
  Reference 1: Wynn Las Vegas, LLC
  Reference 2: Identify the purpose of wire
  Attention: Nina Lemmer

3.
Lender:

  BANK OF AMERICA, N.A.

  Address:

  300 South 4th Street, 2nd Floor
  Las Vegas, Nevada 89101

  Credit contact:

  Peter J. Vitale
  Vice President
  Phone: 702-654-3062
  Fax: 702-654-7158
  Email: peter.j.vitale@bankofamerica.com

  Operations contact:

  Ann Laczkowski
  Credit Support Specialist
  Phone: 702-654-8364
  Fax: 702-654-7158
  Email: ann.laczkowski@bankofamerica.com

  Address for wire transfers:

  Bank of America, N.A.
  300 South 4th Street, 2nd Floor
  Las Vegas, Nevada 89101
  ABA #122400724
  Account Number: 000990106395
  Account Name: Bank of America ICA
  Reference 1: Wynn Las Vegas, LLC
  Reference 2: Identify the purpose of wire
  Attention: Ann Laczkowski

4.
Lender:

  GENERAL ELECTRIC CAPITAL CORPORATION

  Address:

  401 Merritt Seven, Suite 23
  Norwalk, Connecticut 06856

2

  Credit contact:

  Patrick Walsh
  Senior Vice President
  Phone: 203-229-1922
  Fax: 203-229-1992
  Email: pat.walsh@gecapital.com

  Operations contact:

  Joseph Campopiano
  Phone: 203-229-1861
  Fax: 203-229-1989
  Email: joseph.campopiano@gecapital.com

  Address for wire transfers:

  Deutsche Bank Trust Company Americas
  New York, New York
  ABA #021-001-033
  Account Number: 50-202-962
  Account Name: GECC/CAF Depository
  Reference 1: Wynn Las Vegas, LLC
  Reference 2: Identify the purpose of wire

5.
Lender:

  THE CIT GROUP/EQUIPMENT FINANCING, INC.

  Address:

  1540 W. Fountainhead Pkwy
  Tempe, Arizona 85282

  Credit contact:

  David Dobbs
  Phone: 800-553-8778 ext. 1881
  Fax: 480-858-1496
  Email: david.dobbs@cit.com

  Post Funding Operations contact:

  Scott Fry
  Phone: 800-553-8778 ext. 2347
  Fax: 480-858-1465
  Email: scott.fry@cit.com

  Legal Counsel:

  Robert Itkin
  Phone: 800-553-8778 ext. 1466
  Fax: 480-858-1460
  Email: robert.itkin@cit.com

3

  Draft Documentation Contact:

  Phone: 800-553-8778 ext. 2732
  Fax: 480-858-1496
  Email: brenda.vankeuren@cit.com

  Address for wire transfers:

              [PLEASE COMPLETE THIS SECTION]
  ABA #
  Account Number:
  Account Name:
  Reference 1:
  Reference 2: Identify the purpose of wire

6.
Lender:

  DEUTSCHE BANK TRUST COMPANY AMERICAS

  Credit contact:

  Deutsche Bank Trust Company Americas
  31 West 52nd Street
  New York, New York 10019
  Attention: Richard Grellier, Vice President
  Phone: 646-324-2116
  Fax: 664-324-7450
  Email: richard.grellier@db.com

  Operations contact:

  Deutsche Bank Trust Company Americas
  90 Hudson Street
  Jersey City, New Jersey 07302
  Mail Stop JCY050511
  Attention: Wendy Williams, Assistant Vice President
  Phone: 201-593-2170
  Fax: 201-593-2309
  Email: wendy.b.williams@db.com

  Address for wire transfers:

  Deutsche Bank Trust Company Americas
  ABA #021-001-033
  Account Number: 99-401-268
  Account Name: Commercial Loan Division
  Reference 1: Wynn Las Vegas—FF & E facility
  Reference 2: Identify the purpose of wire
  Attention: Mary Hong

4

7.
Lender:

  BEAR STEARNS CORPORATE LENDING INC.

  Notice Instructions:

  Bear Stearns & Co. Inc.
  383 Madison Avenue, 8th Floor
  New York, New York 10179
  Attention: Gloria Dombrowski
  Phone: 212-272-6043
  Fax: 212-272-4844
  Email: gdombrowski@bear.com

  Administrative and Funding Contact:

  Gloria Dombrowski
  Phone: 212-272-6043
  Fax: 212-272-4844

  Credit contact and Copy of Documents to:

  Bear Stearns & Co. Inc.
  383 Madison Avenue, 8th Floor
  New York, New York 10179
  Attention: Stephen O'Keefe
  Phone: 212-272-9430
  Fax: 212-272-9184
  Email: sokeefe@bear.com

  Address for wire transfers:

  Citibank, N.A.
  ABA #0210-00089
  Account Number: 0925-3186
  Favor of: Bear Stearns Securities, Corp.
  Further Credit to Account Number 096-00220-28
  Reference 1: Wynn Las Vegas, LLC   [Please Confirm]
  Reference 2: Identify the purpose of wire
  Attention: Steve Resnick
  Phone: 609-951-2300
  Fax: 609-951-2354

8.
Lender:

  SOCIETE GENERALE

  Credit contact:

  Societe Generale
  Four Embarcadero, Suite 1200
  San Francisco, California 94111
  Attention: Mary Brockley, Director
  Phone: 415-646-7328
  Fax: 415-989-9922
  Email: mary.brockley@us.socgen.com

5

  Operations contact:

  Societe Generale
  2001 Ross Avenue, Suite 4800
  Dallas, Texas 75201
  Attention: Deborah McNealy, Portfolio Manager
  Phone: 214-979-2762
  Fax: 214-979-1104
  Email: deborah.mcnealy@us.socgen.com

  Legal Counsel:

  Bracewell & Patterson, LLP0
  711 Louisiana, Suite 2900
  Houston, Texas 77002
  Attention: David Locascio
  Phone: 713-221-1396
  Fax: 713-221-2134
  Email: dlocascio@bracepatt.com

  Address for wire transfers:

  Societe Generale
  New York, New York
  ABA #026004226
  Account Number: LSA9051449
  Reference 1: Wynn Las Vegas, LLC
  Reference 2: Identify the purpose of wire

  Loan advance instructions:

  Deutsche Bank Trust Company Americas
  New York, New York
  ABA #021-001-033

  For the Account of Commercial Loan Division:
  A/C #99-401-268
  Re: Wynn Resorts
  Attention: Wendy Williams

  Operations contact:
  Wendy Williams
  Phone: 201-593-2170
  Fax: 201-593-2308

6

SCHEDULE II
TO LOAN AGREEMENT
DATED AS OF OCTOBER    , 2002

REQUIRED PREPAYMENTS

Date	Total Payment	Interest	Aircraft Principal	Gaming Equipment Principal	Non-Gaming Equipment Principal

EXHIBIT A
TO LOAN AGREEMENT
FORM OF PROMISSORY NOTE

    THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT OR LAWS.

WYNN LAS VEGAS, LLC

$	,

        FOR VALUE RECEIVED, the undersigned, WYNN LAS VEGAS, LLC, a Nevada limited liability company (the "Borrower"), promises to pay to the order of                        (the "Lender") on the Maturity Date for the Loans the principal sum of                        DOLLARS ($            ) or such lesser amount thereof as shall be outstanding, as recorded either on the grid attached to this Note or in the records of Lender (and such recordation shall constitute prima facie evidence of the information as recorded; provided, however, that the failure to make any such recordation shall not in any way affect the Borrower's obligation to repay this Note). The principal amount of the Loan evidenced hereby shall be payable on or prior to the Maturity Date as provided in that certain Loan Agreement, dated as of October    , 2002 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Loan Agreement"), among the Borrower, Wells Fargo Bank Nevada, National Association, as Collateral Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

        The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

        Payments of both principal and interest are to be made without setoff or counterclaim in lawful money of the United States of America in same day or immediately available funds to the Payment Office of the Collateral Agent specified in the Loan Agreement (or to such other account as the Collateral Agent may from time to time designate in a written notice to the Borrower).

        This Note is one of the Notes referred to in, and evidences indebtedness incurred under, the Loan Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be or automatically become immediately due and payable. This Note is secured pursuant to the Borrower Security Agreement and reference is made to the Borrower Security Agreement for a statement of the terms and provisions of such security.

        The transfer, assignment or pledge of this Note or any interest herein is subject to the provisions of the Loan Agreement.

        Capitalized terms used but not otherwise defined herein have the respective meanings specified in the Loan Agreement.

        All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

[END OF PAGE]
[SIGNATURE PAGES FOLLOW]

        THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

WYNN LAS VEGAS, LLC, a Nevada limited liability company, as the Borrower
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
	By:	Name: Title:

2

GRID ATTACHED TO NOTE
DATED                            ,             OF
WYNN LAS VEGAS, LLC
PAYABLE TO THE ORDER OF
[                        ]

        Loans made by the Lender to the Borrower, and payments of principal of such Loans.

Date of Funding or Payment	Amount of Funding or Payment	Outstanding Principal Balance (after such Funding or Payment)	Notation Made By

APPENDIX I
TO
LOAN AGREEMENT

(WYNN LAS VEGAS, LLC, AS BORROWER)

        In the Loan Agreement and each other FF&E Financing Document (other than the Disbursement Agreement), unless the context otherwise requires:

          (a)  any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

          (b)  words importing the singular include the plural and vice versa;

          (c)  a reference to a part, clause, section, article, exhibit or schedule is a reference to a part, clause, section and article of, and exhibit and schedule to, such FF&E Financing Document (other than the Disbursement Agreement);

          (d)  a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, supplementing, supplanting, varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

          (e)  a reference to a document includes any amendment or supplement to, or replacement or novation of, that document;

          (f)    a reference to a party to a document includes that party's successors and permitted assigns; and

          (g)  references to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement followed by or referable to an enumeration of specific matters to matters similar to those specifically mentioned.

        Further, each of the parties to the FF&E Financing Documents (other than the Disbursement Agreement) and their counsel have reviewed and revised the FF&E Financing Documents (other than the Disbursement Agreement), or requested revisions thereto, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in construing and interpreting the FF&E Financing Documents (other than the Disbursement Agreement).

        "Account" shall have the meaning set forth in the Wynn Credit Agreement.

        "Additional Completion Period" shall mean the period, if any, commencing on the Scheduled Completion Date and ending on the Completion Date.

        "Additional Land" shall mean, collectively, the real property and fixtures represented as of the Document Closing Date by the following Assessor's Parcel Numbers: 162-16-510-019, 162-16-510-020, 162-16-510-023, 162-16-510-026, 162-16-510-027, 162-16-610-020, 162-16-610-023, 162-16-610-024, 162-16-610-025, 162-16-610-026, 162-16-610-027 and 162-16-610-031.

        "Additional Project Documents" shall mean any document or agreement entered into after the Document Closing Date relating to the development, construction, maintenance or operation of the Project.

        "Adjusted Eurodollar Rate" shall mean the Eurodollar Rate plus the Applicable Lender Margin.

        "Administrative Agent" shall mean Deutsche Bank Trust Company Americas, in its capacity as administrative agent for the Wynn Banks under the Wynn Credit Agreement.

        "Administrative Charge" shall mean an amount equal to the amount, if any, required to compensate each Lender for any losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by such Lender to fund its obligations under the Loan Documents) that may incur as a result of (i) the Borrower's payment of principal or interest on the Notes on any date other than on a Payment Date, (ii) the Borrower's payment of the Loan Balance on any date other than a Payment Date, or (iii) any condition described in Section 12 of the Loan Agreement. Unless the Borrower's payment to which the Administrative Charge is applicable is readily attributable to a Type of Equipment or the Aircraft, the Administrative Charge shall be allocated pro rata by the Lender receiving such payment to Allocated Aircraft Value and Allocated Equipment Value represented by its Note.

        "Advance" shall mean an advance of funds by the Lenders pursuant to Section 2.3 of the Loan Agreement.

        "Advance Confirmation Notice" shall have the meaning set forth in the Disbursement Agreement.

        "Advance Date" shall mean each of the actual dates on or prior to the Commitment Termination Date on which an Advance occurs.

        "Advance Request" shall have the meaning set forth in Section 2.5(a) of the Loan Agreement.

        "Aeronautics Authority" shall mean, where applicable, the United States Department of Transportation, the Federal Aviation Administration and/or the administrator of the Federal Aviation Administration, or any Person or Authority succeeding to the functions of any of the foregoing or having the functions of any of the foregoing in any foreign jurisdictions in which the Aircraft, the Borrower, World Travel, the Aircraft Trustee or lessee of the Aircraft may be subject.

        "Affiliate" shall mean, as applied to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

        "Affiliated Overhead Expenses" for any period, the reasonable expenses of, and actually incurred by, Wynn Resorts and the other Loan Parties (other than the Borrower and its Subsidiaries), for salary and benefits, office operations, development, advertising, insurance and other organizational overhead, for such period calculated on a consolidated basis, after the elimination of intercompany transactions, and in accordance with GAAP; provided, that Affiliated Overhead Expenses shall not include any fee, profit or similar component payable to Wynn Resorts or any other Affiliate of Wynn Resorts (other than with respect to the salary of Mr. Wynn) and shall represent only the payment or reimbursement of actual costs and expenses incurred by Wynn Resorts and the Loan Parties (other than the Borrower and its Subsidiaries).

        "Aggregate Commitment Amount" shall mean $188,500,000.

        "Aircraft" shall mean the Existing Aircraft and, after the Disposition of the Existing Aircraft in accordance with Section 7.5(p) of the Loan Agreement, the Replacement Aircraft.

        "Aircraft Appraiser" shall mean TeleTech, Inc., or such other Person as may be selected by the Collateral Agent.

        "Aircraft Casualty Notice" shall have the meaning assigned to such term in Section 7.1 of the Aircraft Security Agreement.

        "Aircraft Collateral" shall have the meaning assigned to such term in Section 2.1 of the Aircraft Security Agreement.

2

        "Aircraft Commitment Percentage" shall mean, as to any Lender, the percentage set forth opposite such Lender's name under the heading "Aircraft Commitment Percentage" on Schedule IA1 to the Loan Agreement.

        "Aircraft Contracts" shall mean Contracts relating to the Aircraft.

        "Aircraft Event of Default" shall mean any of the events specified in Section 8.1 of the Aircraft Security Agreement.

        "Aircraft Financing Document" shall mean financing documents entered into by the Borrower or its Affiliates in connection with the purchase of the Replacement Aircraft.

        "Aircraft Lease" shall have the meaning assigned to such term in Section 4.2 of the Aircraft Security Agreement.

        "Aircraft Manufacturer" shall mean Bombardier Inc.

        "Aircraft Operating Agreement" shall mean that certain Amended and Restated Aircraft Operating Agreement dated as of October     , 2002 by and between the Aircraft Trustee, as owner and World Travel, as operator.

        "Aircraft Part" shall have the meaning assigned to such term in Section 4.4 of the Aircraft Security Agreement.

        "Aircraft Security Agreement" shall mean the Aircraft Security Agreement to be executed and delivered by the Aircraft Trustee and World Travel, substantially in the form of Exhibit K to the Loan Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the Loan Agreement.

        "Aircraft Security Agreement Supplement" shall mean each supplement to the Aircraft Security Agreement, substantially in the form of Exhibit A thereto.

        "Aircraft Trust Agreement" shall mean that certain Trust Agreement dated as of May 10, 2002 between World Travel and the Aircraft Trustee.

        "Aircraft Trustee" shall mean Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as trustee of that certain trust created under the Aircraft Trust Agreement.

        "Airframe" shall mean and include: (i) the airframe, which, together with the two Engines relating to such airframe, is to be refinanced pursuant to the Loan Documents and has the Federal Aviation Administration Registration Number and manufacturer's serial number specified in the Aircraft Security Agreement Supplement delivered on the Initial Advance Date covering such airframe; and (ii) any and all appliances, parts, instruments, appurtenances, accessories, furnishings, improvements, additions or other equipment of whatever nature (except Engines or engines) so long as the same shall be incorporated or installed in or attached to such airframe, or, so long as World Travel shall, directly or indirectly, continue to have an interest therein in accordance with the terms of the Loan Documents, after removal from such Airframe. The term "Airframe" shall also include any Replacement Airframe in replacement for the Airframe financed thereunder.

        "Allocable Overhead" shall mean, for any period, an amount equal to (x) the amount of Affiliated Overhead Expenses for such period divided by (y) the number of gaming and/or hotel projects of Wynn Resorts and its Subsidiaries which were operating during such period or for which debt and/or equity financing has been obtained to finance, in whole or in part, the development, construction and/or opening thereof[; provided, that amounts allocated to any such project shall be prorated based on the period within such period that such project was in operation or financing therefor was obtained] [TO BE INCLUDED IF INCLUDED IN BONDS].

3

        "Allocated Aircraft Value" shall mean the aggregate amount of Advances made by the Lenders on the Initial Advance Date for purposes of refinancing the Aircraft and the allocated share of Fees and Transaction Costs, less any prepayment of the Loan Balance pursuant to Section 3 or 8.1 of the Loan Agreement allocated to the Aircraft.

        "Allocated Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name on Schedule IA2 to the Loan Agreement under the column designated as "Aircraft Commitment," "Gaming Commitment" or "Non-Gaming Commitment," as applicable to the Type of Equipment or the Aircraft to be funded by proceeds of the requested Advance.

        "Allocated Equipment Value" shall mean the aggregate amount of Advances made by the Lenders on the Advance Dates for purposes of financing the Purchase Price of the Equipment, less any prepayment of the Loan Balance pursuant to Section 3 or 8.1 of the Loan Agreement allocated to the Equipment.

        "Applicable Administrative Charge" shall mean, as of any date of determination in respect of any event, any Administrative Charge determined to be due and owing in respect of such event.

        "Applicable Lender Margin" shall mean, (a) at any time of determination of the Eurodollar Rate, 4.00% per annum, and (b) at any time of determination of the Base Rate, 4.00% per annum.

        "Appraisal" shall mean any appraisal of the Collateral from an Appraiser received pursuant to the terms of Section 6.17 of the Loan Agreement.

        "Appraised Value" shall mean, with respect to the Collateral, or any part thereof, as of any date of determination, the Fair Market Value of the Collateral as set forth in the Appraisal therefor.

        "Appraiser" shall mean the Aircraft Appraiser or the Equipment Appraiser, as the case may be.

        "Arrangement Fees" shall mean the amount referred to in the Arrangement Fee Letters.

        "Arrangement Fee Letters" shall mean that certain letter agreement between the Arrangers and the Borrower dated June 25, 2002.

        "Arrangers" shall mean each of (i) Deutsche Bank Securities Inc. and (ii) Banc of America Leasing & Capital, LLC and their respective successors.

        "Art Rental and Licensing Agreement" shall have the meaning set forth in the Wynn Credit Agreement.

        "Asset Sale" shall mean any Disposition of Property or series of related Dispositions of Property (other than (i) the granting of any Lien permitted by Section 7.3, (ii) any Disposition permitted by Section 7.4 and (iii) any Disposition permitted by subsections (a), (b), (c), (d) , (f), (h), (i), (j), (k), (l), (m), (n) or (o) of Section 7.5, in each case of the Loan Agreement (provided, that in the case of Section 7.5(a), Dispositions of Property thereunder shall be considered "Asset Sales" to the extent of any proceeds thereof not applied to the replacement of Property pursuant to Section 7.5(a)(ii).

        "Assignment and Acceptance" shall have the meaning set forth in Section 10.6(c) of the Wynn Credit Agreement.

        "Assignment and Assumption" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit F to the Loan Agreement or otherwise acceptable to the Collateral Agent entered into pursuant to Section 10.1 of the Loan Agreement.

        "Authority" or "Authorities" shall mean "Governmental Agency" or "Governmental Agencies" as defined herein.

        "Bank Company Collateral Account Agreement" shall have the meaning set forth in the Disbursement Agreement.

4

        "Bank Completion Guaranty Collateral Account Agreement" shall have the meaning set forth in the Disbursement Agreement.

        "Bank Local Company Collateral Account Agreement(s)" shall have the meaning set forth in the Disbursement Agreement.

        "Bank of America" shall mean Bank of America, National Association, a national banking association, and its successors.

        "Bank Prepayment Option" shall have the meaning assigned to such term in Section 3.1(b) of the Loan Agreement.

        "Bankruptcy Code" shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as applicable to the relevant case.

        "Base Rate" shall mean, on any day with respect to the Loan Balance, the rate per annum equal to the sum of (a) higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.50%) and (ii) the Prime Rate for such day plus (b) the Applicable Lender Margin. Any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective on the effective date of such change in the Federal Funds Rate or the Prime Rate, without notice to the Borrower or any Guarantor.

        "Beneficial Owner" shall mean as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The term "Beneficially Owned" has a corresponding meaning.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

        "Board of Directors" shall mean (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the board of directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrower" shall mean Wynn Las Vegas, LLC, a Nevada limited liability company and a Wholly-Owned Subsidiary of Wynn Resorts, or any successor thereto.

        "Borrower Aircraft Assignment" shall mean the Assignment and Assumption Agreement dated as of October    , 2002 by and between the Borrower and the Collateral Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

        "Borrower Collateral" is defined in Section 2.1 of the Borrower Security Agreement.

        "Borrower Security Agreement" shall mean the Borrower Security Agreement dated as of October    , 2002 between the Borrower and Collateral Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time, which does not encumber the Aircraft.

        "Borrower Security Agreement Supplement" means each supplement to the Borrower Security Agreement, substantially in the form of Exhibit A thereto.

        "Building Lease" shall mean that certain Lease Agreement, dated as of October    , 2002, by and between Valvino, as lessor, and the Borrower, as lessee, with respect to the lease of space in the Phase II Land Building.

5

        "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York or Las Vegas, Nevada or Salt Lake City, Utah are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans on which interest is paid at the Adjusted Eurodollar Rate, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in Dollar deposits in the [New York] [TO CONFIRM WITH DB] interbank eurodollar market.

        "Capital Corp." shall mean Wynn Las Vegas Capital Corp., a Nevada corporation.

        "Capital Expenditures" shall mean for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries; provided, that the amount of Capital Expenditures in respect of fixed or capital assets or additions to equipment in any Fiscal Year shall be net of (a) to the extent applied during such Fiscal Year to the replacement of Property pursuant to Section 7.5(a)(ii) the Net Disposition Proceeds received by any such Person from the Disposition of Property pursuant to Section 7.5(a) by reason of such Property's obsolescence or worn out condition and (b) the Insurance Proceeds and/or Eminent Domain Proceeds received by any such Person for any casualties to, or Taking of, fixed or capital assets and applied during such Fiscal Year to the repair or replacement of fixed or capital assets in accordance with Section 2.24. Notwithstanding the foregoing, any Project Costs, any expenditures in furtherance of the construction of the Entertainment Facility and any expenditures with respect to the purchase of the Replacement Aircraft in accordance with Section 7.5(o), in each case that otherwise would have constituted Capital Expenditures by virtue of the foregoing, shall be excluded from this definition.

        "Capital Lease" shall mean a capital lease as determined in accordance with GAAP.

        "Capital Lease Obligations" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of the Loan Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

        "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.

        "Cash Equivalents" shall mean (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (as long as the full faith and credit of the United States, is pledged in support of those securities) having maturities of not more than six months from the date of acquisition; (c)  interest-bearing demand or time deposits (which may be represented by certificates of deposit banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by S&P or Moody's or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (a) or (b) of this definition, of a market value of no less than the amount of monies so invested; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; (f) money market funds or mutual at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition; and (g) to the extent not permitted in clauses (a) through (f) of this definition, Permitted Securities.

6

        "Casino Land" the land owned by the Borrower as described in Exhibit T-4 to the Disbursement Agreement.

        "Casualty" or "Casualties" shall mean any of the following events in respect of any Item of Equipment, Airframe or Engine: (a) the total loss of such Item of Equipment, Airframe or Engine, the total loss of use thereof due to theft, disappearance, destruction, damage beyond repair or the rendering of such Item of Equipment, Airframe or Engine permanently unfit for normal use for any reason whatsoever (other than obsolescence); (b) any damage to such Item of Equipment, Airframe or Engine which results in an insurance settlement with respect to such Item of Equipment, Airframe or Engine on the basis of a total loss or a constructive total loss; (c) the permanent condemnation, confiscation or seizure of, or the requisition of title to or use of, such Item of Equipment, Airframe or Engine; or (d) as a result of any Requirement of Law or other action by any Governmental Agency, the use of such Item of Equipment, Airframe or Engine in the normal course of the Borrower's or any Affiliate's business shall have been prohibited, directly or indirectly, for a period equal to the lesser of 180 consecutive days and the remaining Loan Term. Additionally in the event the transactions contemplated hereby are rescinded pursuant to Regulation 8.130 of the Nevada Gaming Commission, a Casualty with respect to all of the Gaming Equipment shall be deemed to occur on the date of such rescission.

        "Casualty Amount" shall mean, with respect to any Item of Equipment, Airframe or Engine as of any date specified for payment thereof, a portion of the Loan Balance relating to such Item of Equipment, Airframe or Engine equal to the product obtained by multiplying the outstanding Loan Balance as of the Casualty Settlement Date by the Item Value Fraction of such Item of Equipment.

        "Casualty Notice" shall have the meaning assigned to such term in Section 8.1 of the Loan Agreement.

        "Casualty Proceeds" shall have the meaning assigned to such term in Section 8.1(f) of the Loan Agreement.

        "Casualty Recoveries" shall have the meaning assigned to such term in Section 8.1(e) of the Loan Agreement.

        "Casualty Settlement Date" shall have the meaning assigned to such term in Section 8.1 of the Loan Agreement.

        "Change of Control" the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Loan Parties, taken as a whole, or of the Borrower and its Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than to Mr. Wynn or a Related Party of Mr. Wynn; (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower or any successor thereto, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) any "person" (as defined in clause (i) above), other than Mr. Wynn and any of his Related Parties becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests, (b) any "person" (as defined in clause (i) above)(other than Kazuo Okada, Aruze USA and Aruze Corp., so long as (1) the Stockholders Agreement, as in effect on the Closing Date, remains in full force and effect, (2) a majority of the Board of Directors of Wynn Resorts is constituted of Persons named on any slate of directors chosen by Mr. Wynn and Aruze USA pursuant to the Stockholders Agreement, as in effect on the Closing Date, and (3) Kazuo Okada and his Related Parties either (A) "control" (as that term is used in Rule 405 under the Securities Act) Aruze Corp. and Aruze USA or (B) otherwise remain the direct or indirect Beneficial Owners of the Voting Stock of Wynn Resorts held by Aruze Corp.) becomes the Beneficial Owner, directly or indirectly, of a

7

greater percentage of the outstanding Voting Stock of Wynn Resorts, measured by voting power rather than number of equity interests, than is at that time Beneficially Owned by Mr. Wynn and his Related Parties as a group, (c) Mr. Wynn and his Related Parties as a group own less than 20% of the outstanding voting stock of Wynn Resorts, measured by voting power rather than number of equity interests (excluding, for purposes of calculating the outstanding voting stock of Wynn Resorts pursuant to this clause (iii)(c), shares of voting stock issued in a primary issuance by Wynn Resorts in one or more bona fide public offerings of additional Voting Stock of Wynn Resorts (other than the IPO)); or (d) Mr. Wynn and his Related Parties as a group own less than 10% of the outstanding voting stock of Wynn Resorts, measured by voting power rather than number of equity interests, (iv) the first day on which Mr. Wynn does not act as either the Chairman of the Board of Directors of Wynn Resorts or the Chief Executive Officer of Wynn Resorts, other than (1) as a result of death or disability or (2) if the Board of Directors of Wynn Resorts, exercising their fiduciary duties in good faith, removes or fails to re-appoint the Principal as Chairman of the Board of Directors of Wynn Resorts or Chief Executive Officer of Wynn Resorts, (v) the first day on which a majority of the members of the board of directors of Wynn Resorts or the Borrower are not Continuing Directors, (vi) the first day on which Wynn Resorts ceases to own, directly or indirectly, 100% of the outstanding Capital Stock of the Borrower or (vii) Wynn Resorts consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Wynn Resorts, in any such event pursuant to a transaction in which any of the outstanding voting stock of Wynn Resorts is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of Wynn Resorts outstanding immediately prior to such transaction is converted into or exchanged for voting stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance).

        "Claims" shall mean liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, fees, expenses and disbursements (including, without limitation, legal fees and expenses and costs of investigation which, in the case of counsel or investigators retained by an Indemnitee, shall be reasonable) of any kind and nature whatsoever.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral" shall mean the Aircraft Collateral and the Borrower Collateral.

        "Collateral Agent" shall mean Wells Fargo Bank Nevada, National Association, not in its individual capacity, but solely as Collateral Agent, and any successor or replacement Collateral Agent expressly permitted hereunder.

        "Collateral Agent Fee Letter" shall mean the fee letter dated as of the date hereof between the Borrower and Trust Company.

        "Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name on Schedule IA2 to the Loan Agreement under the column designated as "Commitment."

        "Commitment Fees" shall have the meaning assigned to such term in Section 2.9 of the Loan Agreement.

        "Commitment Percentage" shall mean, as to any Lender and any Type of Equipment or the Aircraft, the percentage set forth opposite such Lender's name under the applicable "Commitment Percentage" heading on Schedule IA1 to the Loan Agreement.

8

        "Commitment Termination Date" shall mean the earliest of (i) Completion Date, (ii) the Outside Date, (iii) the Final Advance Date and (iv) the date on which the Commitments of the Lenders shall have been fully utilized.

        "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower or any other Loan Party within the meaning of Section 4001 of ERISA or is part of a group that includes such Person and that is treated as a single employer under Section 414 of the Code.

        "Company" shall mean the Borrower.

        "Completion Date" shall have the meaning assigned to such term in the Disbursement Agreement.

        "Completion Guarantor" shall mean Wynn Completion Guarantor, LLC, a Nevada limited liability company.

        "Completion Guaranty" shall mean that certain Completion Guaranty, dated as of October    , 2002 by the Completion Guarantor in favor of the Administrative Agent on behalf of the Secured Parties and the Mortgage Notes Indenture Trustee.

        "Completion Guaranty Release Date" shall have the meaning assigned to such term in the Disbursement Agreement.

        "Compliance Certificate" shall mean a certificate duly executed by a Responsible Officer substantially in the form of Exhibit E-6 to the Loan Agreement.

        "Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated July, 2002 and furnished to the initial Lenders.

        "Consents" shall have the meaning assigned to such term in the Disbursement Agreement.

        "Consolidated Current Assets" shall mean, at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

        "Consolidated Current Liabilities" shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

        "Consolidated EBITDA" shall mean, of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense or the Tax Amount (whether or not paid during such period), (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of the Borrower, the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business and pre-opening expenses related to the initial opening of the Project (such pre-opening expenses to be no greater than that set forth in the Project Budget) and the opening of the Entertainment Facility (such pre-opening expenses in the aggregate to be no greater than $5,000,000)) and minus, to the extent included in the statement of such

9

Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense) and (b) any extraordinary income or gains (and whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis in accordance with GAAP;

        "Consolidated Fixed Charge Coverage Ratio" shall mean, as to any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries to (b) Consolidated Fixed Charges of the Borrower and its Subsidiaries for such period.

        "Consolidated Fixed Charges" shall mean, as to any Person for any period, the sum (without duplication) of (a) Consolidated Interest Expense of such Person and its Subsidiaries for such period, (b) provision for cash income taxes made by such Person or any of its Subsidiaries on a consolidated basis in respect of such period and the payment of any Tax Amount during such period, (c) scheduled payments made during such period on account of principal of Indebtedness of such Person or any of its Subsidiaries (including, without limitation, with respect to the Borrower, scheduled principal payments in respect of the Term Loans or any other Indebtedness under the Financing Agreements, (d) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures, and (e) Consolidated Lease Expense of such Person and its Subsidiaries for such period.

        "Consolidated Interest Expense" shall mean, as to any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

        "Consolidated Lease Expense" shall mean for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

        "Consolidated Leverage Ratio" shall mean, for any period, the ratio of (a) Consolidated Total Debt on the last day of such period to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

        "Consolidated Member" shall mean a corporation, other than the common parent, that is a member of an affiliated group (as defined in Section 1504 of the Code) of which Wynn Resorts or any of the Loan Parties is the common parent.

        "Consolidated Net Income" shall mean, as to any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of preferred equity dividends, but giving effect to, without duplication, any amounts paid or distributed by such Person or its Subsidiaries as a Tax Amount or Allocable Overhead if and to the same extent that such amounts would have been included in the calculation of net income if incurred by such Person or its Subsidiaries directly; provided, that in calculating Consolidated Net Income of a Person (for purposes of this definition only, the "Parent") and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Parent) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary

10

in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary of the Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Financing Agreement) or Requirement of Law applicable to such Subsidiary; provided that the Consolidated Net Income of the Borrower and its Subsidiaries shall be deemed to include any Wynn Resorts Holdings Capital Contributions during the applicable measurement period, (d) to the extent not reflected as a charge in the statement of such Consolidated Net Income, any Management Fees paid during such period and (e) the cumulative effect of a change in accounting principles.

        "Consolidated Net Worth" shall mean, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date.

        "Consolidated Total Debt" shall mean, at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

        "Construction Consultant" shall mean Inspection & Valuation International, Inc. or such successor construction consultant of recognized national standing, as may be appointed in accordance with the Disbursement Agreement.

        "Construction Contract" shall mean a "Contract" as defined in the Disbursement Agreement.

        "Continuing Directors" shall mean, as of any date of determination, with respect to any Person, any member of the Board of Directors of such Person who (i) was a member of such Board of Directors on the Document Closing Date, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) in the case of a limited liability company, was nominated by the direct or indirect Board of Directors of its managing member or sole member.

        "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

        "Control Agreements" shall mean collectively, (i) the Bank Completion Guaranty Collateral Account Agreement, (ii) the Bank Company Collateral Account Agreement, (iii) the Bank Local Company Collateral Account Agreement(s) and (iv) each Control Agreement to be executed and delivered by each Loan Party pursuant to the Guarantee and Collateral Agreement, substantially in the form of Exhibit B, Exhibit C or Exhibit D, as the case may be, thereto, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the Wynn Credit Agreement.

        "Credit Exposure" shall mean, with respect to any Lender, the aggregate outstanding amount of Loans made by such Lender.

        "Dealership Lease Agreement" shall mean that certain Lease Agreement to be entered into between the Borrower, as lessor, and an Affiliate of the Borrower, as lessee, with respect to the lease of space at the Casino Land for the development and operation of a Ferrari and Maserati automobile dealership.

        "Default" shall mean any event, act, or condition which with notice or lapse of time or both, would constitute an Event of Default.

        "Defaulting Lender" shall mean, at any time, (i) any Lender with respect to which a Lender Default is in effect, (ii) any Lender that is the subject (as a debtor) of any action or proceeding (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy,

11

insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, (iii) any Lender that shall make a general assignment for the benefit of its creditors or (iv) any Lender that shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

        "Derivatives Counterparty" shall have the meaning assigned to such term in Section 7.6 of the Loan Agreement.

        "Desert Inn Improvement" shall mean Desert Inn Improvement Co., a Nevada corporation.

        "Desert Inn Water" shall mean Desert Inn Water Company, LLC, a Nevada limited liability company.

        "DIIC Casino Water Permit" shall mean the Permit identified as of the Closing Date as Permit No. 13393 (Cert. 4731) as shown in the records of the State of Nevada, Division of Water Resources, in Carson City Nevada (and any successor or replacement Permit thereto).

        "DIIC Water Permits" shall mean, collectively, the DIIC Casino Permit and the permits identified as of the Closing Date as Permit No. 16938 (Cert. 4765), Permit No. 16939 (Cert. 4766), Permit No. 24558 (Cert. 7828), Permit No. 24560 (Cert. 7827), Permit No. 24561 (Cert. 7829), and Permit No. 25223 (Cert. 7830), in each case as shown in the records of the State of Nevada, Division of Water Resources, in Carson City Nevada (and any successor or replacement Permits thereto).

        "DIIC Water Transfer" shall mean a transfer by Desert Inn Improvement at no cost and in accordance with all Requirements of Law and pursuant to all necessary consents of Governmental Authorities (including, if applicable, the Nevada Public Utilities Commission and the State of Nevada, Division of Water Resources) of (a) the fee ownership of the Water Utility Land to Wynn Resorts Holdings and (b) the DIIC Water Permits to (x) in the case of the DIIC Casino Water Permit, the Borrower and (y) in the case of all other DIIC Water Permits, Wynn Resorts Holdings.

        "Disbursement Agent" shall mean Deutsche Bank Trust Company Americas, in its capacity as Disbursement Agent under the Disbursement Agreement, and any successor Disbursement Agent appointed pursuant to the terms of the Disbursement Agreement.

        "Disbursement Agreement" shall mean that certain Master Disbursement Agreement dated as of the date hereof among the Borrower, Capital Corp., Wynn Design & Development, the Administrative Agent, the Mortgage Notes Indenture Trustee, the Collateral Agent and the Disbursement Agent.

        "Disbursement Agreement Event of Default" shall mean an "Event of Default" as defined in the Disbursement Agreement.

        "Disposition" shall mean with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, grant of restriction, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

        "Disqualified Stock" shall mean any Capital Stock or other ownership or profit interest of any Loan Party that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of in consideration other than Capital Stock (other than Disqualified Stock).

        "Document Closing Date" shall mean October    , 2002.

        "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

12

        "Domestic Subsidiary" shall mean any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

        "Driving Range" shall mean the driving range for the Golf Course to be located on the Phase II Land and leased to the Borrower pursuant to the Driving Range Lease.

        "Driving Range Lease" shall mean that certain Lease Agreement, dated as of            , by and between Valvino, as lessor, and the Borrower, as lessee, with respect to the lease of land on which the driving range for the Golf Course is to be located.

        "ECF Percentage" shall mean, with respect to any Fiscal Year, 75%; provided, that, if the Consolidated Leverage Ratio as of the last day of any such Fiscal Year is not greater than 3.5 to 1.0, 50% with respect to such Fiscal Year.

        "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any State thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, provided, that such bank is acting through a branch or agency located in the United States; (iii) a finance company, leasing company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans or leasing property or equipment in the ordinary course of its business; (iv) the central bank of any country that is a member of the OECD; or (v) any Lender; provided, however, that (A) any such Person shall also have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $50,000,000 (or its equivalent in foreign currency), or if such Person does not meet the foregoing requirements in this proviso, such Person furnishes a guaranty of an Affiliate, which Affiliate meets the requirements of this proviso, of such Person's obligations under the Operative Documents and (B) any Person described in clause (ii), (iii), (iv) or (v) above shall, on the date on which it is to become a Lender hereunder, be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes.

        "Eminent Domain Proceeds" shall mean all amounts and proceeds (including instruments) received in respect of any Event of Eminent Domain relating to the Project.

        "Employee Parking Lot" shall mean the parking lot structure located on the Phase II Land that will be used for parking for the employees of the Borrower pursuant to the Employee Parking Lot Lease.

        "Employee Parking Lot Lease" shall mean that certain Lease Agreement, dated as of October    , 2002, by and between Valvino, as lessor, and the Borrower, as lessee, with respect to the lease of land on which the parking lot structure for use by the Borrower's employees is to be located.

        "Engagement Letter" shall mean the engagement letter dated June 25, 2002 between the Borrower and the Arrangers.

        "Engine" shall mean and include: (i) each of the two engines for the Aircraft listed by manufacturer's serial number in a Aircraft Security Agreement Supplement delivered on the Initial Advance Date, whether or not from time to time installed on an Airframe or installed on any other airframe; (ii) any Replacement Engine; and (iii) any and all appliances, parts, instruments, appurtenances, accessories, improvements, additions or other equipment of whatever nature, so long as the same shall be incorporated or installed in or attached to any Engine subject to the Aircraft Security Agreement, or, so long as title thereto shall remain vested in the Aircraft Trustee in accordance with the terms of that certain Trust Agreement dated as of May 10, 2002 between the Aircraft Trustee and World Travel, after removal from such Engine.

13

        "Entertainment Facility" shall mean a showroom or entertainment facility located on the Casino Land and the Phase II Land, adjoining and connected directly to the Le Rêve hotel and casino.

        "Entertainment Facility Equity Proceeds" shall mean to the extent used solely and exclusively for the development and construction of an Entertainment Facility, the aggregate net cash proceeds received by the Borrower from any Person other than another Loan Party (except to the extent another Loan Party is acting as an intermediary for purposes of contributing equity capital contributions from such other Persons), directly or indirectly, as a contribution to its common equity capital.

        "Environmental Claim" shall mean any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

        "Environmental Laws" shall mean any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

        "Environmental Matter" shall mean any:

          (a)  release, emission, entry or introduction into the air including, without limitation, the air within buildings and other natural or man-made structures above ground;

          (b)  discharge, release or entry into water including, without limitation, into any river, watercourse, lake, or pond (whether natural or artificial or above ground or which joins or flows into any such water outlet above ground) or reservoir, or the surface of the riverbed or of other land supporting such waters, ground waters, sewer or the sea;

          (c)  deposit, disposal, keeping, treatment, importation, exportation, production, transportation, handling, processing, carrying, manufacture, collection, sorting or presence of any Hazardous Substance (including, without limitation, in the case of waste, any substance which constitutes a scrap material or an effluent or other unwanted surplus substance arising from the application of any process or activity (including making it re-usable or reclaiming substances from it) and any substance or article which is required to be disposed of as being broken, worn out, contaminated or otherwise spoiled);

          (d)  nuisance, noise, defective premises, health and safety at work, industrial illness, industrial injury due to environmental factors, environmental health problems (including, without limitation, asbestosis or any other illness or injury caused by exposure to asbestos) or genetically modified organisms;

          (e)  conservation, preservation or protection of the natural or man made environment or any living organisms supported by the natural or man made environment; or

          (f)    other matter howsoever directly affecting the environment or any aspect of it.

        "Environmental Permits" shall mean any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

        "Equipment" shall mean, individually, each Item of furniture, fixtures or equipment (including Gaming Equipment) described as Equipment on Schedule A to the Borrower Security Agreement and

14

each Schedule A to each Borrower Security Agreement Supplement delivered on an Advance Date, and, collectively, each of the foregoing Items of Equipment.

        "Equipment Appraiser" shall mean an appraiser as may be selected by the Collateral Agent.

        "Equipment Collateral" is defined in Section 2.1 of the Borrower Security Agreement.

        "Equipment Contracts" shall mean Contracts relating to the Equipment.

        "Equipment Manufacturer" shall mean the original manufacturer of the applicable Type of Equipment.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Eurocurrency Reserve Requirements" means for any day as applied to a Eurodollar Loan, the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto or otherwise required by applicable law) applicable to any member bank of the Federal Reserve System in respect of eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

        "Eurodollar Loans" means Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

        "Eurodollar Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum equal to (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of such Eurodollar Loan of the Administrative Agent (in its capacity as a Lender) with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the first day of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the Eurocurrency Reserve Requirements.

        "Event of Default" shall mean any of the events specified in Section 9 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

        "Event of Eminent Domain" shall mean with respect to any Property, (i) any compulsory transfer or taking by condemnation, seizure, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking or confiscation of such Property or the requisition of the use of such Property, by any agency, department, authority, commission, board, instrumentality or political subdivision of any state, the United States or another Governmental Authority having jurisdiction or (ii) any settlement in lieu of clause (i) above.

        "Existing Aircraft" shall mean that certain Bombardier Global Express aircraft, Serial No. 9065, owned by a trust of which World Travel is the beneficial interest holder.

        "Existing Stockholders" shall mean, collectively, Mr. Wynn, Aruze USA, Inc., a Nevada corporation, Baron Asset Fund, a Massachusetts business trust and the Kenneth R. Wynn Family Trust.

        "Facility" shall mean each of (a) the Term Loan Commitments and the Term Loans made thereunder (the "Term Loan Facility") and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

        "Fair Market Value" shall mean, with respect to the Collateral or a portion thereof as of any date, the price which a purchaser would pay to purchase such Collateral in an arm's-length transaction between a willing buyer and a willing seller, neither of them being under any compulsion to buy or sell. In making any determination of Fair Market Value, Appraiser shall assume such Collateral has been

15

maintained in accordance with the requirements of the Loan Agreement and that such Collateral is in the condition in which it is required to be hereunder as of the date for which such determination is made. Appraiser shall use such reasonable methods of appraisal as are satisfactory to the Lenders. Notwithstanding the foregoing, "Fair Market Value" with respect to any Appraisals delivered pursuant to Section 6.17 of the Loan Agreement shall be made by the Appraiser with the assumptions that such Collateral is in its brand new condition (and without giving effect to depreciation caused by the fact that such Collateral may have been delivered and or installed prior to such Appraisal).

        "Federal Aviation Administration" or "FAA" shall mean the Federal Aviation Administration and any successor agency.

        "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Collateral Agent on such day on such transactions as determined by the Collateral Agent.

        "Fee Letters" shall mean the Arrangement Fee Letters, the Participation Fee Letters and the Collateral Agent Fee Letter.

        "Fees" shall have the meaning assigned to such term in Section 2.7 of the Loan Agreement.

        "FF&E Collateral Account Agreement" shall mean that certain FF&E Collateral Account Agreement dated as October            , 2002 among the Borrower, the Collateral Agent, the Securities Intermediary (as defined in the Disbursement Agreement) and the other parties thereto.

        "FF&E Financing Documents" shall mean the Loan Agreement, the Disbursement Agreement, the Security Documents, the Intercompany Note, the Aircraft Security Agreement, the Aircraft Operating Agreement, the FF&E Collateral Account Agreement, the Borrower Aircraft Assignment, the FF&E Guaranty and the FF&E Intercreditor Agreement and any future guarantees, guarantee and collateral agreements, or joinder agreements thereto executed and delivered by Affiliates of the Borrower.

        "FF&E Guaranty" shall mean that certain Guaranty Agreement dated as of October    , 2002 from the Guarantors in favor of the Secured Parties and, if the Wynn Resorts FF&E Guaranty has been executed and delivered pursuant to the Wynn Resorts FF&E Guaranty Agreement, the Wynn Resorts FF&E Guaranty.

        "FF&E Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of the Document Closing Date among the Administrative Agent, the Mortgaged Notes Indenture Trustee and the Collateral Agent, in substantially the form of Exhibit     to the Loan Agreement.

        "Final Advance Date" shall mean the Advance Date specified by the Borrower in writing to be the final Advance Date under the Loan Agreement.

        "Final Completion Date" shall have the meaning set forth in the Disbursement Agreement.

        "Financing Agreements" shall mean, collectively, the FF&E Financing Documents, the Mortgage Notes Indenture, Mortgage Note Guarantees, the Other Security Documents, the Mortgage Notes, the Wynn Credit Agreement and any other loan, security, support or similar agreements entered into on, prior to or after the Document Closing Date to finance the development, construction and/or operation of the Project, whether with respect to Other Indebtedness or otherwise and including, without limitation, any agreements with respect to Permitted Refinancing Indebtedness.

16

        "Fiscal Year" shall mean the fiscal year of the Borrower and the other Loan Parties ending on December 31 of each calendar year.

        "Fund," "Funded" or "Funding" shall mean each funding by a Lender of a portion of the principal under its Note constituting a portion of any Advance as described in Section 2 of the Loan Agreement.

        "Funded Debt" shall mean, as to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Appendix I.

        "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Sections 7.1. 7.5(k), 7.5(l), 7.5(m), 7.10 and 7.22 of the Loan Agreement, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 6.1 of the Loan Agreement.

        "Gaming Board" or "Gaming Authority" shall mean, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower or any of its Affiliates.

        "Gaming Commitment Percentage" shall mean, as to any Lender, the percentage set forth opposite such Lender's name under the heading "Gaming Commitment Percentage" on Schedule IA1 to the Loan Agreement.

        "Gaming Equipment" shall mean, individually, each slot machine and other device which constitutes a gaming device (as defined in the Gaming Laws) along with any related equipment with respect thereto, together with any substitutions therefor, replacements thereof, improvements thereto and additions thereto pursuant to the terms of the Loan Documents, and, collectively, each of the foregoing items of Gaming Equipment.

        "Gaming Facility" shall mean any building or other structure used or expected to be used to enclose space in which a gaming operation is conducted and (a) is wholly or partially owned, directly or indirectly, by the Borrower or an Affiliate of the Borrower or (b) any portion or aspect of which is managed or used, or expected to be managed or used, by the Borrower or an Affiliate of the Borrower.

        "Gaming Laws" shall mean the Nevada Gaming Control Act, as amended from time to time, and the regulations promulgated thereunder, together with any other laws, rules, regulations or ordinances applicable to gambling, gaming or casino activities conducted by Guarantor or any of its Affiliates, including, all Requirements of Law pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Guarantor and its Affiliates within their respective jurisdictions.

        "Golf Course" shall mean Le Reve's Tom Fazio/Stephen A. Wynn designed 18-hole golf course to be situated on the Golf Course Land, as more particularly described in Exhibit T-4 to the Disbursement Agreement.

        "Golf Course Land" shall mean the land owned by Wynn Resorts Holdings, Palo and Desert Inn Improvement on which the Golf Course is to be located, as described in Exhibit T-4 to the Disbursement Agreement. The Golf Course Land shall include (a) the Wynn Home Site Land until such time (if ever) as the Wynn Home Site Land has been Disposed of in accordance with Section 7.5(j), (b) the Home Site Land until such time (if ever) as the Home Site Land has been Disposed of in accordance with Section 7.5(l), the Palo Home Site Land, (c) the Water Utility Land and (d) if at any time acquired by a Loan Party, the Additional Land (or any part thereof).

        "Golf Course Land Owners" collectively, Wynn Resorts Holdings, Desert Inn Improvement, Palo and, to the extent the Additional Land (or any part thereof) is acquired by one or more Loan Parties, such Loan Parties.

17

        "Golf Course Lease" shall mean that certain Lease Agreement, dated as of October    , 2002, by and between Wynn Resorts Holdings, as lessor, and the Borrower, as lessee, with respect to the lease of land on which the Golf Course is to be located.

        "Governing Documents" shall mean, collectively, as to any Person, the articles or certificate of incorporation and bylaws, any shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constituent documents of such Person.

        "Governmental Action" shall mean all applicable permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Agency, or required by any Requirement of Law.

        "Governmental Agency" or "Authority" shall mean any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including the Nevada Gaming Authorities, any zoning authority, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority), any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any arbitrator with authority to bind a party at law.

        "Guarantee and Collateral Agreement" shall mean the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each other Loan Party (other than Desert Inn Improvement), substantially in the form of Exhibit A to the Wynn Credit Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the Loan Agreement.

        "Guarantee Obligation" shall mean, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (v) under Hedge Agreements; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

18

        "Guarantors" shall mean each of the Loan Parties (other than Desert Inn Improvement and the Borrower) and, if the Wynn Resorts FF&E Guaranty has been executed and delivered pursuant to the Wynn Resorts FF&E Guaranty Agreement, Wynn Resorts.

        "Hazardous Materials Activity" shall mean any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Substances, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Substances and any corrective action or response action with respect to any of the foregoing.

        "Hazardous Substances" shall mean (statutory acronyms and abbreviations having the meaning given them in the definition of "Environmental Laws") substances defined as "hazardous substances," "pollutants" or "contaminants" in Section 101 of the CERCLA; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by the RCRA; those substances designated as a "hazardous substance" pursuant to Section 311 of the CWA; those substances defined as "hazardous materials" in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Section 6 or 7 of the TSCA; those substances defined as "contaminants" by Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as "residual radioactive material" by Section 101 of the UMTRCA; those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the OSHA); those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 40 C.F.R. Part 1910; in any other Environmental Laws; and in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

        "Hedge Agreements" shall mean all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

        "Highest Lawful Rate" shall have the meaning assigned to such term in Section 3.6 of the Loan Agreement.

        "Home Site Land" shall mean a tract of land not greater than 20 acres located on the Golf Course Land where residential and non-gaming related developments may, after Disposition of the Home Site Land in accordance with Section 7.5(l), be built.

        "Indebtedness" shall mean, as to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit, completion guaranties, performance bonds or similar facilities, (g) all obligations of such Person,

19

contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section     of the Loan Agreement only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries. All obligations under the Financing Agreements shall constitute Indebtedness.

        "Indemnitee" shall mean the Arranger, any Lender, the Collateral Agent, the Trust Company and their respective Affiliates, successors, permitted assigns, permitted transferees, invitees, contractors, servants, employees, officers, directors, shareholders, partners, participants, representatives agents and their respective designees or nominees.

        "Indemnity Agreements" collectively, each of the Indemnity Agreements executed by a Loan Party with respect to its Mortgaged Properties in favor of the Administrative Agent substantially in the form of Exhibit F to the Wynn Credit Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the Wynn Credit Agreement.

        "Initial Advance Date" shall mean the first date on which an Advance occurs.

        "Initial Amortization Date" shall mean [the earlier of (i) the Completion Date and (ii) the Outside Date] December 31, 2005.

        "Initial Arrangers" shall have the meaning assigned thereto in the Wynn Credit Agreement.

        "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

        "Insolvent" shall mean pertaining to a condition of Insolvency.

        "Insurance Advisor" shall mean Marsh USA, Inc., or its successor, appointed by the Administrative Agent.

        "Insurance Proceeds" shall mean all amounts and proceeds (including instruments) paid under any insurance policy maintained by a Loan Party (including, without limitation, any insurance policy required to be maintained by a Loan Party under any Operative Document).

        "Insurance Requirements" shall mean all terms and conditions of any insurance policy required by any Operative Document to be maintained or caused to be maintained by the Borrower, and all requirements of the issuer of any such policy.

        "Intellectual Property" shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, patents, trademarks, service-marks, technology, know-how and processes, recipes, formulas, trade secrets, or licenses (under which the applicable Person is licensor or licensee) relating to any of the foregoing and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

        "Intellectual Property Security Agreement" shall mean the Intellectual Property Security Agreement to be executed and delivered by each Loan Party, substantially in the form of Exhibit C to the Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the Wynn Credit Agreement.

20

        "Intercompany Note" shall mean, individually, that certain intercompany note from World Travel to the Borrower dated October     , 2002 and secured by the Aircraft Security Agreement.

        "Intercreditor Agreements" shall mean, collectively, the FF&E Intercreditor Agreement and the Project Lender Intercreditor Agreement.

        "Interest" shall mean, with respect to each Interest Period, an amount equal to interest accrued on the Loan Balance outstanding during such period at the Interest Rate.

        "Interest Period" shall mean (i) as to any Loan to which the Base Rate applies, initially the period commencing on (and including) the Advance Date for such Loan and ending on (but excluding) the next succeeding Payment Date thereafter, and thereafter, each period commencing on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date and (ii) as to any Loan to which the Adjusted Eurodollar Rate applies, initially, the period commencing on the borrowing or selection date, as the case may be, with respect to such Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Advance Request or notice of interest rate selection, as the case may be, given with respect thereto and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Collateral Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i)  if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii)  any Interest Period that would otherwise extend beyond the Maturity Date, shall end on the Maturity Date, as applicable;

          (iii)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iv)  the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Loan during an Interest Period for such Loan.

        "Interest Rate" shall mean, for each day during each Interest Period with respect thereto, (a) if no Default or Event of Default shall then exist, (i) if the Base Rate is in effect pursuant to Section 3.5 or Section 12.6 of the Loan Agreement, a rate per annum equal to the Base Rate, or (ii) if the Adjusted Eurodollar Rate is in effect pursuant to Section 3.5 of the Loan Agreement, a rate per annum equal to the Adjusted Eurodollar Rate or (b) if at any time a Default or Event of Default shall occur during such Interest Period then for so as long as such Default or Event of Default shall exist or until a new Interest Rate is selected, or deemed to have been selected, pursuant to Section 3.5 of the Loan Agreement, a rate per annum equal to the Overdue Rate.

        "Investments" shall have the meaning assigned to such term in Section             of the Loan Agreement.

        "IRS" shall mean the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

        "Item" or "Item of Equipment" shall mean a particular item of Equipment, as the context may require, and "Items of Equipment" shall mean collectively each item of Equipment.

        "Item Value Fraction" shall mean, with respect to any Item of Equipment, Airframe or Engine a fraction, the numerator of which is the Purchase Price for such Item of Equipment or Allocated

21

Aircraft Value, as the case may be, and the denominator of which is the aggregate Purchase Price of all Items of Equipment and the Allocated Aircraft Value, including such Item of Equipment, Airframe or Engine.

        "Las Vegas Jet" shall mean Las Vegas Jet, LLC, a Nevada limited liability company.

        "Las Vegas Jet Lease" shall mean that certain Aircraft Lease dated as of January 29, 2002 by and between World Travel and Las Vegas Jet.

        "Lease" shall have the meaning assigned to such term in Section 4.2 of the Borrower Security Agreement.

        "Lender Addendum" shall have the meaning set forth in the Wynn Credit Agreement.

        "Lender Default" shall mean the failure or refusal (which has not been retracted in writing) of a Lender to make available its portion of any Loan required to be made by such Lender under Section 2.3 of the Loan Agreement at or prior to such time that the same is required to be so made by such Lender.

        "Lender Liens" shall mean Liens on or against the Collateral (a) which result from any act of, or any Claim against, any Lender or any agent unrelated to the transactions contemplated by the Operative Documents or (b) which result from any Tax owed by any such Person, except any Tax for which the Borrower is obligated to indemnify.

        "Lenders" shall mean the Persons set forth on Schedule IA1, as amended, to the Loan Agreement, together with any permitted successors and assigns.

        "Letters of Credit" shall have the meaning set forth in the Wynn Credit Agreement.

        "Liabilities" shall have the meaning assigned to such term in Section 2.1 of the Borrower Security Agreement.

        "License Revocation" the revocation, failure to renew or suspension of, or the appointment of a receiver or similar official with respect to, any casino, gambling or gaming license, including, without limitation, any Nevada Gaming Approvals, covering any portion of the Project.

        "Lien" shall mean with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such Property and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statues) of any jurisdiction).

        "Liquidated Damages" shall mean any proceeds or liquidated damages paid pursuant to any obligation, default or breach under the Project Documents (net of arm's length costs incurred by a Loan Party pursuant to arm's length transactions in connection with adjustment or settlement thereof and taxes paid with respect thereto). For purposes of this definition, so-called "liquidated damages" insurance policies shall be deemed to be Project Documents.

        "Loan" shall mean any loan made by the Lenders to the Borrower pursuant to the terms of the Loan Agreement.

        "Loan Agreement" shall mean that certain Loan Agreement dated as of October            , 2002 among the Borrower, the Collateral Agent and the Lenders, as the same may be amended from time to time.

        "Loan Balance" shall mean, as of any time, the aggregate principal amount outstanding on the Notes at such time.

22

        "Loan Conversion Date" shall have the meaning set forth in the Wynn Credit Agreement.

        "Loan Documents" shall mean the Loan Agreement, the Security Documents, the Disbursement Agreement, the FF&E Intercreditor Agreement, the Management Fee Subordination Agreement, the FF&E Guaranty, the Wynn Resorts FF&E Agreement (and the Wynn Resorts FF&E Guaranty if executed and delivered pursuant thereto), the Indemnity Agreements, the Notes, the Intercompany Note, the Las Vegas Jet Lease and the Aircraft Operating Agreement.

        "Loan Parties" shall mean the Borrower, Valvino, Capital Corp., Palo, Wynn Resorts Holding, Desert Inn Water, Desert Inn Improvement, Wynn Design, World Travel, Las Vegas Jet and each other Subsidiary of Valvino other than the Completion Guarantor (including any such Subsidiaries that become party to a Loan Document pursuant to Section 6.10).

        "Loan Term" shall mean the period from the Document Closing Date to, and including, the Maturity Date.

        "Loss Proceeds" shall have the meaning set forth in the Disbursement Agreement.

        "Management Agreement" shall mean the Management Agreement, dated as of October    , 2002 between the Loan Parties, on the one hand and Wynn Resorts, on the other hand.

        "Management Fee Subordination Agreement" shall mean the Management Fee Subordination Agreement, dated as of the date hereof, among the Loan Parties, Wynn Resorts, the Mortgage Notes Indenture Trustee and the Administrative Agent.

        "Management Fees" shall have the meaning as defined in the Management Agreement.

        "Manufacturer" shall mean, individually, the Aircraft Manufacturer or the Equipment Manufacturer, as the case may be, and "Manufacturers" shall mean collectively each Manufacturer.

        "Material Adverse Effect" shall mean (i) a material adverse condition or material adverse change in or affecting (a) the business, assets, liabilities, property, condition (financial or otherwise), results of operations, prospects, value or management of the Borrower and the other Loan Parties taken as a whole, (b) the Project, (c) the validity or enforceability of the Loan Agreement or any of the other Loan Documents, (d) the validity, enforceability or priority of the Liens purported to be created by the Security Documents or (e) the rights or remedies of any Secured Party hereunder or under any of the other Loan Documents or (ii) any event or circumstance that calls into question in any material respect the Projections or any of the material assumptions on which the Projections were prepared.

        "Material Affiliated Contracts" shall mean any Material Contract to which a Loan Party, on the one hand, and an Affiliate of such Loan Party (including any other Loan Party), on the other hand, are parties.

        "Material Contract" shall mean (i) the Golf Course Lease, the Driving Range Lease, the Employee Parking Lot Lease, the Management Agreement, the Tax Indemnification Agreement, the WDD Agreement, the Building Lease, the Water Supply Agreements and the Water Show Entertainment and Production Agreement and (ii) any other contract or arrangement to which (a) a Loan Party, on the one hand, and an Affiliate of such Loan Party (including any other Loan Party), on the other hand, are parties, pursuant to which the Loan Parties are, or any one of them is reasonably expected to incur obligations or liabilities with a Dollar value in excess of $1,000,000 during the term of such contract or arrangement or (b) any Loan Party is a party (other than the Financing Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect (taking into consideration any viable replacements or substitutions therefor at the time such determination is made).

        "Maturity Date" shall mean [October    ,] 2009, or such earlier date on which: (i) the Borrower is required to pay the Casualty Amount pursuant to Section 8.1 of the Loan Agreement or the Payoff

23

Amount pursuant to Section 3.1 of the Loan Agreement or (ii) the principal and interest on the Notes have become due and payable pursuant to Section 9.1 of the Loan Agreement.

        "Maximum Consolidated Capital Expenditures Amount" shall have the meaning set forth in Section 7.7 of the Loan Agreement.

        "Minimum Lease Amount" shall mean $5,000,000.

        "Minimum Prepayment Amount" shall mean $10,000,000 of the aggregate principal amount of the Loans then outstanding.

        "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, or any successor thereto.

        "Mortgage Note Guarantee" shall mean Guarantee and Collateral Agreement dated as of October    , 2002 among each Loan Party (other than Desert Inn Improvement) and the Mortgage Notes Indenture Trustee..

        "Mortgage Notes" shall mean the            % Mortgage Notes due 2010 issued by the Borrower and Capital Corp. pursuant to the Mortgage Notes Indenture.

        "Mortgage Notes Indenture" shall mean that certain Indenture, dated as of October    , 2002, among the Borrower, Capital Corp., certain guarantors named therein and the Mortgage Notes Indenture Trustee.

        "Mortgage Notes Indenture Trustee" shall mean Wells Fargo Bank, National Association in its capacity as the trustee under the Mortgage Notes Indenture and its successors in such capacity.

        "Mortgaged Properties" shall mean the real properties and leasehold estates listed on Schedule 1.1 to the Wynn Credit Agreement or otherwise as to which the Administrative Agent for the benefit of the Wynn Credit Parties shall be granted a Lien pursuant to the Mortgages (including at such time, if any, as Desert Inn Improvement executes the Water Property Mortgage, the Water Utility Land).

        "Mortgages" shall mean each of the mortgages, deeds of trust and deeds to secure obligations made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Wynn Credit Parties under the Wynn Credit Documents (including at such time, if any, as Desert Inn Improvement executes the Water Property Mortgage, the Water Property Mortgage), substantially in the form of Exhibit D to the Wynn Credit Agreement (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the Wynn Credit Agreement.

        "Mr. Wynn" shall mean Stephen A. Wynn, an individual.

        "Multiemployer Plan" shall mean a Plan that is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

24

        "Net Cash Proceeds" shall mean (a) in connection with any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, net of arm's length attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien pursuant to a Security Document or an Other Security Document (other than a Lien securing obligations under the Wynn Credit Documents to the extent that (i) such payment is not prohibited under the Intercreditor Agreements or this Agreement and (ii) such Lien on the Collateral subject to such Asset Sale is a Senior Permitted Lien with respect to such Collateral)) and other arm's length fees and expenses, in each case, to the extent actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any tax credits or deductions and any tax sharing arrangements, in each case reducing the amount of taxes so paid or estimated to be payable) and (b) in connection with any issuance or sale of debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of arm's length attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other arm's length fees and expenses, in each case, to the extent actually incurred by the Borrower or another Loan Party in connection therewith.

        "Net Revenues" shall mean for any period, the net revenues of the Borrower and its consolidated Subsidiaries, as set forth on the Borrower's income statement for the relevant period under the line item "net revenues," calculated in accordance with GAAP and with Regulation S-X under the Securities Act and in a manner consistent with that customarily utilized in the gaming industry.

        "Nevada Gaming Laws" shall mean the Nevada Gaming Control Act, as codified in Chapter 463 of the NRS as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, and other laws promulgated by the Nevada Gaming Authorities and applying to gaming operations in the State of Nevada.

        "Non-Defaulting Lender" shall mean any Lender other than a Defaulting Lender.

        "Non-Gaming Commitment Percentage" shall mean as to any Lender, the percentage set forth opposite such Lender's name under the heading "Non-Gaming Equipment Commitment Percentage" on Schedule IA1 to the Loan Agreement.

        "Non-Gaming Equipment" shall mean all Items of Equipment other than Gaming Equipment.

        "Note" shall have the meaning assigned to such term in Section 2.3(b) of the Loan Agreement.

        "Notice of Funding Requests" shall have the meaning set forth in the Disbursement Agreement.

        "NRS" shall mean the Nevada Revised Statutes, as amended from time to time.

        "Obligations" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties, Valvino or Wynn Resorts to any Arranger, to any Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to any Arranger, to any Agent or to any Lender that are required to be paid by any Loan Party or Valvino pursuant hereto or to any other Loan Document) or otherwise.

25

        "Office Building Lease" shall mean that certain Lease Agreement, dated as of            , by and between Valvino, as lessor, and the Borrower, as lessee, with respect to the lease of space in the Phase II Land Building.

        "Officer's Certificate" shall mean as to any Person; a certificate signed by a Responsible Officer of such Person.

        "On-Site Cash" shall mean amounts held in cash at the Site in connection with and necessary for the ordinary course operations of the Project.

        "Opening Date" shall have the meaning set forth in the Disbursement Agreement.

        "Operating Lease" shall mean an operating lease determined in accordance with GAAP.

        "Operative Documents" shall mean the Financing Agreements and the Project Documents.

        "Original Aircraft Financing Documents" shall mean that certain Amended and Restated Business Loan Agreement dated as of May 30, 2002 between Bank of America, N.A. and World Travel, that certain Mortgage, Security Agreement and Assignment dated as of February 28, 2002 between World Travel and Bank of America, N.A., and the other documents, certificates and agreements delivered in connection therewith.

        "Original Aircraft Part" shall have the meaning assigned to such term in Section 4.4 of the Aircraft Security Agreement.

        "Original Part" shall have the meaning assigned to such term in Section 4.4 of the Borrower Security Agreement.

        "Other Indebtedness" shall mean (i) the Indebtedness of Valvino or any Loan Party evidenced by the Mortgage Notes or the Mortgage Note Guarantees and (ii) the Indebtedness of Valvino or any Loan Party evidenced by the Wynn Credit Documents.

        "Other Security Documents" shall mean any agreement, document, instrument or deed granting, creating or evidencing any security or lien for any Other Indebtedness, including, without limitation, the "Security Documents" as defined in the Disbursement Agreement, other than the Security Documents.

        "Outside Date" shall mean September 30, 2005, as extended pursuant to Section 6.4 of the Disbursement Agreement.

        "Overall Transaction" shall mean all the transactions and activities referred to in or contemplated by the Operative Documents.

        "Overdue Rate" shall have the meaning assigned to such term in Section 3.3(b) of the Loan Agreement.

        "Palo" shall mean Palo, LLC, a Delaware limited liability company.

        "Part" shall have the meaning assigned to such term in Section 4.4 of the Borrower Security Agreement.

        "Participation Fee" shall have the meaning assigned to such term in Section 2.7 of the Loan Agreement.

        "Participation Fee Letter" shall mean each letter between the Borrower and the respective Lender relating to fees payable to such Lender in respect of its Commitment.

        "Pass Through Entity" shall mean any of (1) a grantor trust for federal or state income tax purposes or (2) an entity treated as a partnership or a disregarded entity for federal or state income tax purposes.

26

        "Payment Date" shall mean (i) as to any Loan to which the Base Rate applies the last day of each March, June, September and December to occur while such Loan is outstanding, (ii) as to any Loan to which the Adjusted Eurodollar Rate applies and which has an Interest Period of three months or less, the last day of such Interest Period, (iii) as to any Loan to which the Adjusted Eurodollar Rate applies and which has an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (iv) in any case, the Maturity Date.

        "Payoff Amount" shall mean, as of any date of determination, the sum of (a) the Loan Balance as of the date of payment, plus (b) all accrued but unpaid Interest, plus (c) the Applicable Administrative Charge, if any, plus (d) all other sums then due and payable under the Loan Documents by the Borrower, a Guarantor or any of their Affiliates.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

        "Pension Plan" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which Valvino or any of its Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

        "Permits" shall mean the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, variances, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law (including Nevada Gaming Laws).

        "Permitted Aircraft Modification" shall have the meaning assigned to such term in Section 4.4 of the Aircraft Security Agreement.

        "Permitted Businesses" shall mean (i) the gaming business, (ii) the development, construction, ownership and operation of a Gaming Facility, (iii) all businesses, whether or not licensed by the Nevada Gaming Authorities, which are necessary for, incident to, useful to, arising out of, supportive of or connected to the development, construction, ownership or operation of a Gaming Facility, (iv) any development, construction or operation of lodging, retail, restaurant or convention facilities, sports or entertainment facilities, food and beverage distribution operations, transportation services (including operation of the Aircraft and chartering thereof), parking services, sales and marketing services or other activities related to the foregoing, (v) any business (including any related internet business) that is a reasonable extension, development or expansion of any of the foregoing or incidental thereto and/or (vi) the ownership by a Person of Capital Stock in its directly Wholly Owned Subsidiaries other than, with respect to the ownership and operation of the Aircraft only, World Travel and Las Vegas Jet; provided, however, that with respect to the Borrower and its Subsidiaries, the foregoing shall only be Permitted Businesses to the extent related to the Project or furtherance of the Project's development, construction, ownership or operation; provided, further, that, notwithstanding the foregoing, the Borrower shall be permitted to sublease space within the Phase II Building to Persons not related to the development, construction, ownership or operation of the Project.

        "Permitted Encumbrances" shall have the meaning assigned to such term in the Disbursement Agreement.

        "Permitted Liens" shall mean the collective reference to in the case of Collateral, Liens permitted by Section 7.3 of the Loan Agreement (but only of the priority and to the extent of coverage expressly set forth in Section 7.3 of the Loan Agreement and subject to the provisions of the FF&E Intercreditor Agreement); provided, that for purposes of Section 8 "Permitted Liens" shall not include Liens permitted by Section 7.3(c), (e), (i), (o), (r), (t), and (v).

27

        "Permitted Modification" shall have the meaning assigned to such term in Section 4.4 of the Borrower Security Agreement.

        "Permitted Mortgage Note Refinancing Debt" shall mean [                                ]

        "Permitted Refinancing Indebtedness" shall mean any Indebtedness of the Borrower and, with respect to the Mortgage Notes, Capital Corp. (and, with respect to Guaranty Obligations in support thereof, the other Loan Parties) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund the Mortgage Notes or Indebtedness under the Wynn Credit Agreement; provided that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all expenses and premiums incurred in connection therewith), (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (iii) the restrictions on the Loan Parties contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (iv) if such Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Loan Documents, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loan Documents on terms at least as favorable to the Lenders as those contained in the applicable documents reflecting such subordination (whether the Intercreditor Agreements or otherwise), (v) the relevant holders of such Permitted Refinancing Indebtedness become party to the Intercreditor Agreements, as applicable, and (vi) all agreements, instruments, documentation and other arrangements associated with such Permitted Refinancing Indebtedness is in form and substance satisfactory to the Required Lenders. In the event Permitted Refinancing Indebtedness is used to extend, refinance, renew, replace, amend and restate, restate, defease or refund the Mortgage Notes or the Indebtedness under the Wynn Credit Agreement, all relevant definitions and provisions of the Loan Documents related to the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded shall be amended, as necessary, to reflect such Permitted Refinancing Indebtedness and related documentation and/or arrangements.

        "Permitted Securities" shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 18 months from the date of acquisition; or (b) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clause (a) of this definition.

        "Permitted Taking" shall mean a Taking that is permitted by Section 7.5 of the Wynn Credit Agreement.

        "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "Phase II Land" shall mean the approximately 20-acre tract of land adjacent to the Le Rêve hotel and casino resort owned by Valvino, as more particularly described in Exhibit T-4 to the Disbursement Agreement.

        "Phase II Land Building" shall mean the building existing on the Phase II Land as of the Closing Date that is subject to the Building Lease.

        "Plan" shall mean, at a particular time, any employee benefit plan that is subject to the requirements of Section 412 of the Code or that is a Single Employer Plan and which Valvino, the

28

Borrower or any other Loan Party or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to or under which the Borrower or any Commonly Controlled Entity could incur any liability.

        "Pledged Stock" shall have the meaning set forth in the Guarantee and Collateral Agreement or the Valvino Guarantee and Collateral Agreement, as applicable.

        "Prepayment Option" shall have the meaning assigned to such term in Section 3.1 of the Loan Agreement.

        "Presumed Tax Liability" shall mean, for any Person that is not a Pass Through Entity for any period, an amount equal to the product of (a) the Taxable Income allocated or attributable to such Person (directly or through one or more tiers of Pass Through Entities) (net of taxable losses allocated to such Person with respect to any Loan Party that (i) are, or were previously, deductible by such Person and (ii) have not previously reduced Taxable Income), and (b) the Presumed Tax Rate.

        "Presumed Tax Rate" shall mean, with respect to any Person for any period, the highest effective combined Federal, state and local income tax rate applicable during such period to a corporation organized under the laws of the State of Nevada, taxable at the highest marginal Federal income tax rate and the highest marginal Nevada and Las Vegas income tax rates (after giving effect to the Federal income tax deduction for sucsh state and local income taxes, taking into account the effects of the alternative minimum tax, such effects being calculated on the assumption that such Person's only taxable income is the income allocated or attributable to such Person for such period (directly or through one or more tiers of Pass Through Entities) with respect to its equity interest in any of the Loan Parties that is a Pass Through Entity.) In determining the Presumed Tax Rate, the character of the items of income and gain comprising Taxable Income (e.g. ordinary income or long term capital gain) shall be taken into account.

        "Pricing Grid" shall have the meaning set forth in the Wynn Credit Agreement.

        "Prime Rate" shall mean the per annum rate of interest established from time to time by Deutsche Bank Trust Company Americas as its prime rate, which rate may not be the lowest rate of interest charged by Deutsche Bank Trust Company Americas to its customers.

        "Proceedings" shall have the meaning assigned thereto in Section 6.7(c) of the Loan Agreement.

        "Prohibited Transaction" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

        "Project" shall mean the Le Rêve Casino Resort, a large scale luxury hotel and destination casino resort, with related parking structure and golf course facilities to be developed on the Project Site, all as more particularly described in Exhibit T-1 to the Disbursement Agreement.

        "Project Costs" shall have the meaning set forth in the Disbursement Agreement.

        "Project Document Consents" shall mean, collectively, the Consents to the collateral assignment by the Loan Parties of Project Documents as required pursuant to Section            of the Disbursement Agreement and Section 7.25 of the Wynn Credit Agreement.

        "Project Documents" shall mean any and all "Project Documents" as defined in the Disbursement Agreement (including, without limitation, the Project Documents set forth in clause (i) of the definition of "Material Contracts") and any other document or agreement entered into on, prior to or after the Closing Date (including Material Contracts and Additional Material Contracts) relating to the design, engineering, development, construction, installation, maintenance or operation of the Project (including any Guarantee Obligations in furtherance thereof).

29

        "Project Lender Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of the Document Closing Date among the Administrative Agent and the Mortgage Notes Indenture Trustee.

        "Project Liquidity Reserve Account" shall have the meaning as set forth in the Disbursement Agreement.

        "Project Revenues" shall mean all income and receipts of the Loan Parties, including, without limitation, those derived from the ownership or operation of the Project or the Permitted Businesses, including payments received by the Loan Parties under any Project Document or Additional Material Contract, net payments, if any, received under Hedge Agreements, Liquidated Damages, Insurance Proceeds, Eminent Domain Proceeds, together with any receipts derived from the sale of any property pertaining to the Project or the Permitted Businesses or incidental to the operation of the Project or the Permitted Businesses, all as determined in conformity with cash accounting principles, the proceeds of any condemnation awards relating to the Project or the Permitted Businesses.

        "Projections" shall have the meaning set forth in Section 6.2(c) of the Loan Agreement.

        "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

        "Purchase Price" shall mean, for an Item of Equipment, the invoiced price or required contract payment for such Item plus the allocated pro rata share of any Fees and Transaction Costs, delivery costs or installation costs financed by the Lenders through Advances, but not to exceed 75% of the invoiced price or required gross contract payment for such Item of Equipment, and the aggregate Purchase Price of all Items of Equipment shall be the aggregate invoice price or required contract payments plus any Fees and Transaction Costs, delivery costs or installation costs financed by the Lenders through Advances but not to exceed 75% of the aggregate of the invoiced price or required gross contract payment for all of the Items of Equipment; provided that the aggregate Purchase Price for all of the Items of Equipment shall in no event exceed the Aggregate Commitment Amount.

        "Qualified Affiliate Transaction" shall mean any transaction by or among one or more of the Loan Parties, on the one hand, and one or more of Wynn Resorts or any of its Subsidiaries, on the other hand, for the provision of goods, rights and/or services to be used in Permitted Businesses related to or in connection with and, in any event for the benefit of, the Project.

        "Quarterly Date" shall mean (i) with respect to the first Quarterly Date, the first full fiscal quarter of the Borrower after the Opening Date and (ii) with respect to each subsequent Quarterly Date, the last day of the next succeeding fiscal quarter of the Borrower

        "Real Estate" shall mean all real property held or used by Valvino and the Loan Parties, which Valvino or the relevant Loan Party owns in fee or in which it holds a leasehold interest as a tenant or in which it holds an easement right as an easement holder or otherwise occupies, including, without limitation, the real property more particularly identified in Schedule 4.25(a) and includes, without limitation, the Site and the Site Easements.

        "Reimbursement Obligation" shall mean the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 of the Wynn Credit Agreement for amounts drawn under Letters of Credit.

        "Related Party" shall mean either (i) any 80% (or more) owned Subsidiary, heir, estate, lineal descendent or immediate family member of Mr. Wynn; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, equity holders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Mr. Wynn and/or such other Persons referred to in the immediately preceding clause (i).

30

        "Release" shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substances into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Substances), including the movement of any Hazardous Substances through the air, soil, surface water or groundwater.

        "Removable Aircraft Part" shall have the meaning assigned to such term in Section 4.4 of the Aircraft Security Agreement.

        "Removable Part" shall have the meaning assigned to such term in Section 4.4 of the Borrower Security Agreement.

        "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

        "Repair Plan"    shall have the meaning set forth in the Wynn Credit Agreement.

        "Replaced Aircraft Part" or "Replaced Aircraft Parts" shall have the meaning assigned to such term in Section 4.7 of the Aircraft Security Agreement.

        "Replaced Item" or "Replaced Items" shall have the meaning assigned to such term in Section 4.7 of the Borrower Security Agreement.

        "Replacement Aircraft" shall mean that certain aircraft to be acquired with the proceeds of the Replacement Aircraft Indebtedness.

        "Replacement Aircraft Indebtedness" shall mean Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations incurred by Wynn Resorts or a direct Wholly Owned Subsidiary (which may be a trust) of Wynn Resorts (other than any Loan Party) for the purpose of financing all or part of the purchase price of a Replacement Aircraft, so long as: (a) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the Replacement Aircraft purchased with the proceeds thereof, (b) the aggregate principal amount of such Indebtedness does not exceed $55.0 million at any time outstanding, and (c) no Loan Party (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) as to such Indebtedness, (ii) is directly or indirectly liable as a guarantor or otherwise as to such Indebtedness, or (iii) constitutes the lender of such Indebtedness.

31

        "Replacement Aircraft Part" or "Replacement Aircraft Parts" shall have the meaning assigned to such term in Section 4.4 of the Aircraft Security Agreement.

        "Replacement Airframe" shall have the meaning assigned to such term in Section 8.1 of the Loan Agreement.

        "Replacement Engine" shall have the meaning assigned to such term in Section 8.1 of the Loan Agreement.

        "Replacement Item" or "Replacement Items" shall have the meaning provided in Section 8.1 of the Loan Agreement.

        "Replacement Parts" shall have the meaning assigned to such term in Section 4.4 of the Borrower Security Agreement.

        "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived under subsection .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

        "Required Aircraft Alteration" shall have the meaning assigned to such term in Section 4.4 of the Aircraft Security Agreement.

        "Required Alteration" shall have the meaning assigned to such term in Section 4.4 of the Borrower Security Agreement.

        "Required Lenders" shall mean at any time, Lenders holding more than 50% of the aggregate amount of Credit Exposure of all Lenders outstanding at such time; provided, however, that prior to the Final Completion Date any determination of "Required Lenders" at a time at which no Default or Event of Default exists, shall mean Non-Defaulting Lenders holding more than 50% of the Commitments (less the aggregate Commitments of Defaulting Lenders) of all Lenders at such time; provided, further, that for purposes of Sections 2.4, 6.17 and 8.1 of the Loan Agreement any determination of "Required Lenders" shall only include that portion of the Lenders' Commitment or Credit Exposure, as the case may be, which relates to the relevant Type of Equipment or Aircraft; provided, further, that for purposes of Sections 4.8, 5 and 9.2 of the Aircraft Security Agreement and for the Aircraft Operating agreement any determination of "Required Lenders" shall only include that portion of the Lenders' Commitment or Credit Exposure, as the case may be, which relates to the Aircraft.

        "Required Prepayment" shall mean, for any Interest Period, a portion of the Loan Balance in the amount set forth on Schedule II to the Loan Agreement for such Interest Period.

        "Requirement of Law" shall mean, as to any Person, the Governing Documents of such Person, and any law, treaty, order, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

        "Responsible Officer" shall mean, as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person. Unless otherwise qualified, all references to a "Responsible Officer" shall refer to a Responsible Officer of the Borrower or Wynn Resorts.

        "Responsible Officer's Certificate" shall mean a certificate signed by an applicable Responsible Officer, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

        "Revolving Credit Commitment" shall have the meaning set forth in the Wynn Credit Agreement.

        "Revolving Credit Lender" shall have the meaning set forth in the Wynn Credit Agreement.

32

        "Revolving Credit Loans" shall have the meaning set forth in the Wynn Credit Agreement.

        "Revolving Credit Percentage" shall have the meaning set forth in the Wynn Credit Agreement.

        "Revolving Extensions of Credit" shall have the meaning set forth in the Wynn Credit Agreement.

        "S&P" shall mean Standard & Poor's Ratings Group, a New York corporation or any successor thereof.

        "Scheduled Completion Date" shall mean as defined in the Disbursement Agreement. As of the Closing Date, the Scheduled Completion Date is April 30, 2005.

        "SEC" shall mean the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

        "Secured Parties" shall mean, collectively, the Collateral Agent and the Lenders.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Security Agreement Event of Default" shall mean any of the events specified in Section 8.1 of the Borrower Security Agreement.

        "Security Documents" shall mean, as the context requires, the collective reference to (i) the Borrower Security Agreement and all other pledge and security documents hereafter delivered to the Collateral Agent for the benefit of the Lenders granting a Lien on the Collateral (or associated with such a grant) to secure the obligations and liabilities of the Borrower to the Lenders under any Loan Document, (ii) the Aircraft Security Agreement and all other pledge and security documents hereafter delivered to the Borrower granting a Lien on the Aircraft Collateral to secure the obligations and liabilities of World Travel under any Loan Document, (iii) the Borrower Aircraft Assignment and (iv) the FF&E Collateral Account Agreement.

        "Seller" or "Sellers" shall mean, with respect to one or more Items of Equipment, Airframe or Engine; any of the Manufacturers, any vendors or the Borrower.

        "Single Employer Plan" shall mean any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

        "Site" shall mean all or any portion of the Real Estate, as described in Exhibit T-4 to the Disbursement Agreement. The Site includes, without limitation, the Wynn Home Site Land (until such time (if ever) as such Property has been Disposed of in accordance with Section 7.5(j) of the Loan Agreement), the Golf Course Land (until such time (if ever) as such Property has been Disposed of in accordance with Section 7.5(k) of the Loan Agreement), the Home Site Land (until such time (if ever) as such Property has been Disposed of in accordance with Section 7.5(l) of the Loan Agreement), the Phase II Land (until such time (if ever) as such Property has been Disposed of in accordance with Section 7.5(m) of the Loan Agreement) and any other Real Estate which is subject to a lien under any Mortgage.

        "Solvent" shall mean, when used with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) "debt" means

33

liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

        "Specified Change of Control" shall mean a "change of control" or similar event (howsoever defined) as defined (i) in the Mortgage Notes Indenture or (ii) the Wynn Credit Agreement.

        "Specified Hedge Agreement" shall have the meaning set forth in the Wynn Credit Agreement.

        "Subordinated Debt" Indebtedness that (i) does not have any scheduled principal payment, mandatory principal prepayment, sinking fund payment or similar payment due prior to the Scheduled Term Loan Termination Date, (ii) is not secured by any Lien on any Property, (iii) is subordinated on terms and conditions reasonably satisfactory to the Initial Arrangers and in any event not less favorable to the Lenders than the terms of the Subordinated Intercompany Note and (iv) is subject to such covenants and events of default as may be reasonably acceptable to the Initial Arrangers; provided, that Permitted Refinancing Indebtedness or Indebtedness permitted pursuant to Section 7.2(d) shall not be deemed Subordinated Debt.

        "Subordinated Intercompany Note" shall mean the Subordinated Intercompany Note to be executed and delivered by the Borrower and each of the other Loan Parties, substantially in the form of Exhibit L to the Wynn Credit Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the Wynn Credit Agreement.

        "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors, managers or trustees of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in the Loan Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

        "Substitute Aircraft Part" or "Substitute Aircraft Parts" shall have the meaning assigned to such term in Section 4.7 of the Aircraft Security Agreement.

        "Substitute Item" or "Substitute Items" shall have the meaning assigned to such term in Section 4.7 of the Borrower Security Agreement.

        "Supplemental Payment" shall mean any and all amounts, liabilities and obligations other than Interest and Required Prepayments which the Borrower assumes or agrees or is otherwise obligated to pay under the Loan Agreement or any other Operative Document (whether or not designated as Supplemental Payment) to the Collateral Agent, any Lender or any other Person, including, without limitation, any Administrative Charge, indemnities and damages for breach of any covenants, representations, warranties or agreements.

        "Swing Line Loans" shall have the meaning set forth in the Wynn Credit Agreement.

        "Syndication Agent" shall mean Banc of America Securities, LLC, in its capacity as syndication agent under the Wynn Credit Agreement.

        "Synthetic Lease Obligations" shall mean all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon

34

the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

        "Taking" shall mean a taking or voluntary conveyance during the term of the Loan Agreement of all or part of any Mortgaged Property or Collateral, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting a Mortgaged Property or Collateral or any portion thereof, whether or not the same shall have actually been commenced.

        "Tax Amount" shall mean, with respect to any period, (i) in the a case of any direct or indirect member of a Loan Party that is a Pass Through Entity, the Presumed Tax Liability of such direct or indirect member, and (ii) with respect to any of the Loan Parties that are Consolidated Members, the aggregate federal income tax liability such Persons would owe for such period if each was a corporation filing federal income tax returns on a stand alone basis at all times during its existence and, if any of the Consolidated Members files a consolidated or combined state income tax return such that it is not paying its own state income taxes, then Tax Amount shall also include the aggregate state income tax liability such Consolidated Members would have paid for such period if each was a corporation filing state income tax returns on a stand alone basis at all times during its existence.

        "Taxable Income" shall mean, with respect to any Person for any period, the taxable income or loss of such Person for such period for federal income tax purposes as a result of such Person's equity ownership of one or more Loan Parties that are Pass Through Entities for such period; provided, however, that all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss.

        "Taxes" and "Tax" shall mean any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income (whether net, gross or adjusted gross) taxes; gross and net receipts taxes; taxes that are or are in the nature of franchise, value added, privilege or doing business taxes, license and registration fees; real and personal property (including intangibles) taxes; sales, use and similar taxes (including rent taxes); any excise taxes; real estate transfer taxes, mortgage taxes, conveyance taxes, turnover taxes, value-added taxes; stamp taxes and documentary recording taxes and fees), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, in each case imposed or required by the Governmental Authority to be paid, together with any penalties, fines or interest thereon or additions thereto.

        "Tax Indemnification Agreement":    that certain Tax Indemnification Agreement, dated as of October    , 2002 among the Existing Stockholders, Valvino and Wynn Resorts, as in effect as of the date hereof.

        "Term Loan Commitment" shall have the meaning set forth in the Wynn Credit Agreement.

        "Term Loan Extensions of Credit" shall have the meaning set forth in the Wynn Credit Agreement.

        "Term Loan Lender" shall have the meaning set forth in the Wynn Credit Agreement.

        "Term Loans" shall have the meaning set forth in the Wynn Credit Agreement.

        "Total Revolving Credit Commitments" shall have the meaning set forth in the Wynn Credit Agreement.

        "Total Term Loan Commitments" shall have the meaning set forth in the Wynn Credit Agreement.

        "Total Term Loan Extensions of Credit" shall have the meaning set forth in the Wynn Credit Agreement.

35

        "Transaction Costs" shall mean:

            (i)  the reasonable fees and expenses of Chapman and Cutler incurred in connection with the negotiation, execution and delivery of the term sheet, the commitment letters, the Operative Documents, the syndication of the Notes and any amendments to the Operative Documents in connection therewith and the transactions contemplated thereby;

          (ii)  the reasonable fees and expenses of the Arrangers, including, without limitation, the fees and expenses of any insurance consultant hired by the Arrangers and any fees and expenses incurred in connection with the syndication of the Notes;

          (iii)  the actual and ongoing fees and expenses of the Collateral Agent;

          (iv)  the reasonable counsel fees of the Collateral Agent;

          (v)  the fees and expenses of the Appraiser;

          (vi)  all costs of searching and perfecting a first priority Lien and security interest in the Equipment and the Aircraft;

        (vii)  costs and expenses for      ;

        (viii)  the Commitment Fees;

          (ix)  the Participation Fees;

          (x)  the Arrangement Fees; and

          (xi)  all other documented fees and expenses incurred by Collateral Agent or any Lender in connection with the Operative Documents and the transactions contemplated hereby.

        "Trust Company" shall mean Wells Fargo Bank Nevada, National Association, or any successor financial institution acting as Collateral Agent under the Loan Documents, in each case, in its individual capacity.

        "Type of Equipment" shall mean Gaming Equipment or Non-Gaming Equipment.

        "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in any jurisdiction.

        "Valvino" shall mean Valvino Lamore, LLC, a Nevada limited liability company.

        "Valvino Water Permits" shall mean collectively, the Permits identified as of the Closing Date as Permit No. 60164 (Cert. 15447) and Permit No. 60165 (Cert. 15448), in each case as shown in the records of the State of Nevada, Division of Water Resources, in Carson City Nevada (and any successor or replacement Permits thereto).

        "Voting Stock" shall mean with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Water Entities" shall mean Desert Inn Water and Desert Inn Improvement.

        "Water Permits" shall mean collectively the DIIC Water Permits and the Valvino Water Permits.

        "Water Property Mortgage" shall have the meaning set forth in the Wynn Credit Agreement.

        "Water Show Entertainment and Production Agreement" shall mean the Agreement, dated January 25, 2001, between Wynn Resorts Holdings and Calitri Services and Licensing Limited Liability Company..

        "Water Supply Agreements" that certain Water Supply Agreement dated as of October    , 2002 among Desert Inn Improvement,Wynn Resorts Holdings and the Borrower.

36

        "Water Utility Land" shall mean the approximately .17 acre tract of land located on the Golf Course owned by Desert Inn Improvement, as more particularly described in Exhibit T-4 of the Disbursement Agreement; provided, that the Water Utility Land shall not include any improvements thereon utilized by Desert Inn Improvement as of the Closing Date for the transportation of water to non-Affiliates of the Borrower.

        "WDD Agreement" shall mean the Wynn Design Agreement, dated as of October    , 2002 between the Borrower and Wynn Design.

        "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one—twelfth) that will elapse between such date and the making of such payment; by

          (2)  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Subsidiary" shall mean, as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

        "World Aircraft Part" shall have the meaning assigned to such term in Section 4.4 of the Aircraft Security Agreement.

        "World Liabilities" shall have the meaning assigned to such term in Section 2 of the Aircraft Security Agreement.

        "World Travel" shall mean World Travel, LLC, a Nevada limited liability company, or any successor thereto.

        "Wynn Banks" shall mean                        and the other lenders that are parties to the Wynn Credit Agreement.

        "Wynn Credit Agreement" shall mean that certain Credit Agreement, dated as of [            , 2002], among the Borrower, the several lenders from time to time party thereto, Duetsche Bank Securities Inc., as lead arranger and joint book running manager, Deutsche Bank Securities Trust Company Americas, as administrative agent and swingline lender, Bank of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending, Inc., as joint documentation agent and Dresdner Bank AG, New York Branch, as arranger and joint documentation agent.

        "Wynn Credit Documents" shall mean the Wynn Credit Agreement and the notes issued thereunder, the Other Security Documents, the Disbursement Agreement, [the Completion Guaranty,] the Wynn Resorts Guaranty Agreement (and the Wynn Resorts Guaranty if entered into pursuant thereto), the Applications, the Environmental Indemnity Agreements.

        "Wynn Design" shall mean Wynn Design & Development, LLC, a Nevada limited liability company, or any successor thereto.

        "Wynn Group Entities" shall mean collectively, Palo and Wynn Design, World Travel and Las Vegas Jet.

        "Wynn Home Site Land" shall mean an approximately two-acre tract of land located on the Golf Course Land where Mr. Wynn's personal residence may, after Disposition of the Wynn Home Site Land in accordance with Section 7.5(j); of the Loan Agreement, be built.

37

        "Wynn Resorts" shall mean Wynn Resorts, Limited, a Nevada corporation, or any successor thereto.

        ["Wynn Resorts FF&E Guaranty" shall mean that certain Guaranty Agreement, dated as of October    , 2002, made by Valvino, Capital Corp., Palo, Wynn Resorts Holdings, LLC, Desert Inn Water, Wynn Design, World Travel, Las Vegas Jet and the other Guarantors from time to time party thereto in favor of the Secured Parties (as defined therein).

        "Wynn Resorts FF&E Agreement" shall mean that certain Wynn Resorts Agreement, dated as of October    , 2002 among Wynn Resorts and the Collateral Agent.

        "Wynn Resorts Guaranty" shall have the meaning set forth in the Wynn Credit Agreement.

        "Wynn Resorts Guaranty Agreement" shall have the meaning set forth in the Wynn Credit Agreement.

        "Wynn Resorts Holdings" shall mean Wynn Resorts Holdings, LLC, a Nevada limited liability company, or any successor thereto.

        "Wynn Resorts Holdings Capital Contributions" shall mean, with respect to any period, amounts contributed by Wynn Resorts Holdings to the Borrower as common equity capital contributions during such period to the extent directly attributable to the Consolidated Net Income of Wynn Resorts Holdings.

        "Wynn Resorts Security Agreement" shall mean any agreement or other instrument executed by Wynn Resorts in favor of the Administrative Agent on behalf of the Lenders pursuant to the Wynn Resorts Agreement.

38

Exhibit H

FORM OF INTERCOMPANY NOTE

        October    , 2002

        FOR VALUE RECEIVED, WORLD TRAVEL, LLC, a Nevada limited liability company (the "Payor"), hereby promises to pay on demand to the order of WYNN LAS VEGAS, LLC, a Nevada limited liability company, or its registered assigns (the "Payee"), a principal sum equal to [$38,000,000] in lawful money of the United States of America in same day or immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, or such lesser principal amount as shall remain outstanding on the loan made by the Payee to the Payor.

        On demand, the Payor promises to pay interest to the Payee on the outstanding principal hereof for the period from the date hereof until payment in full thereof and, to the extent permitted by law, overdue interest from their due dates, in each case at the rate per annum equal to the interest rate in effect under Section 3.5 of the Loan Agreement dated October     , 2002 (the "Loan Agreement") among the Payee, Wells Fargo Bank Nevada, National Association, not in its individual capacity, but solely as Collateral Agent (the "Collateral Agent") and the lenders named in Schedule IA1 thereto.

        This Note is the "Intercompany Note" referred to in the Aircraft Security Agreement, dated as of October    , 2002 (the "Aircraft Security Agreement") from Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as Trustee of that certain trust created under the Trust Agreement dated as of May 10, 2002 (in such capacity, the "Owner") and the Payor to the Payee, and evidences indebtedness incurred by the Payor to the Payee. This Note is secured pursuant to the terms of the Aircraft Security Agreement and reference is made to the Aircraft Security Agreement for a statement of certain provisions relating to this Note.

        The outstanding principal balance of the loan evidenced by this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Payor, upon the occurrence of an "Event of Default" under and as defined in either the Loan Agreement or the Aircraft Security Agreement.

        The Payee is hereby authorized (but not required) to record all repayments or prepayments hereof, in its books and records, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, absent manifest error.

        Payments of both principal and interest are to be made without setoff, counterclaim or deduction of any kind.

        This Note is also the "Intercompany Note" referred to in the Assignment and Assumption Agreement, dated as of October    , 2002 executed by the Payee in favor of the Collateral Agent (as amended, modified or supplemented from time to time, the "Borrower Aircraft Assignment") to secure the obligations of the Payee under the Loan Agreement. This Note and the Aircraft Security Agreement have been assigned by the Payee pursuant to such Borrower Aircraft Assignment. The Payor hereby acknowledges and agrees that the Collateral Agent, pursuant to the Borrower Aircraft Assignment, may exercise all rights provided therein with respect to this Note and the Aircraft Security Agreement. The Payor further agrees that all rights of the Payee hereof in, to and under this Note and the Aircraft Security Agreement shall pass to and may be exercised by the Collateral Agent pursuant to the Borrower Aircraft Assignment; and the Payor will not set up any claim against the Payee hereof as a defense, counterclaim or setoff to any action brought by the Collateral Agent for the unpaid balance owed hereunder and also agrees to so pay the unpaid balance owed hereunder directly to the Collateral Agent upon receipt by it of written notice to do so by the Collateral Agent.

        THE PAYOR AGREES THAT ANY CLAIM BROUGHT BY THE PAYEE OR ITS ASSIGNEE OR PLEDGEE ARISING OUT OF THIS NOTE SHALL BE SUBJECT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

WORLD TRAVEL, LLC, a Nevada limited liability company, as the Payor
By:	WYNN LAS VEGAS, LLC, a Nevada limited liability company, its sole member
By:	WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company, its sole member
By:	VALVINO LAMORE, LLC, a Nevada limited liability company, its sole member
By:	WYNN RESORTS, LIMITED, a Nevada corporation, its sole member
By:

Name:

Title:

2

EXHIBIT I
TO LOAN AGREEMENT
FORM OF FF&E GUARANTY

GUARANTY AGREEMENT

made by

VALVINO LAMORE, LLC,

WYNN LAS VEGAS CAPITAL CORP.,

PALO, LLC,

WYNN RESORTS HOLDINGS, LLC,

DESERT INN WATER COMPANY, LLC,

WYNN DESIGN & DEVELOPMENT, LLC,

WORLD TRAVEL LLC,

LAS VEGAS JET, LLC

and

THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO

in favor of

SECURED PARTIES (as defined herein)

Dated as of October    , 2002

i

        This GUARANTY AGREEMENT, dated as of October    , 2002, is made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of the Secured Parties (as hereinafter defined).

RECITALS:

        WHEREAS, pursuant to the Loan Agreement dated as of October    , 2002 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among Wynn Las Vegas, LLC, a Nevada limited liability company (the "Borrower"), Wells Fargo Bank Nevada, National Association, not in its individual capacity but solely as Collateral Agent (the "Collateral Agent") and the Persons listed on Schedule IA thereto, as Lenders (the "Lenders"), the Lenders have severally agreed to make loans to the Borrower on each Advance Date upon the terms and subject to the conditions set forth therein;

        WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

        WHEREAS, the Borrower and the other Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the loans under the Loan Agreement; and

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective loans to the Borrower under the Loan Agreement that the Guarantors shall have executed and delivered this Agreement (as hereinafter defined) to the Secured Parties (as hereinafter defined);

        NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to enter into the Loan Agreement and to induce the Lenders to make their respective loans to the Borrower thereunder, each Guarantor hereby agrees with the Secured Parties (as hereinafter defined), as follows:

SECTION 1. DEFINED TERMS.

        Section 1.1.    Definitions.    (a) Any capitalized terms used in this Agreement which are not otherwise defined herein shall have the meaning ascribed to such terms in the Disbursement Agreement (as defined below) and, if not defined therein, the meaning ascribed to such terms in the Loan Agreement; provided, that upon termination of the Disbursement Agreement, any defined terms used herein having meanings given to such terms in the Disbursement Agreement shall continue to have the meanings given to such terms in the Disbursement Agreement immediately prior to such termination.

        (b)  The following terms shall have the following meanings:

        "Agreement":    this Guaranty Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

        "Borrower Obligations":    the collective reference to the Obligations (as defined in the Loan Agreement).

        "Disbursement Agreement":    that certain Master Disbursement Agreement dated as of October    , 2002 among the Borrower, the Collateral Agent and the other parties signatory thereto, as the same may hereafter be amended or modified in accordance with its terms and the terms of the Loan Agreement.

        "Guarantor Obligations":    with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, under Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any

Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

        "Obligations":    (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

        "Secured Parties":    collectively, the Arrangers, the Collateral Agent and the Lenders.

        Section 1.2.    Other Definitional Provisions.    (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

        (b)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        (c)  The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be.

SECTION 2. GUARANTEE.

        Section 2.1.    Guarantee.    (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Secured Parties, and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

        (b)  If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1 or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement and (iii) the limitation set forth in this Section 2.1 may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

        (c)  Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1 without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

        (d)  The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Obligations, notwithstanding that from time to time during the term of the Loan Agreement the Borrower may be free from any Borrower Obligations.

2

        (e)  No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which Guarantor shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Guarantor Obligations are paid in full.

        Section 2.2.    Rights of Reimbursement, Contribution and Subrogation.    In case any payment is made on account of the Obligations by any Guarantor or is received or collected on account of the Obligations from any Guarantor or its property:

          (a)  If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

          (b)  All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Guarantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, no Guarantor shall demand or receive any payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Guarantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Secured Parties, for application to the payment of the Obligations. If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Secured Parties, in the exact form received and, if necessary, duly endorsed.

          (c)  The obligations of the Guarantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

          (d)  Each Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Guarantor, but (i) the exercise and

3

  enforcement of such rights shall be subject to this Section 2.2 and (ii) no Secured Party shall ever have any duty or liability whatsoever in respect of any such right.

        Section 2.3.    Amendments, etc. with Respect to the Borrower Obligations.    Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Loan Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the requisite Lenders under the Loan Agreement or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

        Section 2.4.    Guarantee Absolute and Unconditional.    Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Loan Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or

4

available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

        Section 2.5.    Reinstatement.    The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

        Section 2.6.    Payments.    Each Guarantor hereby guarantees that payments hereunder will be paid to the Secured Parties without set-off or counterclaim in Dollars in immediately available funds at the office of the respective Secured Party specified in Schedule IB of the Loan Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

        To induce the Collateral Agent and the Lenders to enter into the Loan Agreement and to induce the Lenders to make their respective loans to the Borrower thereunder, each Guarantor hereby represents and warrants to the Secured Parties that:

        Section 3.1.    Representations in Loan Agreement; Guarantor Representations.    The representations and warranties set forth in Section 5 of the Loan Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference and shall apply to each Guarantor mutatis mutandis, are true and correct, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Guarantor's knowledge.

SECTION 4. COVENANTS.

        Each Guarantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full:

        Section 4.1.    Covenants in Loan Agreement.    Each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries and each provision of the Loan Agreement that relates to such Guarantor (whether directly, indirectly, through the Borrower's obligation to cause such Guarantor to take or not take actions or otherwise) is hereby incorporated herein by reference and shall apply to such Guarantor mutatis mutandis to the same extent as if the Loan Agreement had been executed by such Guarantor and such provisions had been made the direct obligations of such Guarantor.

        Section 4.2.    Further Documentation.    At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Guarantor, such Guarantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

SECTION 5. THE COLLATERAL AGENT.

        Section 5.1.    Authority of Collateral Agent.    Each Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the

5

Collateral Agent or the exercise or non-exercise by the Collateral Agent of any request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Guarantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

        Section 5.2.    Appointment of Co-Collateral Agents.    At any time or from time to time, in order to comply with any Requirement of Law, the Collateral Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

SECTION 6. MISCELLANEOUS.

        Section 6.1.    Amendments in Writing.    None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.5 of the Loan Agreement.

        Section 6.2.    Notices.    All notices, requests and demands to or upon the Secured Parties or any Guarantor hereunder shall be effected in the manner provided for in Section 13.6 of the Loan Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

        Section 6.3.    No Waiver by Course of Conduct; Cumulative Remedies.    No Secured Party shall by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        Section 6.4.    Enforcement Expenses; Indemnification.    (a) Each Guarantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party.

        (b)  Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.

6

        (c)  Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 12 of the Loan Agreement.

        (d)  The agreements in this Section shall survive repayment of the Borrower Obligations and all other amounts payable under the Loan Agreement and the other Loan Documents.

        (e)  Each Guarantor agrees that the provisions of Section 12.3 of the Loan Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

        Section 6.5.    Successors and Assigns.    This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Parties.

        Section 6.6.    Set-Off.    Each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Guarantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Guarantor, in any currency, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Guarantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

        Section 6.7.    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        Section 6.8.    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 6.9.    Section Headings.    The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        Section 6.10.    Integration.    This Agreement and the other Loan Documents represent the agreement of the Guarantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party

7

relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

        Section 6.11.    Governing Law.    SUBJECT TO COMPLIANCE WITH APPLICABLE NEVADA GAMING LAWS, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        Section 6.12.    Submission to Jurisdiction; Waivers.    Each Guarantor hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 6.2 or at such other address of which the Secured Parties shall have been notified pursuant thereto;

        (d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

        Section 6.13.    Acknowledgments.    Each Guarantor hereby acknowledges that:

        (a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

        (b)  no Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

        (c)  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

        Section 6.14.    Additional Guarantors.    Each Subsidiary of Valvino that is required to become a party to this Agreement pursuant to Section 6.11 of the Loan Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

        Section 6.15.    Releases.    (a) At such time as the Guarantor Obligations shall have been paid in full, this Agreement and all obligations (other than those expressly stated to survive such termination) of each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

        (b)  At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be Disposed of in

8

a transaction permitted by the Loan Agreement; provided, that the Borrower shall have delivered to the Collateral Agent and the Lenders, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by each Borrower stating that such transaction is in compliance with the Loan Agreement and the other Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith.

        Section 6.16.    Waiver of Jury Trial.    (a) EACH GUARANTOR AND THE SECURED PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        Section 6.17.    Regulatory Matters.    Each Secured Party acknowledges and agrees that the approval by the applicable Nevada Gaming Authorities of this Agreement shall not act or be construed as the approval, either express or implied, for such Secured Party to take any actions or steps provided for in this Agreement for which prior approval of the Gaming Board is required, without first obtaining such prior and separate approval of the applicable Nevada Gaming Authorities to the extent then required applicable Nevada Gaming Laws.

9

        IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

VALVINO LAMORE, LLC, a Nevada limited liability company,
By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:
Name:
Title:

WYNN LAS VEGAS CAPITAL CORP., a Nevada corporation,
By:
Name:
Title:

10

PALO, LLC, a Delaware limited liability company,
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:
Name:
Title:

DESERT INN WATER COMPANY, LLC, a Nevada limited liability company,
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:
Name:
Title:

11

WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company,
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:
Name:
Title:

WYNN DESIGN & DEVELOPMENT, LLC, a Nevada limited liability company,
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:
Name:
Title:

12

WORLD TRAVEL, LLC, a Nevada limited liability company,
WYNN LAS VEGAS, LLC, a Nevada limited liability company, as the Borrower
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

By:
Name:
Title:

LAS VEGAS JET, LLC, a Nevada limited liability company,
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:
Name:
Title:

13

NOTICE ADDRESSES OF GUARANTORS

         SCHEDULE 1

        ASSUMPTION AGREEMENT, dated as of                        , 200    , made by                        , a                        (the "Additional Guarantor"), in favor of Wells Fargo Bank Nevada, National Association, not in its individual capacity, but solely as collateral agent (in such capacity, the "Collateral Agent") for (i) the banks and other financial institutions and entities (the "Lenders") parties to the Loan Agreement referred to below, and (ii) the other Secured Parties (as defined in the FF&E Guaranty (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Loan Agreement.

RECITALS:

        WHEREAS, Wynn Las Vegas, LLC (the "Borrower"), the Lenders and the Collateral Agent have entered into a Loan Agreement, dated as of September    , 2002 (as amended, supplemented, replaced or otherwise modified from time to time, the "Loan Agreement");

        WHEREAS, in connection with the Loan Agreement, the Affiliates (other than the Additional Guarantor) have entered into the Guaranty Agreement, dated as of October            , 2002 (as amended, supplemented or otherwise modified from time to time, the "FF&E Guaranty") in favor of the Collateral Agent for the benefit of the Secured Parties;

        WHEREAS, the Loan Agreement requires the Additional Guarantor to become a party to the FF&E Guaranty; and

        WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the FF&E Guaranty;

        NOW, THEREFORE, It Is Agreed:

        Section 1.    FF&E Guaranty.    By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 6.14 of the FF&E Guaranty hereby becomes a party to the FF&E Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                        to the FF&E Guaranty. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the FF&E Guaranty is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

        Section 2.    GOVERNING LAW.    SUBJECT TO COMPLIANCE WITH APPLICABLE NEVADA GAMING LAWS, THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:	Name: Title:

ANNEX 1 TO
FF&E Guaranty

Exhibit J

BORROWER SECURITY AGREEMENT

Dated as of October    , 2002

Between

WYNN LAS VEGAS, LLC,
as Borrower

and

WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION,
as Collateral Agent for the Lenders

EXHIBIT A — Form of the Borrower Security Agreement Supplement

SCHEDULE A — Description of the Borrower Collateral

BORROWER SECURITY AGREEMENT

        THIS BORROWER SECURITY AGREEMENT (this "Security Agreement") made as of October    , 2002, by WYNN LAS VEGAS, LLC, a Nevada limited liability company (the "Borrower"), in favor of WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, a national banking association, as Collateral Agent (being referred to herein, together with any successor(s) thereto in such capacity, as the "Collateral Agent") for the Lenders under the Loan Agreement referenced below.

WITNESSETH:

        WHEREAS, pursuant to the terms of the Loan Agreement dated as of October    , 2002 (as amended from time to time, the "Loan Agreement"), among the Borrower, the Collateral Agent and the several lenders listed in Schedule IA attached thereto (together with each successive and additional lender thereunder, the "Lenders"), the Borrower has agreed to borrow, and the Initial Lenders have agreed to lend, subject to certain conditions, the funds necessary to acquire the Borrower Collateral (as hereinafter defined);

        WHEREAS, as a condition precedent to making their loans, the Lenders have required that the Borrower and the Collateral Agent enter into this Security Agreement; and

        WHEREAS, therefore, the Borrower wishes to execute, deliver and perform, and has duly authorized the execution, delivery and performance of, this Security Agreement.

        NOW, THEREFORE, the Borrower and the Collateral Agent hereby agree as follows:

SECTION 1. DEFINITIONS.

        Section 1.1.    Loan Agreement Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in Appendix I to the Loan Agreement.

        Section 1.2.    UCC Definitions.    Unless otherwise defined herein (including those terms defined in the Loan Agreement) or the context otherwise requires, terms for which meanings are provided in the UCC in effect in the State of New York are used in this Security Agreement, including its preamble and recitals, with such meanings, subject to those mandatory provisions of Nevada Law governing perfection, the effect of perfection or non-perfection, and the priority of a security interest in the Borrower Collateral.

SECTION 2. SECURITY INTEREST.

        Section 2.1.    Grant of Security.    As security for the payment and performance of all Obligations of the Borrower under the Loan Agreement, the Notes and any other Loan Document or agreement or document related to any Loan Document (hereinafter, collectively, the "Liabilities"), the Borrower hereby transfers, assigns and pledges to the Collateral Agent, for the ratable benefit of the Lenders, and grants to the Collateral Agent for the ratable benefit of the Lenders, a continuing first and prior security interest (subject to the FF&E Intercreditor Agreement) in and to all of the Borrower's right, title and interest in (i) the Items of Equipment listed on Schedule A hereto and each Schedule A to each Borrower Security Agreement Supplement executed pursuant to Sections 4.2 and 6.17(b) of the Loan Agreement, whether now or hereafter existing or acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest, (ii) the Equipment Contracts, (iii) contracts and warranties necessary to operate and maintain the Items of Equipment or otherwise specifically related to the Items of Equipment, (iv) any rights to Liquidated Damages, rebates, offset or other warranty payments, or assignment under a purchase order, invoice or purchase agreement with any manufacturer of or contractor for any portion of the foregoing, including any general contractor, (v) all insurance policies relating to the foregoing required to be maintained pursuant to any Loan Document, (vi) all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing and (vii) all proceeds from the sale of and from any or all of the foregoing, and to the extent not otherwise included, all payments under insurance (whether or not the Borrower is the loss payee hereof) or any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing (collectively, the "Borrower Collateral"). Notwithstanding anything to the contrary in this Security Agreement, the term ("Borrower Collateral") shall not include any items in which a security interest may not be granted under Gaming Laws, or other applicable law, or under the terms of any license, permit or authorization issued by a Nevada Gaming Authority or other Governmental Agency, or which would require a finding of a suitability or other similar approval or procedure by a Nevada Gaming Authority or other Governmental Agency prior to being given as collateral security.

        Section 2.2.    Continuing Security Interest.    Subject to Section 2.4, this Security Agreement shall create a continuing security interest in the Borrower Collateral and shall (a) remain in full force and effect until indefeasible payment in full of all Liabilities, (b) be binding upon the Borrower, its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each Lender. Without limiting the generality of the foregoing clause (c), any Lender may, subject to Section 10 of the Loan Agreement, assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lenders under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in the Loan Agreement.

        Upon the payment in full of all Liabilities, the security interest granted herein shall terminate and all rights to the Borrower Collateral granted thereby shall revert to the Borrower, without the delivery of any instrument or performance of any act by any party. Upon any such termination, the Collateral Agent will, at the request and at the sole expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

        Section 2.3.    Borrower Remains Liable.    Anything herein to the contrary notwithstanding:

          (a)  The Borrower shall remain liable under the contracts and agreements included in the Borrower Collateral to the extent set forth therein, and shall perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

          (b)  the exercise by the Collateral Agent of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Borrower Collateral, and

          (c)  neither the Collateral Agent nor any Lender shall have any obligation or liability under any such contracts or agreements included in the Borrower Collateral by reason of this Security Agreement, nor shall the Collateral Agent or any Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        Section 2.4.    Equipment Collateral Release.    (a) Upon payment of the Bank Prepayment Option pursuant to Section 3.1(b) of the Loan Agreement, the security interest granted herein shall terminate. Upon any such termination, the Collateral Agent will, at the direction of the Required Lenders and at the sole expense of the Borrower, execute and deliver to the Eligible Payor (as defined in the FF&E Intercreditor Agreement) such documents as the Eligible Payor (as defined in the FF&E Intercreditor Agreement) shall reasonably request to evidence such termination.

        (b)  Pursuant to the terms of the Disbursement Agreement, following the delivery of an Appraisal pursuant to Section 6.17 of the Loan Agreement, the security interests granted herein shall terminate with respect to those Items of Equipment which are to be released in connection therewith. Upon any

2

such termination, the Collateral Agent will, at the direction of the Required Lenders and the sole expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

SECTION 3. WARRANTIES.

        The Borrower hereby represents and warrants to the Collateral Agent and each Lender that:

          (a)  the Borrower is and will be the lawful owner of all of the Borrower Collateral, free of all liens and claims whatsoever, other than Permitted Liens, with full power and authority to execute this Security Agreement and perform the obligations of the Borrower hereunder and to subject the Borrower Collateral to the security interest hereunder;

          (b)  this Security Agreement creates a valid first priority security interest in the Borrower Collateral securing payment and performance of the Liabilities and that all filings and other action necessary to perfect such security interest have been taken; and

          (c)  all information with respect to the Borrower Collateral and the Borrower set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Borrower to the Collateral Agent or any Lender and all other written information heretofore or hereafter furnished by the Borrower to the Collateral Agent or any Lender, is and will be true and correct in all material respects as of the date furnished, unless it refers by its terms to a specific date, then as of that date.

SECTION 4. COVENANTS WITH RESPECT TO THE BORROWER COLLATERAL.

        The Borrower covenants and agrees as follows:

        Section 4.1.    Possession and Use of Borrower Collateral; Compliance with Laws.    The Borrower agrees that the Borrower Collateral will be used and operated in compliance with all applicable Requirements of Law. The Borrower shall not use any Item of Equipment or any part thereof for any purpose or in any manner that would materially adversely affect the Fair Market Value, the utility of the Item of Equipment or the remaining useful life of such Item of Equipment, ordinary wear and tear and depreciation excepted. The Borrower shall procure and maintain in effect all material licenses, registrations, certificates, permits, approvals and consents required by any Requirement of Law or by any Governmental Authority necessary for the ownership, delivery, installation, maintenance, repair, use and operation of the Borrower Collateral. The Borrower shall not (a) use, operate, or maintain the Borrower Collateral or any portion thereof in violation of Section 4.3 or any Insurance Requirement; (b) lease, assign or otherwise permit the use of any of the Borrower Collateral except as may be permitted by Section 4.2; or (c) except as set forth in Section 4.2 or the Loan Agreement, sell, assign or transfer any of its rights or in any of the Borrower Collateral, or directly or indirectly create, incur or suffer to exist any Lien on any of its rights hereunder or in any of the Borrower Collateral, except for Permitted Liens or (d) except in connection with any maintenance or repair thereof, permit any Item of Gaming Equipment or any Part relating to such Item of Gaming Equipment to be located at any location other than the Project.

        Section 4.2.    Leases and Assignments.    Except for leases permitted by this Section 4.2, the Borrower may not assign, lease, mortgage, pledge or otherwise transfer to any Person, at any time, in whole or in part, any of its rights, title or interest in, or obligations to or under this Security Agreement, any other Loan Document or to any portion of the Borrower Collateral, other than Liens permitted by Section 7.3 of the Loan Agreement. Each lease entered into in accordance with this Section 4.2 shall be referred to as a "Lease." The Borrower may, so long as no Security Agreement Event of Default exists, lease all or any portion of the Borrower Collateral to one or more of its Affiliates, so long as in connection with any Lease of a portion of the Borrower Collateral, such

3

portion shall include Items of Equipment with an aggregate Purchase Price of at least the Minimum Lease Amount. With respect to any Lease permitted under this Section 4.2, the Borrower shall not lease any portion of the Borrower Collateral to any Person who shall then be engaged in any proceedings for relief under any bankruptcy or insolvency law or laws relating to the relief of debtors.

        No Lease hereunder will (a) discharge or diminish any of the Borrower's obligations to Collateral Agent or any Lender hereunder or the Borrower's or any Guarantor's obligations to any other Person under any other Loan Document, and the Borrower shall remain directly and primarily liable under this Security Agreement and any other Loan Document to which it is a party with respect to all of the Borrower Collateral or (b) extend beyond the last day of the Loan Term. Each Lease permitted hereby shall be made and shall expressly provide that it is subject and subordinate to this Security Agreement and the rights of Collateral Agent thereunder, and shall expressly provide for the surrender of the Borrower Collateral leased by the applicable lessee at the election of Collateral Agent after a Security Agreement Event of Default.

        The Borrower shall give the Collateral Agent prompt, and in any event within 5 Business Days thereof, written notice of any Lease permitted under this Section 4.2, and shall promptly provide the Collateral Agent with a fully executed copy of each document evidencing such Lease, together with a Certificate of a Responsible Officer of the Borrower that such Lease complies with this Section 4.2.

        Section 4.3.    Maintenance.    At all times, the Borrower shall, at its own cost and expense:

          (a)  keep, repair, maintain and preserve the Borrower Collateral in good order and operating condition and repair as existing on the Advance Date to which such Borrower Collateral relates, ordinary wear and tear excepted, and in conformance with (i) prudent industry maintenance and repair standards, (ii) such maintenance and repair standards used by the Borrower or any of its Affiliates for similar property owned or leased by it, and (iii) all material Requirements of Law and Insurance Requirements, and in the event that any Requirement of Law requires any alteration, replacement or addition of or to any Part of the Borrower Collateral, the Borrower will conform therewith at its own expense;

          (b)  (i) conduct all scheduled maintenance of the Borrower Collateral in conformity with the Borrower's and its Affiliates' past practices, and prudent industry maintenance and repair standards, (including, without limitation, the Borrower's and its Affiliates' maintenance program for such equipment) and (ii) maintain such Borrower Collateral so as to preserve its remaining economic useful life, utility and residual value; and

          (c)  cause the Borrower Collateral to continue to have at all times the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was specifically designed, other than any Casualty pursuant to which the Borrower has paid the Casualty Amount or is rebuilding the affected portion of the Borrower Collateral pursuant to Section 8.1 of the Loan Agreement.

        The Borrower shall prepare and deliver to Collateral Agent and the Lenders within 30 Business Days prior to the required date of filing (or, to the extent permissible, file on behalf of Collateral Agent and the Lenders) any and all material reports to be filed by Collateral Agent or any Lender with any Governmental Authority by reason of the security interest of the Collateral Agent or any Lender in the Borrower Collateral. Each Lender agrees to inform promptly the Borrower of any request for such reports received by it. The Borrower shall maintain or cause to be maintained, all records, logs and other materials required by any Governmental Authority having jurisdiction over the Borrower Collateral. Subject to the provisions of Section 13.17 of the Loan Agreement and applicable Gaming Laws, the Borrower shall permit Collateral Agent and each Lender to inspect, during normal business hours and upon notice within 5 Business Days, the Borrower Collateral and any and all records, logs

4

and other materials maintained by the Borrower or any of its Affiliates in respect of the Borrower Collateral; provided that from and after the occurrence of a Security Agreement Event of Default, all costs and expenses of Collateral Agent or any Lender in connection with such inspection shall be borne by the Borrower. The Borrower hereby waives any right now or hereafter conferred by law to make repairs on the Borrower Collateral at the expense of Collateral Agent or any Lender.

        Section 4.4.    Alterations, Modifications, etc.    In case the Borrower Collateral, or any item of equipment, part or appliance therein (each, a "Part") is required to be altered, added to, replaced or modified in order to comply with any Requirements of Law (a "Required Alteration") pursuant to Section 4.1 or 4.3 hereof, the Borrower agrees to make such Required Alteration at its own expense. The Borrower shall have the right to make any modification, alteration or improvement to the Borrower Collateral (herein referred to as a "Permitted Modification"), or to remove any Part which has become worn out, broken or obsolete, provided in each case that the Borrower continues to be in compliance with Sections 4.1 and 4.3 hereof and that such action will not, in the Borrower's reasonable judgment, materially decrease the economic value of the Borrower Collateral or impair its originally intended use or function or decrease its economic useful life and in any event, will not decrease the Fair Market Value of the Borrower Collateral throughout the Loan Term. In the event any Permitted Modification (i) is readily removable without impairing the value or use which the Borrower Collateral would have had at such time had such Part not been affixed or placed to or on such Borrower Collateral (a "Removable Part"), (ii) is not a Required Alteration and (iii) is not a Part which replaces any Part originally incorporated or installed in or attached to such Borrower Collateral on the date on which such Borrower Collateral became subject to this Security Agreement, or any Part in replacement of or substitution for any such original Part (each an "Original Part"), any such Permitted Modification, if no Security Agreement Event of Default is continuing, shall be and remain the property of the Borrower that is not subject to the Lien of this Security Agreement and may be removed by the Borrower (a "Borrower Part"). To the extent such Permitted Modification is not a Removable Part, or is a Required Alteration or an Original Part, and, to the extent a Removable Part is not the property of the Borrower that is not subject to the Lien of this Security Agreement because of the continuance of a Security Agreement Event of Default, the same shall immediately and automatically be and become subject to the Lien of this Security Agreement. Any Required Alterations, and any Parts installed or replacements made by the Borrower upon any Borrower Collateral pursuant to its obligation to maintain and keep the Borrower Collateral in good order, operating condition and repair under Section 4.3 (collectively, "Replacement Parts") and all other Parts which become the property of the Borrower shall be considered, in each case, accessions to such Borrower Collateral and a security interest therein shall be immediately and automatically vested in Collateral Agent for the benefit of the Lenders. All Replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the Borrower Collateral were immediately prior to such replacement or the event or events necessitating such replacement in the condition and repair required to be maintained by the terms hereof. Any Part at any time removed from any of the Borrower Collateral shall remain subject to the interests of Collateral Agent and the Lenders under the Loan Documents, no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Borrower Collateral and which meets the requirements for a Replacement Part specified above. No later than 30 days after the end of each fiscal quarter of the Borrower, the Borrower shall deliver to Collateral Agent for the benefit of the Lenders, a Borrower Security Agreement Supplement evidencing the grant by the Borrower of a security interest in such Replacement Part to Collateral Agent for the benefit of the Lenders, for each Replacement Part not previously evidenced by a Borrower Security Agreement Supplement and such other documents in respect of such Part or Parts and to the extent, as Collateral Agent may reasonably request in order to confirm that a security interest to such Part or Parts has passed to Collateral Agent for the benefit of the Lenders, as hereinabove provided. Any such Replacement Part, regardless of

5

whether evidenced by a Borrower Security Agreement Supplement, shall become subject to this Security Agreement and shall be deemed part of the Borrower Collateral, for all purposes thereof to the same extent as the Parts originally incorporated or installed in the Borrower Collateral, and a security interest to such Replacement Part shall thereupon vest in the Collateral Agent. All replacements pursuant to this Section 4.4 shall be purchased by the Borrower with its own funds. There shall be no obligation on the part of any Lender to pay for or otherwise finance any such replacement.

        Section 4.5.    Identifying Numbers and Registration; Legend; Changes; Inspection.    (a) The Borrower, at its own expense, will cause each Item of Gaming Equipment to be kept numbered with the identification number as shall be set forth on Schedule A to the applicable Security Agreement Supplement.

        (b)  The Borrower will not change the identification number of any Item of Equipment unless and until (i) a statement of new number or numbers to be substituted therefor shall have been delivered to the Collateral Agent and filed, recorded and deposited by the Borrower in all public offices where the Security Agreement shall have been filed, recorded and deposited or any financing statement has been filed in respect thereof and (ii) the Borrower shall have furnished the Collateral Agent an opinion of counsel in form and substance reasonably satisfactory to the Collateral Agent to the effect that such statement has been so filed, recorded and deposited and that no other filing, recording, deposit or giving of notice with or to any other Federal, state or local government or agency thereof is necessary to perfect the rights and interests of the Collateral Agent in such Items of Equipment. The Equipment may be lettered with the names or initials or other insignia used by the Borrower or any lessee. Upon the request of Collateral Agent and subject to applicable Gaming Laws, the Borrower shall make the Items of Equipment available to Collateral Agent, its agents, representatives or assignees for inspection at their then location and shall also make the Borrower's books, manuals, logs, records and other information pertaining to the Items of Equipment available for inspection and permit such parties to make copies thereof, in each case, upon reasonable notice, at any time during regular business hours and as often as requested (but not so as to materially interfere with the business of the Borrower), provided that all costs and expenses of Collateral Agent in connection with such inspection shall be borne by the inspecting party unless a Security Agreement Event of Default has occurred and is continuing at the time of such inspection, in which case all such costs and expenses shall be borne by the Borrower.

        Section 4.6.    Liens.    The Borrower will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to the Borrower Collateral or any Part thereof. The Borrower, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Borrower Collateral free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Collateral Agent, any such Lien not excepted above if the same shall arise at any time. The Borrower will notify Collateral Agent and each Lender in writing within 5 Business Days upon becoming aware of any Tax or other Lien (other than any Lien excepted above) that shall attach to the Borrower Collateral, and of the full particulars thereof. Without limiting the foregoing, the Borrower shall not assign or pledge any of its rights under any Lease to any Person other than Collateral Agent for the benefit of the Lenders.

        Section 4.7.    Replacements and Substitutions.    (a) In addition to the rights of the Borrower under Section 4.4, the Borrower shall have the option at any time to replace any Item or Items of Equipment (a "Replaced Item" or "Replaced Items") with a substitute Item or Items of Equipment (a "Substitute Item" or "Substitute Items"), subject to the following conditions:

            (i)  no Security Agreement Event of Default shall have occurred and be continuing;

          (ii)  with respect to Gaming Equipment, the Substitute Item or Substitute Items shall be located at the Project;

6

          (iii)  the Substitute Item or Substitute Items shall be the same general type, year of construction (or a later year of construction), useful life, function, utility, state of repair and operating condition as the portion of the Replaced Item or Replaced Items, must have a Fair Market Value of not less than the Fair Market Value of the Replaced Item or Replaced Items and be free and clear of any Liens other than Permitted Liens assets, as described in the Appraisal delivered pursuant to Section 6.17 of the Loan Agreement; and

          (iv)  prior to the date of any such substitution, the Borrower shall replace such Replaced Item or Replaced Items by complying with the terms of Section 8.1 of the Loan Agreement to the same extent as if a Casualty or a series of Casualties had occurred with respect to such Replaced Item or Replaced Items, and the Collateral Agent shall release it Lien on the Replaced Item or Replaced Items in the same manner as provided in said Section 8.1 of the Loan Agreement.

        (b)  All replacements pursuant to Section 4.7(a) shall be purchased by the Borrower with its own funds. There shall be no obligation on the part of the Collateral Agent or any Lender to pay for or otherwise finance any such replacement. No termination of this Security Agreement with respect to any Item of Equipment as contemplated by this Section 4.7 shall result in any reduction of the Borrower's obligation to pay the Loan Balance or any Interest thereon.

SECTION 5. CERTIFICATE, SCHEDULES AND REPORTS.

        The Borrower will from time to time, as the Collateral Agent or any Lender may reasonably request, deliver to the Collateral Agent and the Lenders such schedules, certificates and reports respecting all or any of the Borrower Collateral at the time subject to the security interest hereunder, and the items or amounts received by the Borrower in full or partial payment or otherwise as proceeds of any of the Borrower Collateral, all to such extent as the Collateral Agent may request. Any such schedule, certificate or report shall be executed by a duly authorized officer of Borrower and shall be in such form and detail as the Collateral Agent, at the direction of the Required Lenders, may reasonably specify.

SECTION 6. ADDITIONAL AGREEMENTS OF BORROWER.

        The Borrower agrees, that, until all of the Liabilities are paid in full, the Borrower will perform and fulfill each of the following agreements:

          (a)  The Borrower (1) hereby authorizes the filing of such financing statements, continuation statements or amendments thereof or supplements thereto and other documents (and will pay the cost of filing or recording the same in all public offices deemed necessary by the Lenders) and the doing of such other acts and things, all as any Lender or the Collateral Agent may from time to time request, to establish and maintain a valid first security interest in the Borrower Collateral to secure the payment of the Liabilities, including, without limitation, deposit with the Collateral Agent of any certificate of title issuable with respect to any of the Borrower Collateral and notation thereon of the security interest hereunder (and any carbon, photographic or other reproduction of this Security Agreement or of any such financing statement shall be sufficient for filing as a financing statement) and (2) will, at the time of each Advance and contemporaneously with the Responsible Officer's certificate required pursuant to Section 6.2 of the Loan Agreement prepared with respect to the annual financial statements referenced in Section 6.1(a) of the Loan Agreement provide to the Lenders and the Collateral Agent an opinion of counsel (which may be the opinion of the general counsel/chief legal officer of the Borrower) stating that, in the opinion of such counsel, this Security Agreement and the UCC filings and other agreements or documents executed in connection with this Security Agreement have been, and remain, properly recorded or filed for record so as to make effective of record the lien intended to be created hereby and thereby.

7

          (b)  The Borrower will keep or cause to be kept all of the Gaming Equipment at the Project unless the Collateral Agent, upon being directed to do so by the Required Lenders, shall otherwise consent in writing and all necessary licenses and permits shall have been obtained.

          (c)  The Borrower will not change its name, state of organization, legal form or do business under any other name without at least 30 days' prior written notice thereof to the Lenders and the Collateral Agent and will not change the location of its principal executive offices or places of business, except for a change to another location within the continental limits of the United States of America and within a jurisdiction in which the UCC is in effect, of which the Lenders and the Collateral Agent shall have been given at least 30 days' prior written notice.

          (d)  The Borrower will reimburse the Collateral Agent and Lenders upon demand for all reasonable costs and expenses, including reasonable attorney's fees and legal expenses (including allocated costs of internal counsel), incurred by the Collateral Agent in seeking to collect or enforce any right under this Security Agreement or the Borrower Collateral and, in case of a Security Agreement Event of Default, in seeking to collect payments of principal, premium, if any, and interest on any Note and all other Liabilities and to enforce rights hereunder, including expenses of any repairs to any realty or other property to which any of the Borrower Collateral may be affixed or be a part.

          (e)  The Borrower shall cause each insurance policy required to be maintained pursuant to the Loan Agreement to be in full force and effect.

SECTION 7. [RESERVED].

SECTION 8. DEFAULTS AND REMEDIES.

        Section 8.1.    Defaults.    (a) The occurrence, or the existence of any Event of Default under the Loan Agreement, shall constitute an "Security Agreement Event of Default" hereunder.

        (b)  With respect to all of the Borrower Collateral, upon the occurrence and during the continuation of any Security Agreement Event of Default hereunder, the Collateral Agent shall, subject to the FF&E Intercreditor Agreement, have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Borrower Collateral), and further the Collateral Agent may, without demand and without advertisement, notice, hearing or process of law, all of which the Borrower hereby waives, at any time or times, sell and deliver any or all Borrower Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion, provided that said disposition complies with any and all Requirements of Law. In addition to all other sums due the Collateral Agent or any Lender hereunder, the Borrower shall pay the Collateral Agent and any Lender all costs and expenses incurred by the Collateral Agent or such Lender, including a reasonable allowance for attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of the Borrower Collateral or Liabilities or in the prosecution or defense of any action or proceeding by or against the Collateral Agent such Lender or the Borrower concerning any matter arising out of or connected with this Agreement or the Borrower Collateral or Liabilities, including without limitation any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with Section 9.3 hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; however, no notification need be given to the Borrower if the Borrower has signed, after an Security Agreement Event of Default hereunder has

8

occurred, a statement renouncing any right to notification of sale or other intended disposition. The Collateral Agent shall not be obligated to make any sale or other disposition of the Borrower Collateral regardless of notice having been given. The Collateral Agent or any Lender may be the purchaser at any such sale. To the extent permitted by applicable law, Borrower hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Collateral Agent may further postpone such sale by announcement made at such time and place.

        (c)  With respect to all of the Borrower Collateral, without in any way limiting the foregoing, the Collateral Agent shall, upon the occurrence and during the continuation of any Security Agreement Event of Default hereunder, have the right, in addition to all other rights provided herein or by law, subject to applicable Gaming Laws, to take physical possession of any and all of the Borrower Collateral and anything found therein, the right for that purpose to enter without legal process any premises where such Borrower Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the Borrower's premises (the Borrower hereby agreeing to lease such premises without cost or expense to the Collateral Agent or its designee if the Collateral Agent so requests) or to remove the Borrower Collateral or any part thereof to such other places as the Collateral Agent may desire. Upon the occurrence and during the continuation of any Security Agreement Event of Default hereunder, the Borrower shall, upon the Collateral Agent's demand, assemble the Borrower Collateral and make it available to the Collateral Agent at a place reasonably designated by the Collateral Agent. If the Collateral Agent exercises its right to take possession of the Borrower Collateral, the Borrower shall also at its expense perform any and all other steps reasonably requested by the Collateral Agent to preserve and protect the security interest hereby granted in such Borrower Collateral, such as placing and maintaining signs indicating the security interest of the Collateral Agent, appointing overseers for such Borrower Collateral and maintaining inventory records.

        (d)  If Collateral Agent elects to require the Borrower to assemble and deliver each Item of Equipment, the Borrower shall, at its own expense, forthwith deliver (to the extent permitted under any Requirements of Law) exclusive possession of such Items of Equipment to Collateral Agent, at a location or locations reasonably designated by Collateral Agent (subject to the approval of the Nevada State Gaming Control Board if such location is outside the State of Nevada) in the 48 contiguous United States, (provided, however, that the Borrower shall not be required to deliver Items of Equipment consisting of gaming devices to a location in a jurisdiction where possession of such Items of Equipment is unlawful) together with a copy of an inventory list of such Items of Equipment then subject to the Borrower Security Agreement, all then current plans, specifications and operating, maintenance and repair manuals in the possession of the Borrower and its Affiliates and relating to such Items of Equipment that have been received or prepared by the Borrower, appropriately protected and in the condition required by Section 4 (and in any event in condition to be placed in immediate revenue service) and free and clear of all Liens other than Permitted Liens. In addition, the Borrower shall, for 90 days after delivery of such Items of Equipment, cause to be (i) maintained such Items of Equipment in the condition required by Section 4 and free and clear of all Liens other than Permitted Liens, (ii) stored such Items of Equipment without cost to Collateral Agent or any Lender, and (iii) kept all of such Items of Equipment insured in accordance with Section 8.2 of the Loan Agreement. This paragraph shall survive termination of this Security Agreement.

        (e)  Failure by the Collateral Agent to exercise any right, remedy or option under this Agreement or any other agreement between the Borrower and the Collateral Agent or provided by law, or delay by the Collateral Agent in exercising the same, shall not operate as a waiver; no waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Neither the Collateral Agent nor any party

9

acting as attorney for the Collateral Agent shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Collateral Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the Lenders may have.

        Section 8.2.    Sale of Borrower Collateral.    In addition to the remedies set forth in Section 8.1, if any Security Agreement Event of Default shall occur, subject to the Gaming Laws, Collateral Agent may, but is not required to, sell the Borrower Collateral in one or more sales. Any Lender or the Collateral Agent may purchase all or any part of the Borrower Collateral at such sale. The Borrower acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Borrower Collateral, or at public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Collateral Agent shall be deemed reasonably and properly given if given at least 10 days before such disposition.

        Section 8.3.    Application of Sale Proceeds.    All payments received and amounts held or realized by Collateral Agent at any time when a Security Agreement Event of Default shall be continuing as well as all payments or amounts then held or thereafter received by Collateral Agent and the proceeds of sale pursuant to Section 8.2 shall be distributed to the Collateral Agent for distribution in accordance with Section 3.8 of the Loan Agreement.

        Section 8.4.    Power of Attorney.    The Borrower unconditionally and irrevocably appoints Collateral Agent as its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Requirements of Law, in its name and stead and on its behalf, solely for the purpose of effectuating any sale, assignment, transfer or delivery under this Section 8, if a Security Agreement Event of Default occurs and is continuing, whether pursuant to foreclosure or power of sale or otherwise, and in connection therewith and during a Security Agreement Event of Default to execute and deliver all such deeds, bills of sale, assignments, releases (including releases of this Agreement on the records of any Authority) and other proper instruments as Collateral Agent may reasonably consider necessary or appropriate. The Borrower ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. If requested by Collateral Agent or any purchaser, the Borrower shall ratify and confirm any such lawful sale, assignment, transfer or delivery by executing and delivering to Collateral Agent or such purchaser, all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

        Section 8.5.    Remedies Cumulative; Consents.    To the extent permitted by, and subject to the mandatory requirements of, any Requirements of Law, each and every right, power and remedy herein specifically given to Collateral Agent or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Collateral Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. Collateral Agent's or the Lenders' consent to any request made by the Borrower shall not be deemed to constitute or preclude the necessity for obtaining Collateral Agent's or the Lenders' consent in the future to all similar requests. To the extent permitted by any Requirements of Law, the Borrower hereby waives any rights now or hereafter conferred by statute or otherwise that may require Collateral Agent or the Lenders to sell, lease or otherwise use the Equipment, any Item of Equipment or any Part thereof in mitigation of Collateral Agent's, or the Lenders' damages upon the occurrence of a Security Agreement Event of Default or that may otherwise limit or modify any of Collateral Agent's or the Lenders' rights hereunder.

10

        Section 8.6.    Allocation of Borrower Collateral.    All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Borrower Collateral shall be held by the Collateral Agent, and shall be promptly paid over (after payment of any amounts payable to the Collateral Agent pursuant to Section 8.7) by the Collateral Agent to the Lenders, in accordance with Section 3.8 of the Loan Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Liabilities shall be paid over to the Borrower or to whosoever may be lawfully entitled to receive such surplus.

        Section 8.7.    Compensation and Indemnity.    The Borrower shall pay to the Collateral Agent such compensation as set forth in the Loan Agreement. The Borrower shall reimburse the Collateral Agent upon request for all reasonable disbursements, expenses and advances incurred or made by the Collateral Agent without negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Collateral Agent's agents, experts and counsel.

        The Borrower shall indemnify the Collateral Agent, its directors, officers, agents and employees for, and hold each of them harmless against, any loss or liability, cost or expense incurred by them without negligence or bad faith on their part in connection with the acceptance or administration of this Security Agreement and its duties under this Security Agreement and the Notes, including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Security Agreement and the Notes.

        To secure the Borrower's payment obligations in this Section 8.7, the Collateral Agent shall have a lien prior to the Lenders on all money or property held or collected by the Collateral Agent, in its capacity as Collateral Agent, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

        If the Collateral Agent incurs expenses or renders services after the occurrence of a Security Agreement Event of Default, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for relief of debtors.

        The provisions of this Section 8.7 shall survive the resignation or removal of the Collateral Agent and termination of this Security Agreement.

SECTION 9. GENERAL PROVISIONS.

        Section 9.1.    Document.    This Security Agreement is executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof; provided, however, that unless expressly provided otherwise, the duties and obligation of the Collateral Agent shall be determined solely by this Security Agreement and the Collateral Agent shall have no responsibility or obligation to perform any duties or obligations under, or to monitor the performance of the duties or obligations of the Borrower under, the Loan Agreement.

        Section 9.2.    Amendments; Etc.    No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, at the direction of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        Section 9.3.    Notices.    All notices and other communications provided for hereunder shall be in writing (including telegraphic and facsimile communication) and, if to the Lenders, delivered in accordance with Section 13.6 of the Loan Agreement, or in the case of the Collateral Agent or the

11

Borrower, delivered to the respective addresses as set forth beneath each party's name on the signature pages hereto.

        Section 9.4.    Section Captions.    Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

        Section 9.5.    Severability; No Waiver.    Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

        Section 9.6.    Governing Law.    THIS SECURITY AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE, SUBJECT TO THOSE MANDATORY PROVISIONS OF NEVADA LAW GOVERNING PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION, AND THE PRIORITY OF A SECURITY INTEREST IN THE BORROWER COLLATERAL.

        Section 9.7.    Counterparts.    This Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together constitute but one and the same agreement.

[Signature Pages Begin on Next Page]

12

        IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the day and year first above written.

WYNN LAS VEGAS, LLC, a Nevada limited liability company, as the Borrower
	By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
		By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:
Name: Title:
Accepted as of the date first written above
WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, as Collateral Agent for Lenders
By
Its
Notice Address:
Attention: Telephone: Telefacsimile:

13

SCHEDULE A TO
SECURITY AGREEMENT

DESCRIPTION OF THE BORROWER COLLATERAL

EXHIBIT A TO
SECURITY AGREEMENT

FORM OF THE BORROWER SECURITY AGREEMENT SUPPLEMENT

        Security Agreement Supplement No.            (this "Security Agreement Supplement No.            ") dated             , 20    , by Wynn Las Vegas, LLC, a Nevada limited liability company (the "Borrower"), in favor of Wells Fargo Bank Nevada, National Association, a national banking association, as Collateral Agent (being referred to herein, together with any successor(s) thereto in such capacity, as the "Collateral Agent") for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Security Agreement dated as of October     , 2002, between the Borrower and the Collateral Agent, a copy of which is attached hereto.

WITNESSETH:

        The Loan Agreement provides for the execution and delivery from time to time of supplements to the Security Agreement substantially in the form hereof which shall particularly describe the Borrower Collateral and shall specifically grant a security interest in the Borrower Collateral to the Collateral Agent.

        The Security Agreement relates to the Borrower Collateral described in Schedule A hereto, Schedule A to the Security Agreement and each Schedule A attached to each other Security Agreement Supplement attached to the attached Security Agreement.

        The Borrower hereby assigns and pledges to the Collateral Agent, and hereby grants to the Collateral Agent, a lien and security interest in and to all of the Borrower Collateral, whether now or hereafter existing or acquired, including the Borrower Collateral more particularly described in Schedule A hereto.

        TO HAVE AND TO HOLD the aforesaid property unto the Collateral Agent, its successors and assigns forever, upon the terms and conditions set forth in the Security Agreement to secure the payment of the Liabilities.

        This Supplement shall be construed in connection with and as part of the Security Agreement and all terms, conditions and covenants contained in the Security Agreement, except as herein modified, shall be and remain in full force and effect.

        Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Security Agreement Supplement No.            may refer to the "Security Agreement" without making specific reference to this Security Agreement Supplement No.            , but nevertheless all such references shall be deemed to include this Security Agreement Supplement No.            unless the context shall otherwise require.

        Section 1.1.    Counterparts.    This Supplement No.     may be executed and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one Supplement.

        Section 1.2.    Governing Law.    THIS SECURITY SUPPLEMENT NO.     AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE, SUBJECT TO THE MANDATORY PROVISIONS OF NEVADA LAW GOVERNING PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION, AND THE PRIORITY OF A SECURITY INTEREST IN THE BORROWER COLLATERAL

        Section 1.3.    Headings.    Any headings or captions preceding the text of the several sections hereof are intended solely for convenience of reference and shall not constitute a part of this Supplement No.     nor shall they affect its meaning, construction or effect.

        Section 1.4.    The Collateral Agent.    The Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Security Agreement Supplement or for or in respect of the recitals contained herein, all of which are made solely by the Borrower.

[Signature Pages Begin on Next Page]

        IN WITNESS WHEREOF, the Borrower has caused this Security Agreement Supplement No.     to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WYNN LAS VEGAS, LLC, a Nevada limited liability company, as the Borrower
		By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
			By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
			By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
			By:	Name: Title:
Accepted by WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, as Collateral Agent for Lenders

By	Its
Notice Address:
Attention:
Telephone:
Telefacsimile:

2

SCHEDULE A

DESCRIPTION OF THE BORROWER COLLATERAL

Exhibit K

AIRCRAFT SECURITY AGREEMENT

Dated as of October    , 2002

Among

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
 not in its individual capacity, but solely as TRUSTEE,

WORLD TRAVEL, LLC

and

WYNN LAS VEGAS, LLC

i

SCHEDULE A	—	Description of Aircraft Collateral
EXHIBIT A	—	Form of Aircraft Security Agreement Supplement

ii

AIRCRAFT SECURITY AGREEMENT

        THIS AIRCRAFT SECURITY AGREEMENT (this "Security Agreement") made as of October    , 2002, by WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee of that certain trust created under the Trust Agreement (the "Aircraft Trust") dated as of May 10, 2002 with and World Travel, LLC, a Nevada limited liability company ("World Travel") as Trustor (in such capacity, the "Owner"), and World Travel in favor of Wynn Las Vegas, LLC, a Nevada limited liability company (being referred to herein, together with any successor(s) thereto in such capacity, as the "Company").

W I T N E S S E T H:

        WHEREAS, pursuant to that certain Business Loan Agreement dated as of February 28, 2002, World Travel borrowed (the "Original Loan") from Bank of America, N.A. funds to pay the purchase price of the Aircraft (as hereinafter defined);

        WHEREAS, pursuant to that certain Mortgage, Security Agreement and Assignment dated as of February 28, 2002, (the "Mortgage") recorded by the FAA on March 14, 2002 as conveyance no. H105055 World Travel granted Bank of America, N.A. a lien on the Aircraft to secure its obligations under the Original Loan;

        WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated May 10, 2002 between World Travel and the Owner, recorded by the FAA on June 3, 2002 as conveyance no. GG027466 the Owner assumed the obligations of World Travel under the Mortgage;

        WHEREAS, pursuant to that certain Amended and Restated Operating Agreement dated as of October    , 2002, (the "Aircraft Operating Agreement") World Travel has been granted an exclusive license to possess, use and operate the Aircraft and has assumed certain obligations in connection therewith;

        WHEREAS, pursuant to the terms of the Loan Agreement dated as of October    , 2002 (as amended from time to time, the "Loan Agreement"), among the Company and the several lenders listed in Schedule IA1 attached thereto (together with each successive lender thereunder, the "Lenders"), the Company has agreed to borrow, and the Lenders have agreed to lend, subject to certain conditions, up to $188,500,000;

        WHEREAS, pursuant to the terms of the Intercompany Note dated as of October    , 2002 (as amended from time to time, the "Intercompany Note"), from World Travel to the Company, World Travel will borrow from the Company the funds necessary to repay the Original Loan and for Bank of America, N.A. to release the Mortgage;

        WHEREAS, as a condition precedent to making its loan to World Travel, the Company has required that the Owner and World Travel enter into this Security Agreement;

        WHEREAS, as a condition precedent to making their loans, the Lenders have required that World Travel guaranty the obligations of the Company under the Loan Agreement;

        WHEREAS, as a further condition precedent to making their loans, the Lenders have required that the Company assign to a collateral agent on their behalf its interests in this Security Agreement and in the Intercompany Note; and

        WHEREAS, therefore, the Owner and World Travel wish to execute, deliver and perform, and have each duly authorized the execution, delivery and performance of, this Security Agreement.

        NOW, THEREFORE, the Owner and the Company hereby agree as follows:

SECTION 1. DEFINITIONS.

        Section 1.1.    Loan Agreement Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in Appendix I to the Loan Agreement.

        Section 1.2.    UCC Definitions.    Unless otherwise defined herein (including those terms defined in Appendix I to the Loan Agreement) or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement, including its preamble and recitals, with such meanings.

SECTION 2. SECURITY INTEREST.

        Section 2.1.    Grant of Security.    As security for the payment and performance of all obligations of World Travel under the Intercompany Note and any other Loan Document to which it is party or agreement or document related to any Loan Document (hereinafter, collectively, the "World Liabilities"), the Owner and World Travel hereby transfer, assign and pledge to the Company, and grant to the Company, a continuing first and prior security interest in and to, all of the Owner's and World Travel's respective right, title and interest in (i) the Aircraft, including, without limitation, the Airframe and Engines, listed on Schedule A hereto and each Schedule A to each Aircraft Security Agreement Supplement executed pursuant to Section 7.1, whether now or hereafter existing or acquired by the Owner or World Travel or in which the Owner or World Travel now has or at any time in the future may acquire any right, title or interest, (ii) the Aircraft Contracts, to the extent that such contracts are assignable, (iii) contracts and warranties including, without limitation, the Las Vegas Jet Lease and the Aircraft Operating Agreement, necessary to operate and maintain the Aircraft or otherwise specifically related to the Aircraft (including all rents and other amounts payable thereunder), to the extent that such contracts are assignable, (iv) any rights to Liquidated Damages, rebates, offset or other warranty payments, or assignment under a purchase order, invoice or purchase agreement with any manufacturer of or contractor for any portion of the foregoing, to the extent that such rights are assignable, (v) all insurance policies relating to the Aircraft required to be maintained pursuant to any Loan Document, (vi) all logs, manuals, books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing and (vii) all proceeds from the sale of any or all of the foregoing, and to the extent not otherwise included, all payments under insurance (whether or not the Owner or World Travel is the loss payee thereof) or any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing (collectively, the "Aircraft Collateral").

        Section 2.2.    Continuing Security Interest.    This Security Agreement shall create a continuing security interest in the Aircraft Collateral and shall (a) remain in full force and effect until payment in full of all World Liabilities, (b) be binding upon the Owner and World Travel, their respective successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Company hereunder, to the benefit of the Company. Without limiting the generality of the foregoing clause (c), the Company may assign or otherwise transfer (in whole or in part) the Intercompany Note held by it to the Collateral Agent on behalf of the Lenders, and the Collateral Agent shall thereupon become vested with all the rights and benefits in respect thereof granted to the Company under any Loan Document (including this Security Agreement) or otherwise.

        Upon the payment in full of all World Liabilities, the security interest granted herein shall terminate and all rights to the Aircraft Collateral granted thereby shall revert to the Owner and World Travel, respectively. Upon any such termination, the Company will, at the request and at the sole

2

expense of World Travel, execute and deliver to the Owner and World Travel such documents as the Owner and World Travel shall reasonably request to evidence such termination.

        Section 2.3.    The Owner and World Travel Remain Liable.    Anything herein to the contrary notwithstanding:

          (a) the Owner and World Travel shall remain liable under the contracts and agreements included in the Aircraft Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

          (b) the exercise by the Company, or its assigns, of any of its rights hereunder shall not release the Owner or World Travel from any of its duties or obligations under any such contracts or agreements included in the Aircraft Collateral, and

          (c) the Company shall not have any obligation or liability under any such contracts or agreements included in the Aircraft Collateral by reason of this Security Agreement, nor shall the Company be obligated to perform any of the obligations or duties of the Owner or World Travel thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        Section 2.4.    Consent and Acknowledgement.    Anything herein to the contrary notwithstanding, the Owner and World Travel hereby acknowledge and agree that:

          (i) the rights and powers of the Company under this Security Agreement and the Intercompany Note are being assigned concurrently with the execution hereof to the Collateral Agent for the benefit of the Lenders pursuant to the Borrower Aircraft Assignment;

          (ii) notwithstanding any action on inaction by World Travel or the Owner, the occurrence and continuance of an Event of Default under the Loan Agreement shall constitute an Aircraft Event of Default under each of this Security Agreement and the Intercompany Note; and

          (iii) upon the occurrence and continuance of a default under the Intercompany Note or an Aircraft Event of Default under this Security Agreement, the Collateral Agent, as assignee of the Company, may exercise all of the rights, remedies and powers of the Company set forth in the Intercompany Note and this Security Agreement, including without limitation, the right to demand payment on the Intercompany Note and the exercise of remedies set forth in Section 8.

SECTION 3. WARRANTIES.

        (a) The Owner hereby represents and warrants to the Company, the Collateral Agent and each Lender that:

          (i) the Owner (A) is, and will remain, duly organized, existing and in good standing and will remain the Trustee of the Aircraft Trust Agreement pursuant to the terms of the Aircraft Trust Agreement and (B) is and will be the lawful owner of all of the Aircraft Collateral, free of all liens and claims whatsoever, other than Permitted Liens, with full power and authority to execute this Security Agreement and perform the obligations of the Owner hereunder and to subject the Aircraft Collateral to the security interest hereunder;

          (ii) all information with respect to the Aircraft Collateral and the Owner set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Owner to the Company, the Collateral Agent or any Lender and all other written information heretofore or hereafter furnished by the Owner to the Company, the Collateral Agent or any Lender, is and will be true and correct in all material respects as of the date furnished, unless it refers by its terms to a specific date, then as of that date;

3

          (iii) on the Initial Advance Date (i) the Aircraft has been duly certificated by the Federal Aviation Administration as to type and airworthiness and (ii) the Owner has granted exclusive use and possession of the Aircraft to World Travel under the Aircraft Operating Agreement;

          (iv) the Owner is a "citizen of the United States" pursuant to 49 U.S.C. Subtitle VII of the United States Code, as amended (the "FAA Act"), and the regulations thereunder and is properly qualified under the FAA Act and all applicable regulations to hold title to the Aircraft;

          (v) the Owner has its chief executive office at the location set forth below its signature on the signature page;

          (vi) the Aircraft Trust Agreement and this Security Agreement have been duly authorized, executed and delivered and constitute legal, valid and binding agreements against the Owner and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

          (vii) no approval or consent or withholding of objections is required from any governmental authority or instrumentality or any other entity with respect to the entry into, or performance by, the Owner of the this Security Agreement or the Aircraft Trust Agreement, except such as have already been obtained; and

          (viii) the entry into and performance of the Aircraft Trust Agreement and this Security Agreement by the Owner will not violate the Owner's organizational documents, or any judgment, order, law or regulation applicable to the Owner, or result in any breach or constitute a default under, or result in the creation of, any lien, claim or encumbrance on any of the Owner's property (except for liens in favor of the Company and the Collateral Agent) pursuant to, any indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which the Owner is a party.

        (b) World Travel hereby represents and warrants to the Company, the Collateral Agent and each Lender that:

          (i) this Security Agreement creates a valid first priority security interest in the Aircraft Collateral securing payment and performance of the World Liabilities and that all filings and other action necessary to perfect such security interest have been taken;

          (ii) all information with respect to the Aircraft Collateral and World Travel set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by World Travel to the Company, the Collateral Agent or any Lender and all other written information heretofore or hereafter furnished by World Travel to the Company, the Collateral Agent or any Lender, is and will be true and correct in all material respects as of the date furnished, unless it refers by its terms to a specific date, then as of that date;

          (iii) on the Initial Advance Date (i) the Aircraft has been duly certificated by the Federal Aviation Administration as to type and airworthiness and (ii) World Travel has granted authority to operate the Aircraft to Las Vegas Jet pursuant to the Las Vegas Jet Lease;

          (iv) the Aircraft is hangared in the location set forth in Schedule A hereto;

          (v) all action for registration of the Aircraft which is necessary in light of World Travel's intended use thereof has been taken;

          (vi) all licenses, approvals, authorizations, consents and permits required for the use and operation of such Aircraft have been obtained from the appropriate Governmental Agency having jurisdiction (including, without limitation, the FAA or the United States Department of Transportation) or from private parties, as the case may be;

4

          (vii) there are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Aircraft that are necessary for the operation of the Aircraft and that have not been obtained;

          (viii) the Aircraft Trust Agreement and this Security Agreement have been duly authorized, executed and delivered and constitute legal, valid and binding agreements against World Travel and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

          (ix) no approval or consent or withholding of objections is required from any governmental authority or instrumentality or any other entity with respect to the entry into, or performance by, World Travel of the this Security Agreement or the Aircraft Trust Agreement, except such as have already been obtained; and

          (x) the entry into and performance of the Aircraft Trust Agreement and this Security Agreement by World Travel will not violate the World Travel's organizational documents, or any judgment, order, law or regulation applicable to World Travel, or result in any breach or constitute a default under, or result in the creation of, any lien, claim or encumbrance on any of World Travel's property (except for liens in favor of the Company and the Collateral Agent) pursuant to, any indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which World Travel is a party.

SECTION 4. COVENANTS WITH RESPECT TO THE AIRCRAFT COLLATERAL.

        The Owner and World Travel covenant and agree as follows:

        Section 4.1.    Possession and Use of Aircraft; Compliance with Laws.    The Owner and World Travel agree that the Aircraft will be used and operated in compliance with all applicable Requirements of Law. Neither the Owner nor World Travel shall use the Aircraft or any part thereof for any purpose or in any manner that would materially adversely affect the Fair Market Value, the utility of the Aircraft as a passenger aircraft or the remaining useful life of such Aircraft, ordinary wear and tear and depreciation excepted. The Owner and World Travel shall procure and maintain in effect airworthiness certificates related to Aircraft and all licenses, registrations, certificates, permits, approvals and consents required by any Requirement of Law or by any Governmental Authority necessary for the ownership, delivery, installation, maintenance, repair, use and operation of the Aircraft. Neither the Owner nor World Travel shall (a) use, operate, or maintain the Aircraft or any portion thereof in violation of Section 4.3 or any Insurance Requirement; (b) lease, assign or otherwise permit the use of any of the Aircraft except as may be permitted by Section 4.2; or (c) except as set forth in Section 4.2 or in the Loan Agreement, sell, assign or transfer any of its rights or in any of the Aircraft, or directly or indirectly create, incur or suffer to exist any Lien on any of its rights hereunder or in any of the Aircraft, except for Permitted Liens. The Owner and World Travel agree that the Aircraft will be operated at all times by a pilot whose certification is in compliance with all applicable Requirements of Law and any Insurance Requirement, including the necessary minimum "total pilot hours" and the minimum "pilot-in command hours".

        Notwithstanding anything contained in the paragraph set forth immediately above, the Owner and World Travel hereby further agree not to (i) operate the Aircraft or permit the Aircraft to be operated except in operations for which the Owner and World Travel (or any lessee or other Person permitted by the provisions of Section 4.2 hereof to operate the Aircraft) is duly authorized by the Federal Aviation Administration or other governmental authority having jurisdiction over the Aircraft; (ii) use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable; and (iii) operate, use or locate the Aircraft, or suffer the Aircraft to be operated, used or located (A) and

5

in any area excluded from coverage by any insurance required by the Insurance Requirements, (B) any country with which the United States shall not have full diplomatic relations, or (C) in any recognized or threatened area of hostilities. The Owner and World Travel hereby further agree to operate the Aircraft, or permit the Aircraft to be operated, predominately for business purposes.

        Section 4.2.    Leases and Assignments.    Except for leases permitted by this Section 4.2, neither the Owner nor World Travel may assign, lease, mortgage, pledge or otherwise transfer to any Person, at any time, in whole or in part, any of its rights, title or interest in, or obligations to or under this Security Agreement, any other Loan Document or to any portion of the Aircraft. Each lease entered into in accordance with this Section 4.2 shall be referred to as an "Aircraft Lease." The Owner and World Travel may, so long as no Aircraft Event of Default exists, lease all or any portion of the Aircraft to one or more of World Travel's Affiliates. With respect to any Aircraft Lease permitted under this Section 4.2, neither the Owner nor World Travel shall lease any portion of the Aircraft to any Person who shall then be engaged in any proceedings for relief under any bankruptcy or insolvency law or laws relating to the relief of debtors.

        No Aircraft Lease hereunder will (a) discharge or diminish any of the Owner's or World Travel's obligations to Company hereunder or the Owner's or World Travel's obligations to any other Person under any other Loan Document, and the Owner and World Travel shall remain directly and primarily liable under this Security Agreement and any other Loan Document to which it is a party with respect to all of the Aircraft Collateral or (b) extend beyond the last day of the Loan Term. Each Aircraft Lease permitted hereby shall be made and shall expressly provide that it is subject and subordinate to this Security Agreement and the rights of Company hereunder including, without limitation, the right of the Company to inspect and take possession of the Aircraft from time to time, and shall expressly provide for the surrender of the Aircraft Collateral leased by the applicable lessee at the election of Company after an Aircraft Event of Default; provided that the Las Vegas Jet Lease shall be deemed to comply with the terms of this Section 4.2 so long as Las Vegas Jet shall deliver a consent in form and substance satisfactory to the Collateral Agent. Accordingly each lessee shall (i) waive any right that it might have to any notice of the Company's (or its assignee's) intention to inspect, take possession of, or exercise any other right or remedy in respect of the Aircraft under this Security Agreement, (ii) waive, as against the Company, all rights to any set-off, defense, counterclaim, or cross-claim that it may hold against the Company, and (iii) acknowledge that, upon an Aircraft Event of Default it shall have no further rights in and to the Aircraft.

6

        The Owner and World Travel shall give the Company and the Collateral Agent prompt, and in any event within 5 Business Days thereof, written notice of any Aircraft Lease permitted under this Section 4.2, and shall promptly provide the Company and the Collateral Agent with a fully executed copy of each document evidencing such Aircraft Lease, together with a Certificate of a Responsible Officer of the Owner that such Aircraft Lease complies with this Section 4.2.

        Section 4.3.    Maintenance.    At all times, the Owner and World Travel shall, at its own cost and expense:

          (a) keep, repair, maintain and preserve the Aircraft in good order and operating condition and repair as existing on the Initial Advance Date, ordinary wear and tear excepted, and in conformance with (i) prudent industry maintenance and repair standards, (ii) such maintenance and repair standards used by the Owner, World Travel or any of World Travel's Affiliates for similar property owned or leased by it, and (iii) all Requirements of Law and Insurance Requirements, and in the event that any Requirement of Law requires any alteration, replacement or addition of or to any Aircraft Part, the Owner and World Travel will conform therewith at its own expense;

          (b) (i) conduct all scheduled maintenance of the Aircraft in conformity with the Owner's, World Travel's and World Travel's Affiliates' past practices, and prudent industry maintenance and repair standards, (including, without limitation, the Owner's, World Travel's and World Travel's Affiliates' maintenance program for such equipment) and (ii) maintain such Aircraft so as to preserve its remaining economic useful life, utility and residual value; and

          (c) cause the Aircraft to continue to have at all times the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was specifically designed, other than any Casualty pursuant to which the Company has paid the Casualty Amount or is causing the rebuilding the affected portion of the Aircraft pursuant to Section 7.1.

        The Owner and World Travel shall prepare and deliver to Company, with copies to the Collateral Agent, within 30 Business Days prior to the required date of filing (or, to the extent permissible, file on behalf of Company) any and all material reports to be filed by Company with any Governmental Authority by reason of the security and World Travel interest of the Company in the Aircraft Collateral. The Company agrees to inform the Owner and World Travel of any request for such reports received by it. The Owner and World Travel shall maintain or cause to be maintained, all records, logs and other materials required by any Governmental Authority (including, without limitation, each applicable Aeronautics Authority with respect to the Aircraft) having jurisdiction over the Aircraft. The Owner and World Travel shall permit Company, the Collateral Agent and each Lender to inspect, during normal business hours and upon notice within 24 hours (so long as the Aircraft is not in service at such time, in which event 5 Business Days notice shall be required), the Aircraft Collateral and any and all records, logs and other materials maintained by the Owner, World Travel or any of World Travel's Affiliates in respect of the Aircraft Collateral; provided that from and after the occurrence of an Aircraft Event of Default, all costs and expenses of Company, the Collateral Agent or any Lender in connection with such inspection shall be borne by the Owner and World Travel. The Owner and World Travel hereby waive any right now or hereafter conferred by law to make repairs on the Aircraft Collateral at the expense of Company.

        In addition to the foregoing provisions of this Section 4.3 World Travel shall, at its own cost and expense, service, repair, maintain and overhaul, test or cause the same to be done to the Airframe and each Engine (i) so as to keep the Airframe and Engines in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the FAA, and (ii) in accordance with the FAA-

7

approved maintenance program for corporate aircraft and BMW Rolls Royce engines. The Owner and World Travel shall maintain, or cause to be maintained, with respect to each Aircraft all records, logs and other materials required by the Department of Transportation or the FAA or any other Aeronautics Authority having jurisdiction over the Aircraft to be maintained in respect of the Aircraft, all such records, logs or materials to be in the English language, and shall promptly furnish to Company upon Company's request such information as may be required to enable Company to file any reports required to be filed with any Authority because of Company's interest in the Aircraft.

        Section 4.4.    Alterations, Modifications, Etc.    In case the Aircraft, or any item of equipment, part or appliance therein (each, an "Aircraft Part") is required to be altered, added to, replaced or modified in order to comply with any Requirements of Law (a "Required Aircraft Alteration") pursuant to Sections 4.1 or 4.3 hereof, the Owner and World Travel agree to make such Required Aircraft Alteration at its own expense. The Owner and World Travel shall have the right to make any modification, alteration or improvement to the Aircraft (herein referred to as a "Permitted Aircraft Modification"), or to remove any Aircraft Part which has become worn out, broken or obsolete, provided in each case that the Owner and World Travel continue to be in compliance with Sections 4.1 and 4.3 hereof and that such action will not, in the Owner's reasonable judgment, materially decrease the economic value of the Aircraft or impair its originally intended use or function or decrease its economic useful life and in any event, will not decrease the Fair Market Value of the Aircraft throughout the Loan Term. In the event any Permitted Aircraft Modification (i) is readily removable without impairing the value or use which the Aircraft would have had at such time had such Aircraft Part not been affixed or placed to or on the Aircraft (a "Removable Aircraft Part"), (ii) is not a Required Aircraft Alteration and (iii) is not an Aircraft Part which replaces any Aircraft Part originally incorporated or installed in or attached to such Aircraft Collateral on the date on which such Aircraft Collateral became subject to this Security Agreement, or any Aircraft Part in replacement of or substitution for any such original Part (each an "Original Aircraft Part"), any such Permitted Aircraft Modification, if no Aircraft Event of Default is continuing, shall be and remain the property of the Owner that is not subject to the Lien of this Security Agreement and may be removed by the Owner (a "World Aircraft Part"). To the extent such Permitted Aircraft Modification is not a Removable Aircraft Part, or is a Required Aircraft Alteration or an Original Aircraft Part, and, to the extent a Removable Aircraft Part is not the property of the Owner that is not subject to the Lien of this Security Agreement because of the continuance of an Aircraft Event of Default, the same shall immediately and automatically be and become subject to the Lien of this Security Agreement. Any Required Aircraft Alterations, and any Aircraft Parts installed or replacements made by the Owner upon any Aircraft Collateral pursuant to its obligation to maintain and keep the Aircraft Collateral in good order, operating condition and repair under Section 4.3 (collectively, "Replacement Aircraft Parts") and all other Parts which become the property of the Owner shall be considered, in each case, accessions to such Aircraft Collateral and a security interest therein shall be immediately and automatically vested in Company. All Replacement Aircraft Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Aircraft Parts replaced, assuming such replaced Aircraft Parts and the Aircraft Collateral were immediately prior to such replacement or the event or events necessitating such replacement in the condition and repair required to be maintained by the terms hereof. Any Aircraft Part at any time removed from any of the Aircraft Collateral shall remain subject to the interests of Company under the Loan Documents, no matter where located, until such time as such Aircraft Part shall be replaced by an Aircraft Part which has been incorporated or installed in or attached to the Aircraft and which meets the requirements for a Replacement Aircraft Part specified above. No later than 45 days after the end of each fiscal quarter of World Travel, the Owner and World Travel shall deliver to Company, an Aircraft Security Agreement Supplement evidencing the grant by the Owner and World Travel of a security interest in such Replacement Aircraft Part to Company, for each Replacement Aircraft Part not previously evidenced by an Aircraft Security Agreement Supplement and such other documents in

8

respect of such Aircraft Part or Aircraft Parts and to the extent, as Company may reasonably request in order to confirm that a security interest to such Aircraft Part or Aircraft Parts has passed to Company as hereinabove provided. Any such Replacement Aircraft Part, regardless of whether evidenced by an Aircraft Security Agreement Supplement, shall become subject to this Security Agreement and shall be deemed part of the Aircraft Collateral, for all purposes hereof to the same extent as the Aircraft Parts originally incorporated or installed in the Aircraft, and a security interest to such Replacement Aircraft Part shall thereupon vest in the Company. All replacements pursuant to this Section 4.4 shall be purchased by the Owner or World Travel with its own funds. There shall be no obligation on the part of the Company to pay for or otherwise finance any such replacement.

        Section 4.5.    Identifying Numbers and Registration; Legend; Changes; Inspection.    The Owner and World Travel, each at its own expense, will (i) cause the Airframe and each Engine to be kept numbered with the identification numbers as shall be set forth on Schedule A to the applicable Aircraft Security Agreement Supplement, and (ii) upon the Initial Advance Date, cause the Aircraft to be duly registered in the name of the Owner under the Federal Aviation Act and at all times thereafter to remain so registered. Within 10 days after the Initial Advance Date, the Owner shall place in the cockpit of the Airframe in a location reasonably adjacent to the airworthiness certificate of the Aircraft, and on each Engine, a metal nameplate identifying the security interest of the Company, as follows:

"WYNN LAS VEGAS, LLC, as Secured Party,
as further assigned to
WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, as Collateral Agent"

        Neither the Owner nor World Travel will allow the name or logo of any Person other than the Company or its successors or assigns, to be placed on the Aircraft or any Engine as a designation that might be interpreted as a claim of ownership or of any interest therein, provided, however, that the name and/or logo of the Owner, World Travel or any of World Travel's Affiliates may be placed on the Aircraft.

        Section 4.6.    Liens.    The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to the Aircraft Collateral or any Aircraft Part. The Owner and World Travel, each at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Aircraft Collateral free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Company, any such Lien not excepted above if the same shall arise at any time. The Owner and World Travel will notify Company, the Collateral Agent and each Lender in writing within 5 Business Days upon becoming aware of any Tax or other Lien (other than any Lien excepted above) that shall attach to the Aircraft Collateral, and of the full particulars thereof. Without limiting the foregoing, neither the Owner nor World Travel shall assign or pledge any of its rights under any Lease to any Person other than Company.

        Section 4.7.    Replacements and Substitutions.    (a) In addition to the rights of the Owner and World Travel under Section 4.4, the Owner and World Travel shall have the option at any time to replace any Aircraft Part (a "Replaced Aircraft Part" or "Replaced Aircraft Parts") with a substitute Aircraft Part (a "Substitute Aircraft Part" or "Substitute Aircraft Parts"), subject to the following conditions:

          (i) no Aircraft Event of Default shall have occurred and be continuing;

          (ii) the Substitute Aircraft Part or Substitute Aircraft Parts shall be the same general type, year of construction (or a later year of construction), useful life, function, utility, state of repair and operating condition as the portion of the Replaced Aircraft Part or Replaced Aircraft Parts, must have a Fair Market Value of not less than the Fair Market Value of the Replaced Aircraft Part or Replaced Aircraft Parts and be free and clear of any Liens other than Permitted Liens, as described in the Appraisal delivered on the Initial Advance Date; and

9

          (iii) prior to the date of any such substitution, the Owner and World Travel shall replace such Replaced Aircraft Part or Replaced Aircraft Parts by complying with the terms of Section 7.1 to the same extent as if a Casualty or a series of Casualties had occurred with respect to such Replaced Aircraft Part or Replaced Aircraft Parts, and the Company shall release its Lien on the Replaced Aircraft Part or Replaced Aircraft Parts in the same manner as provided in said Section 7.1.

        (b) All replacements pursuant to Section 4.7(a) shall be purchased by the Owner or World Travel with its own funds. There shall be no obligation on the part of the Company to pay for or otherwise finance any such replacement. No termination of this Security Agreement with respect to any Aircraft Part as contemplated by this Section 4.7 shall result in any reduction of World Travel's obligation to pay the World Liabilities.

        (c) (i) In addition to the rights of the Owner under Section 4.4, the Owner shall have the option at any time to replace the Aircraft with a substitute Aircraft (the "Replacement Aircraft"), subject to the following conditions:

            (A) no Aircraft Event of Default shall have occurred and be continuing;

            (B) the Replacement Aircraft shall be the same general type, year of construction (or a later year of construction), useful life, function, utility, state of repair and operating condition as the Aircraft, must have a Fair Market Value of not less than the Allocated Aircraft Value and be free and clear of any Liens other than Permitted Liens, as described in the Appraisal delivered on the Subsequent Aircraft Advance Date; and

            (C) prior to the date of any such substitution, the Owner shall replace the Aircraft by complying with the terms of Section 7.1 to the same extent as if a Casualty or a series of Casualties had occurred with respect to the Aircraft, and the Company shall release its Lien on the Aircraft s in the same manner as provided in said Section 7.1.

          (ii) All replacements pursuant to Section 4.7(c) shall be purchased by the Owner with (i) its or World Travel's own funds, (ii) proceeds from the sale of the Aircraft and (iii) other sources of funds approved by the Lenders. No termination of this Security Agreement with respect to the Aircraft as contemplated by this Section 4.7 shall result in any reduction of World Travel's obligation to pay the World Liabilities.

        Section 4.8.    Amendments.    Neither the Owner nor World Travel will, without the prior written consent of the Collateral Agent, directly or indirectly, agree to any amendment, waiver or termination of the Aircraft Operating Agreement or the Aircraft Trust.

SECTION 5. CERTIFICATE, SCHEDULES AND REPORTS.

        The Owner and World Travel will from time to time, as the Company or any Lender may reasonably request, deliver to the Company, the Collateral Agent and the Lenders such schedules, certificates and reports respecting all or any of the Aircraft Collateral at the time subject to the security interest hereunder, and the items or amounts received by the Owner in full or partial payment or otherwise as proceeds of any of the Aircraft Collateral, all to such extent as the Company may request. Any such schedule, certificate or report shall be executed by a duly authorized officer of the Owner and shall be in such form and detail as the Company, at the direction of the Required Lenders, may reasonably specify.

10

SECTION 6. ADDITIONAL AGREEMENTS OF THE OWNER AND WORLD TRAVEL.

        The Owner and World Travel agree, that, until all of the World Liabilities are paid in full, the Owner and World Travel will perform and fulfill each of the following agreements:

          (a) The Owner (1) will execute such financing statements, continuation statements or amendments thereof or supplements thereto and other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Company) and do such other acts and things, all as the Company may from time to time request, to establish and maintain a valid first security interest in the Aircraft Collateral to secure the payment of the World Liabilities, including, without limitation, deposit with the Company of any certificate of title issuable with respect to any of the Aircraft Collateral and notation thereon of the security interest hereunder (and any carbon, photographic or other reproduction of this Security Agreement or of any such financing statement shall be sufficient for filing as a financing statement) and (2) will, at the Initial Advance Date, provide, or will cause to be provided, to the Company, the Lenders and the Collateral Agent an opinion of counsel (which may be the opinion of the general counsel/chief legal officer of World Travel) stating that, in the opinion of such counsel, this Security Agreement and the FAA and UCC filings and other agreements or documents executed in connection with this Security Agreement have been, and remain, properly recorded or filed for record so as to make effective of record the lien intended to be created hereby and thereby.

          (b) The Owner will not change its name, change its organizational structure, resign as trustee under the Aircraft Trust Agreement or do business under any other names without at least 30 days' prior written notice thereof from World Travel shall have been delivered to the Company, Lenders and the Collateral Agent and will not change the location of their principal executive offices or places of business, except for a change to another location within the continental limits of the United States of America and within a jurisdiction in which the UCC is in effect, of which the Company, Lenders and the Collateral Agent shall have been given at least 30 days' prior written notice by World Travel.

          (c) World Travel will reimburse the Company, the Collateral Agent and Lenders upon demand for all reasonable costs and expenses, including reasonable attorney's fees and legal expenses (including allocated costs of internal counsel), incurred by the Company or the Collateral Agent in seeking to collect or enforce any right under this Security Agreement or the Aircraft Collateral and, in case of an Aircraft Event of Default, in seeking to collect payments of principal, premium, if any, and interest on the Intercompany Note and all other World Liabilities and to enforce rights hereunder, including expenses of any repairs to any realty or other property to which any of the Aircraft Collateral may be affixed or be a part.

          (d) The Owner will remain a "citizen of the United States" pursuant to 49 U.S.C. Section 40102(a)(15).

SECTION 7. RISK OF LOSS; INSURANCE.

        Section 7.1.    Casualty.    Upon the occurrence of a Casualty with respect to the Airframe or an Engine, the Owner shall give the Company, the Lenders and Collateral Agent prompt notice thereof (an "Aircraft Casualty Notice").

        The Company, upon receipt of the Aircraft Casualty Notice, may specify whether it shall:

          (a) demand that the Owner pay to Company the Casualty Amount of the Airframe or Engines suffering such Casualty, together with all other Interest then due and owing and, if such amount is paid on a date which is not a Payment Date, an amount equal to the Applicable Administrative Charge with respect to such Casualty Amount on the Casualty Settlement Date; or

11

          (b) permit the Owner to elect to replace the Airframe or an Engine with respect to which the Casualty has occurred pursuant to the following provisions of this Section 7.1, provided that upon the occurrence and during the continuance of a Default or an Aircraft Event of Default or in the event such Casualty is pursuant to the last sentence of the definition thereof, Company shall be obligated, at the option of the Required Lenders, to require the payments referred to in clause (a) above and shall not be entitled to offer any right of election of replacement pursuant to this clause (b).

        If Company has elected, or is obligated, to demand payment of the Casualty Amount pursuant to clause (a) above, World Travel shall continue to make all payments of interest due under the Intercompany Note until and including the Casualty Settlement Date. Upon payment of the Casualty Amount in respect of the Airframe or an Engine suffering Casualty on such Casualty Settlement Date together with all Interest then due and owing and the application thereof pursuant to Section 3.8 of the Loan Agreement, the remaining interest and principal under the Intercompany Note shall be reduced by an amount equal to the product of the scheduled amount of each such payment (determined in each case prior to the receipt of such Casualty Amount), multiplied by the Item Value Fraction of the Airframe or Engine with respect to which the Casualty suffering such Casualty or series of Casualties.

        Airframe Replacements—If the Owner elects (by written notice delivered to the Company within 10 Business Days of the Casualty) to replace the Airframe suffering a Casualty, and such replacement is permitted under the foregoing clause (b), the Owner may make subject to this Security Agreement, not later than the Casualty Settlement Date with respect to such Airframe, a Replacement Airframe meeting the suitability standards set forth in Section 8.1 of the Loan Agreement. The Owner shall cause such documents, opinions and deliveries as set forth in Section 8.1 of the Loan Agreement to be executed and delivered to Company in order to subject such Replacement Airframe to this Security Agreement, and upon such execution and delivery and the receipt by Company, such Replacement Airframe shall be deemed an "Airframe" for all purposes hereof.

12

        Engine Replacements—If the Owner elects (by written notice delivered to the Company within 10 Business Days of the Casualty) to replace an Engine suffering a Casualty, and such replacement is permitted under the foregoing clause (b), the Owner may make subject to this Security Agreement, not later than the Casualty Settlement Date with respect to such Engine, a Replacement Engine meeting the suitability standards hereinafter set forth in Section 8.1 of the Loan Agreement. The Owner shall cause such documents, opinions and deliveries as set forth in Section 8.1 of the Loan Agreement to be executed and delivered to Company in order to subject such Replacement Engine to this Security Agreement, and upon such execution and delivery and the receipt by the Company, such Replacement Engine shall be deemed an "Engine" for all purposes hereof.

        Subject to the terms of the Loan Agreement, if (i) the Company has received the amount payable with respect to the Casualty and all other amounts due, or (ii) the Airframe or Engines have been substituted in accordance herewith, and, in each case, no Default or Aircraft Event of Default exists, the Owner shall be entitled to receive from the Company the proceeds of any recovery in respect of the Airframe or Engines from insurance or otherwise, to the extent recovered by Company, subject to the rights of any insurer insuring the Airframe or Engines as provided herein. In such event, the Company shall execute and deliver to the Owner, or to its assignee or nominee, a release for the Airframe or Engines, and such other documents as may be required to release the Airframe or Engines from the terms of this Security Agreement, in such form as may reasonably be requested by the Owner. All fees, costs and expenses relating to a substitution as described herein shall be borne by the Owner. Except as otherwise provided in this Section 7.1, the Owner shall not be released from its obligations hereunder in the event of, and shall bear the risk of, any Casualty to any Airframe or Engine prior to or during the term of the Intercompany Note and thereafter until all of the Owner's obligations hereunder are fully performed.

        Subject to the terms of the Loan Agreement, any payments (including, without limitation, insurance proceeds) received at any time by Company from any Authority or other party with respect to any loss or damage to any Airframe or Engines not constituting a Casualty (i) up to $500,000, shall be paid to the Owner, so long as no Default or Aircraft Event of Default shall have occurred and be continuing, for application to repair or replacement of property in accordance with Sections 7.1 and 4.3 or (ii) in excess of $500,000, shall be held by Collateral Agent and applied directly in payment of repairs or for replacement of property in accordance with the provisions of Sections 7.1 and 4.3, if not already paid by the Owner, or if already paid by Company and no Default or Aircraft Event of Default shall have occurred and be continuing, shall be applied to reimburse the Owner for such payment, and any balance remaining after compliance with said Sections with respect to such loss or damage shall be retained by or disbursed to (as applicable) the Owner.

        THE OWNER HEREBY ASSUMES ALL RISK OF LOSS, DAMAGE, THEFT, TAKING, DESTRUCTION, CONFISCATION, REQUISITION, COMMANDEERING, TAKING BY EMINENT DOMAIN OR CONDEMNATION, PARTIAL OR COMPLETE, OF OR TO THE AIRFRAME AND ENGINES, HOWEVER CAUSED OR OCCASIONED, SUCH RISK TO BE BORNE BY THE OWNER WITH RESPECT TO THE AIRFRAME AND ENGINES. THE OWNER AND WORLD TRAVEL AGREE THAT NO OCCURRENCE SPECIFIED IN THE PRECEDING SENTENCE SHALL IMPAIR, IN WHOLE OR IN PART, ANY OBLIGATION OF WORLD TRAVEL UNDER THE WORLD LIABILITIES.

        Section 7.2.    Insurance Coverages.    To the extent not otherwise maintained by the Company pursuant to Section 8.2 of the Loan Agreement, the Owner and World Travel shall at all times, at its expense, cause to be carried and maintained with financially sound and reputable insurers, insurance against loss or damage to the Aircraft, of the kinds and in the amounts to be maintained with respect to the Aircraft pursuant to Section 8.2 of the Loan Agreement.

13

        Nothing in this Section 7.2 shall prohibit Lenders or Collateral Agent from obtaining insurance for its own account and at its own expense and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or payment of any insurance required to be obtained or maintained by Company pursuant to this Section 7.2.

        Section 7.3.    Insurance Certificates and Policies.    To the extent not performed by the Company pursuant to the Loan Agreement, prior to the Initial Advance Date, and thereafter not less than 20 days prior to the expiration dates of the expiring policies theretofore delivered pursuant to Section 7.2, the Owner and World Travel shall deliver to Collateral Agent and the Lenders certificates issued by the insurer(s) or insurance broker(s) for the insurance maintained pursuant to Section 7.2 together with a copy of the insurance policies; provided, however, that if the delivery of any certificate is delayed, Company shall not be deemed to be in violation of the obligation to deliver such certificate if, within such 20 day period, Company delivers an executed binder with respect thereto and thereafter delivers the certificate upon receipt thereof.

SECTION 8. DEFAULTS AND REMEDIES.

        Section 8.1.    Defaults.    (a) The occurrence, or the existence of any Event of Default under the Loan Agreement, shall constitute an "Aircraft Event of Default" hereunder.

        (b)    With respect to the Aircraft Collateral, upon the occurrence and during the continuation of any Aircraft Event of Default hereunder, the Company shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the FAA or the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Aircraft Collateral), and further the Company may, without demand and without advertisement, notice, hearing or process of law, all of which the Owner and World Travel hereby waive, at any time or times, sell and deliver any or all Aircraft Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Company deems advisable, in its sole discretion, provided that said disposition complies with any and all Requirements of Law. In addition to all other sums due the Company, the Collateral Agent or any Lender, World Travel shall pay the Company, the Collateral Agent and any Lender all costs and expenses incurred by the Company, the Collateral Agent or such Lender, including a reasonable allowance for attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Aircraft Collateral or World Liabilities or in the prosecution or defense of any action or proceeding by or against the Company, the Collateral Agent, such Lender or the Owner concerning any matter arising out of or connected with this Security Agreement or the Aircraft Collateral or World Liabilities, including without limitation any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Owner in accordance with Section 4 hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; however, no notification need be given to the Owner if the Owner has signed, after an Aircraft Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Company shall not be obligated to make any sale or other disposition of the Aircraft Collateral regardless of notice having been given. The Company, the Collateral Agent or any Lender may be the purchaser at any such sale. To the extent permitted by applicable law, the Owner hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Company may postpone or cause the postponement of the sale of all or any portion of the Aircraft Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Company may further postpone such sale by announcement made at such time and place.

14

        (c)    With respect to all of the Aircraft Collateral, without in any way limiting the foregoing, the Company shall, upon the occurrence and during the continuation of any Aircraft Event of Default hereunder, have the right, in addition to all other rights provided herein or by law, to take physical possession of any and all of the Aircraft Collateral and anything found therein, the right for that purpose to enter without legal process any premises where such Aircraft Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the Owner's or World Travel's premises (the Owner and World Travel hereby agreeing to lease such premises without cost or expense to the Company or its designee if the Company so requests) or to remove the Aircraft Collateral or any part thereof to such other places as the Company may desire. Upon the occurrence and during the continuation of any Aircraft Event of Default hereunder, the Owner and World Travel shall, upon the Company's demand, assemble the Aircraft Collateral and make it available to the Company at a place designated by the Company. If the Company exercises its right to take possession of the Aircraft Collateral, the Owner and World Travel shall also at its expense perform any and all other steps reasonably requested by the Company to preserve and protect the security interest hereby granted in such Aircraft Collateral, such as placing and maintaining signs indicating the security interest of the Company, appointing overseers for such Aircraft Collateral and maintaining inventory records.

        (d)    Failure by the Company to exercise any right, remedy or option under this Security Agreement or any other agreement between the Owner and the Company or provided by law, or delay by the Company in exercising the same, shall not operate as a waiver; no waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Neither the Company nor any party acting as attorney for the Company shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Company and the Lenders under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Company or the Lenders may have.

        Section 8.2.    Sale of Aircraft Collateral.    In addition to the remedies set forth in Section 8.1, if any Aircraft Event of Default shall occur, Company may, but is not required to, sell the Aircraft Collateral in one or more sales. Any Lender, the Collateral Agent or the Company may purchase all or any part of the Aircraft Collateral at such sale. The Owner acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Aircraft Collateral, or at public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Company shall be deemed reasonably and properly given if given at least 10 days before such disposition.

        Section 8.3.    Application of Sale Proceeds.    All payments received and amounts held or realized by Company at any time when an Aircraft Event of Default shall be continuing as well as all payments or amounts then held or thereafter received by Company and the proceeds of sale pursuant to Section 8.2 shall be distributed to the Company for distribution in accordance with Section 3.8 of the Loan Agreement.

        Section 8.4.    Power of Attorney.    The Owner unconditionally and irrevocably appoints Company as its true and lawful attorney-in-fact, with full power of substitution, to the extent permitted by Requirements of Law, in its name and stead and on its behalf, solely for the purpose of effectuating any sale, assignment, transfer or delivery under this Section 8, if an Aircraft Event of Default occurs and is continuing, whether pursuant to foreclosure or power of sale or otherwise, and in connection therewith and during an Aircraft Event of Default to execute and deliver all such deeds, bills of sale, assignments, releases (including releases of this Security Agreement on the records of any Authority) and other proper instruments as Company may reasonably consider necessary or appropriate. The Owner ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. If requested by Company or any purchaser, the Owner shall ratify and confirm any such lawful sale, assignment, transfer or delivery by executing and delivering to Company or such purchaser, all deeds,

15

bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

        Section 8.5.    Remedies Cumulative; Consents.    To the extent permitted by, and subject to the mandatory requirements of any Requirements of Law, each and every right, power and remedy herein specifically given to Company or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Company, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. Company's or the Lender's consent to any request made by the Owner shall not be deemed to constitute or preclude the necessity for obtaining Company's or the Lenders' consent in the future to all similar requests. To the extent permitted by any Requirements of Law, the Owner hereby waives any rights now or hereafter conferred by statute or otherwise that may require Company or the Lenders to sell, lease or otherwise use the Aircraft or any part thereof in mitigation of Company's, or the Lenders' damages upon the occurrence of an Aircraft Event of Default or that may otherwise limit or modify any of Company's or the Lenders' rights hereunder.

        Section 8.6.    Allocation of Aircraft Collateral.    All cash proceeds received by the Company in respect of any sale of, collection from, or other realization upon all or any part of the Aircraft Collateral shall be held by the Company, and shall be promptly paid over by the Company to the Collateral Agent to be distributed in accordance with the terms of Section 3.8 of the Loan Agreement.

SECTION 9. GENERAL PROVISIONS.

        Section 9.1.    Document.    This Security Agreement and the Intercompany Note are executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions the Loan Agreement.

        Section 9.2.    Amendments; Etc.    No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by the Owner or World Travel herefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        Section 9.3.    Notices.    All notices and other communications provided for hereunder shall be in writing (including telegraphic and facsimile communication) and, if to the Collateral Agent or the Lenders, delivered in accordance with Section 13.6 of the Loan Agreement, or in the case of the Company the Owner or World Travel, delivered to the respective addresses as set forth beneath each party's name on the signature pages hereto.

        Section 9.4.    Section Captions.    Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

        Section 9.5.    Severability; No Waiver.    Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. No delay on the part of the Company in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Company of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

16

        Section 9.6.    Governing Law.    THIS SECURITY AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

        Section 9.7.    Counterparts.    This Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together constitute but one and the same agreement.

        Section 9.8.    Risk of Loss.    AS BETWEEN THE OWNER AND THE COLLATERAL AGENT, AS ASSIGNEE OF THE COMPANY, THE OWNER HEREBY ASSUMES ALL RISK OF LOSS, DAMAGE, THEFT, TAKING, DESTRUCTION, CONFISCATION, REQUISITION, COMMANDEERING, TAKING BY EMINENT DOMAIN OR CONDEMNATION, PARTIAL OR COMPLETE, OF OR TO THE AIRFRAME AND EACH ENGINE, HOWEVER CAUSED OR OCCASIONED, SUCH RISK TO BE BORNE BY THE OWNER WITH RESPECT TO THE AIRFRAME AND EACH ENGINE. THE OWNER AGREES THAT NO OCCURRENCE SPECIFIED IN THE PRECEDING SENTENCE SHALL IMPAIR, IN WHOLE OR IN PART, ANY OBLIGATION OF THE OWNER UNDER THIS SECURITY AGREEMENT.

        Section 9.9.    Principal Waivers.    All signers and endorsers hereof are to be regarded as principals hereunder, jointly and severally, if more than one. Nothing contained herein shall require the Company or the Collateral Agent, as assignee of the Company, as a condition to exercising and of its rights or remedies hereunder, to first seek or exhaust any remedy against World Travel, its successors or assigns, or any other person obligated with respect to the World Liabilities, or to first foreclose, or exhaust or proceed against any other collateral or security which may be given to secure any of the World Liabilities. The Owner agrees that its liabilities and obligations under this and any other Loan Documents are unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of the Owner or the Collateral Agent): (i) any extension, renewal, amendment, change, waiver, or other modification of any of the Loan Documents or the Intercompany Note, (ii) the absence of, or delay in, any action to enforce the terms of any Loan Document, the Intercompany Note or this Security Agreement, (iii) the Company's or the Collateral Agent's failure or delay in obtaining any guaranty or other collateral securing the World Liabilities, (iv) the release of, or extension of time for payment or performance by, or any other indulgence granted to World Travel or any other person with respect to the World Liabilities, by operation of law or otherwise, (v) the existence, value, condition, loss, subordination, or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, any other collateral, or the time, place and manner of any sale or other disposition of any other collateral given in connection with the World Liabilities, (vi) World Travel's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting World Travel or its assets, or (vii) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Owner warrants that it has adequate means to obtain from World Travel on a continuing basis financial data and other information regarding World Travel and is not relying upon the Company or the Collateral Agent to provide any such data or other information. Except as expressly provided herein, the Owner waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, and notice of dishonor of the Intercompany Note or of any of the World Liabilities secured hereby.

[Signature Pages Begin on Next Page]

17

        IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly set forth herein, but solely as trustee
By:
Name:

Title:

Notice Address:
Attention: Telephone: Telefacsimile:

18

WORLD TRAVEL, LLC, a Nevada limited liability company
By:	WYNN LAS VEGAS, LLC, a Nevada limited liability company, its sole member
By:	WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company, its sole member
By:	VALVINO LAMORE, LLC, a Nevada limited liability company, its sole member
By:	WYNN RESORTS, LIMITED, a Nevada corporation, its sole member
By:

Name:

Title:

Notice Address:
Attention:
Telephone:
Telefacsimile:

19

ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE

WYNN LAS VEGAS, LLC, a Nevada limited liability company, as the Borrower
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:
Name: Title:
Notice Address:
Attention:
Telephone:
Telefacsimile:

20

SCHEDULE A TO
SECURITY AGREEMENT

DESCRIPTION OF AIRCRAFT COLLATERAL

EXHIBIT A TO
SECURITY AGREEMENT

FORM OF AIRCRAFT SECURITY AGREEMENT SUPPLEMENT

        Security Agreement Supplement No.            (this "Security Agreement Supplement No.    ") dated                         , 20    , by Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as Trustee of that certain trust created under the Trust Agreement dated as of May 10, 2002 with World Travel, LLC, a Nevada limited liability company, ("World Travel"), as Trustor (in such capacity, the "Owner") and World Travel, in favor of Wynn Las Vegas, LLC, a Nevada limited liability company (being referred to herein, together with any successor(s) thereto in such capacity, as the "Company"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Security Agreement dated as of October    , 2002, among the Owner, World Travel and the Company, a copy of which is attached hereto.

WITNESSETH:

        The Loan Agreement and Security Agreement provides for the execution and delivery from time to time of supplements to the Security Agreement substantially in the form hereof which shall particularly describe the Aircraft Collateral and shall specifically grant a security interest in the Aircraft Collateral to the Company.

        The Security Agreement relates to the Aircraft Collateral described in Schedule A thereto, Schedule A to the Security Agreement and each Schedule A attached to each other Security Agreement Supplement attached to the attached Security Agreement.

        The Owner hereby assigns and pledges to the Company, and hereby grants to the Company, a lien and security interest in and to all of the Aircraft Collateral, whether now or hereafter existing or acquired, including the Aircraft Collateral more particularly described in Schedule A hereto.

        TO HAVE AND TO HOLD the aforesaid property unto the Company, its successors and assigns forever, upon the terms and conditions set forth in the Security Agreement to secure the payment of the World Liabilities.

        This Supplement shall be construed in connection with and as part of the Security Agreement and all terms, conditions and covenants contained in the Security Agreement, except as herein modified, shall be and remain in full force and effect.

        Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Security Agreement Supplement No.            may refer to the "Security Agreement" without making specific reference to this Security Agreement Supplement No.            , but nevertheless all such references shall be deemed to include this Security Agreement Supplement No.    unless the context shall otherwise require.

        Section 1.1.    Counterparts.    This Supplement No.       may be executed and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one Supplement.

        Section 1.2.    Governing Law.    THIS SECURITY SUPPLEMENT NO.       AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

        Section 1.3.    Headings.    Any headings or captions preceding the text of the several sections hereof are intended solely for convenience of reference and shall not constitute a part of this Supplement No.            nor shall they affect its meaning, construction or effect.

        Section 1.4.    The Company.    The Company shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Security Agreement Supplement or for or in respect of the recitals contained herein, all of which are made solely by the Owner.

[Signature Pages Begin on Next Page]

2

        IN WITNESS WHEREOF, Grantor has caused this Security Agreement Supplement No.            to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly set forth herein, but solely as trustee
By:
Name:

Title:

WORLD TRAVEL, LLC, a Nevada limited liability company
By:	WYNN LAS VEGAS, LLC, a Nevada limited liability company, its sole member
By:	WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company, its sole member
By:	VALVINO LAMORE, LLC, a Nevada limited liability company, its sole member
By:	WYNN RESORTS, LIMITED, a Nevada corporation, its sole member
By:

Name:

Title:

Notice Address:
Attention:
Telephone:
Telefacsimile:

3

Accepted by

WYNN LAS VEGAS, LLC, a Nevada limited liability company, as the Borrower
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:
Name: Title:

Notice Address:

Attention:
Telephone:
Telefacsimile:

4

EXHIBIT A TO
SECURITY AGREEMENT SUPPLEMENT

DESCRIPTION OF AIRCRAFT COLLATERAL

        One Bombardier Inc. model BD-700-1A10 Global Express aircraft bearing manufacturer's serial number 9065 and Federal Aviation Administration Registration Number N711SW (pending change to N711SQ, and formerly N789TP), including two BMW Rolls Royce BR 710A2-20/01 engines bearing manufacturer's serial numbers 12243 and 12244.

Exhibit L

ASSIGNMENT AND ASSUMPTION AGREEMENT

        This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") entered into by and between WYNN LAS VEGAS, LLC, a Nevada limited liability company, as assignor (the "Assignor"), and WELLS FARGO BANK NEVEDA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent, as assignee (together with its permitted successors and assigns, the "Assignee"), dated as of October    , 2002.

        WHEREAS, the Assignor and the Assignee are parties to that certain Loan Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Assignor, as Borrower; the Assignee, as Collateral Agent for the benefit of the Lenders; and the Persons listed on Schedule 1A1 thereto, as Lenders. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement;

        WHEREAS, pursuant to the Loan Agreement, the Assignor is obtaining Loans from the Lenders, the proceeds of which are being used, in part, by the Assignor to make an intercompany loan to World Travel, LLC, a Nevada limited liability company ("World Travel") evidenced by that certain intercompany note (the "Intercompany Note");

        WHEREAS, pursuant to the Trust Agreement dated as of May 10, 2002, World Travel contributed, and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee of that certain trust created under the Trust Agreement dated as of May 10, 2002 with World Travel as Trustor (in such capacity, the "Owner") became the owner of, the Aircraft more particularly described in Annex I hereto;

        WHEREAS, pursuant to the Loan Agreement and the Intercompany Note, World Travel will use the proceeds of the Intercompany Note to refinance obligations secured by such Aircraft;

        WHEREAS, the Owner and World Travel has executed and delivered that certain Aircraft Security Agreement, dated as of October    , 2002 (as more particularly described in Annex I attached hereto, the "Security Agreement"; the Security Agreement and the Intercompany Note shall be hereinafter referred to collectively, as the "Assigned Agreements") in favor of the Assignor, which Security Agreement relates to the Aircraft as more particularly described in Annex I hereto;

        WHEREAS, as a condition precedent to the Lenders making their loans to the Assignor, the Lenders have required that the Assignor fully assign to the Assignee all of the Assignor's rights and obligations under the Assigned Agreements;

        WHEREAS, the Assignor desires to assign to the Assignee all of its rights, interests, duties, obligations and liabilities in, to and under the Assigned Agreements and the Assignee desires to accept the assignment of all of the Assignor's rights, interests, duties, obligations and liabilities in, to and under the Assigned Agreements, to the same extent as if the Assignee had executed the Assigned Agreements; and

        WHEREAS, it is in the best interests of the Assignor that the Document Closing Date and the Overall Transaction occur and the Assignor has duly authorized the execution, delivery and performance of this Assignment.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to enter into the Overall Transaction as set forth in the Loan Agreement, the parties hereto hereby agree as follows:

SECTION 1. ASSIGNMENT OF ASSIGNED AGREEMENTS.

        The Assignor does hereby irrevocably and unconditionally quitclaim, assign, transfer, convey and set over unto the Assignee all of the Assignor's rights, title, interests, duties, obligations and liabilities in, to and under the Assigned Agreements. Notwithstanding the foregoing, the Assignee agrees that unless an Event of Default shall exist under the Loan Agreement, the Assignee shall not exercise the right of the Assignor to demand payment under the Intercompany Note.

SECTION 2. ACCEPTANCE AND REPRESENTATIONS.

        Section 2.1. The Assignee hereby accepts the assignment contained in Section 1, and shall have all the rights and privileges, of the Assignor in, to and under the Assigned Agreements to the same extent as if the Assignee had executed the Assigned Agreements. The Assignee accepts all of the Assignor's rights, interests, duties, obligations and liabilities thereunder.

        Section 2.2. The Assignor shall have no rights or privileges, under the Assigned Agreements.

        Section 2.3. This Assignment is a present, unconditional, irrevocable and absolute assignment. The Assignor hereby represents and warrants to Assignee as follows:

          (A)  attached hereto as Exhibit A is a true, correct and complete copy of the Security Agreement and all supplements thereto;

          (B)  attached hereto as Exhibit B is a true, correct and complete copy of the Intercompany Note;

          (C)  (i) the Security Agreement is in full force and effect and constitutes the entire agreement executed by the Owner and World Travel in favor of the Assignor regarding the subject matter therein and (ii) the Intercompany Note is in full force and effect and constitutes the entire agreement executed by World Travel in favor of the Assignor regarding the subject matter therein;

          (D)  no Default or Event of Default has occurred under the Assigned Agreements;

          (E)  the Assignor has not previously assigned, hypothecated or otherwise created or allowed to exist any lien or other claim on the Assigned Agreements and has the full legal right to enter into this Assignment; and

          (F)  upon execution hereof by the Assignor, the Assignee shall succeed to all of the Assignor's right title and interest in and to each Assigned Agreement, free and clear of any liens or other competing claims of any kind.

SECTION 3. GOVERNING LAW.

        This Assignment shall be governed by, and construed under, the laws of New York without regard to conflicts of law principles (other than Title 14 of Article V of the New York General Obligations Law).

SECTION 4. COUNTERPARTS.

        This Assignment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

SECTION 5. BINDING NATURE.

        This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors and assigns.

SECTION 6. TERMINATION.

        Upon the final indefeasible payment in full and immediately available funds of all Obligations of the Assignor, the Assignee shall, at the written request of the Assignor, re-convey the Intercompany Note and release all of its right, title and interest therein, and take such other actions at the Assignor's expense as the Assignor may request to evidence such release, including without limitation the return of any other assets pledged as Collateral and the execution and delivery of related instruments of transfer, lien releases, termination statements and similar documents and instruments.

[SIGNATURE PAGE FOLLOWS]

2

        IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the date first set forth above.

ASSIGNOR:	WYNN LAS VEGAS, LLC, a Nevada limited liability company
	By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
		By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	WYNN RESORTS, LIMITED, a Nevada corporation, its sole member
By:

Name:

Title:

ASSIGNEE:	WELLS FARGO BANK NEVEDA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Collateral Agent
By:

Name:

Title:

3

ANNEX I
DESCRIPTION OF ASSIGNED AGREEMENTS

        Aircraft Security Agreement, dated as of October     , 2002 between Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as Trustee and Wynn Las Vegas, LLC, a Nevada limited liability company.

        Intercompany Note dated October     , 2002 from World Travel LLC, a Nevada limited liability company, to the order of Wynn Las Vegas, LLC, a Nevada limited liability company.

DESCRIPTION OF AIRCRAFT

        One Bombardier Inc. model BD-700-1A10 Global Express aircraft bearing manufacturer's serial number 9065 and Federal Aviation Administration Registration Number N711SW (pending change to N711SQ, and formerly N789TP), including two BMW Rolls Royce BR 710A2-20/01 engines bearing manufacturer's serial numbers 12243 and 12244.

EXHIBIT A
SECURITY AGREEMENT

EXHIBIT B
INTERCOMPANY NOTE

QuickLinks

FORM OF LOAN AGREEMENT by and among WYNN LAS VEGAS, LLC, AS BORROWER, WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS COLLATERAL AGENT, and THE PERSONS LISTED ON SCHEDULE IA HERETO, AS LENDERS dated as of October , 2002

FORM OF WYNN LAS VEGAS, LLC LOAN AGREEMENT
SCHEDULE IA1 TO LOAN AGREEMENT DATED AS OF OCTOBER , 2002 LENDERS' COMMITMENT PERCENTAGE
SCHEDULE IA2 TO LOAN AGREEMENT DATED AS OF OCTOBER , 2002 LENDERS' ALLOCATED COMMITMENT AMOUNT
SCHEDULE IB TO LOAN AGREEMENT DATED AS OF OCTOBER , 2002 ADDRESS FOR NOTICE AND PAYMENT
SCHEDULE II TO LOAN AGREEMENT DATED AS OF OCTOBER , 2002 REQUIRED PREPAYMENTS
EXHIBIT A TO LOAN AGREEMENT FORM OF PROMISSORY NOTE
WYNN LAS VEGAS, LLC
GRID ATTACHED TO NOTE DATED , OF WYNN LAS VEGAS, LLC PAYABLE TO THE ORDER OF [ ]
APPENDIX I TO LOAN AGREEMENT (WYNN LAS VEGAS, LLC, AS BORROWER)
FORM OF INTERCOMPANY NOTE
EXHIBIT I TO LOAN AGREEMENT FORM OF FF&E GUARANTY
GUARANTY AGREEMENT made by VALVINO LAMORE, LLC, WYNN LAS VEGAS CAPITAL CORP., PALO, LLC, WYNN RESORTS HOLDINGS, LLC, DESERT INN WATER COMPANY, LLC, WYNN DESIGN & DEVELOPMENT, LLC, WORLD TRAVEL LLC, LAS VEGAS JET, LLC and THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO in favor of SECURED PARTIES (as defined herein) Dated as of October , 2002

RECITALS
NOTICE ADDRESSES OF GUARANTORS
RECITALS
BORROWER SECURITY AGREEMENT Dated as of October , 2002 Between WYNN LAS VEGAS, LLC, as Borrower and WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, as Collateral Agent for the Lenders

BORROWER SECURITY AGREEMENT
WITNESSETH
DESCRIPTION OF THE BORROWER COLLATERAL
FORM OF THE BORROWER SECURITY AGREEMENT SUPPLEMENT
WITNESSETH
SCHEDULE A DESCRIPTION OF THE BORROWER COLLATERAL

AIRCRAFT SECURITY AGREEMENT
W I T N E S S E T H
" WYNN LAS VEGAS, LLC, as Secured Party, as further assigned to WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, as Collateral Agent"
DESCRIPTION OF AIRCRAFT COLLATERAL
FORM OF AIRCRAFT SECURITY AGREEMENT SUPPLEMENT
DESCRIPTION OF AIRCRAFT COLLATERAL
ASSIGNMENT AND ASSUMPTION AGREEMENT
ANNEX I DESCRIPTION OF ASSIGNED AGREEMENTS
DESCRIPTION OF AIRCRAFT
EXHIBIT A SECURITY AGREEMENT
EXHIBIT B INTERCOMPANY NOTE